As filed with the Securities and Exchange Commission on September 13, 2019
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NEWGIOCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-0823179
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Newgioco Group, Inc.

130 Adelaide Street West, Suite 701

Toronto, Ontario, Canada M5H 2K4

+39-391-306-4134

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michele Ciavarella, B.Sc.

Chief Executive Officer

Newgioco Group, Inc.

130 Adelaide Street West, Suite 701

Toronto, Ontario Canada M5H 2K4

+39-391-306-4134

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 (212) 907-6457	Jonathan J. Russo, Esq. Alexandra F. Calcado, Esq. Pillsbury Winthrop Shaw Pittman LLP 31 W.52nd Street New York, New York 10019-6131 (212) 858-1528

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(8)
Units consisting of:	$11,500,000	$1,393.80
(i) Common stock, par value $0.0001 per share (2)(3)	—	—
(ii) Warrants to purchase shares of common stock (4)(5)	—	—
Shares of common stock issuable upon exercise of warrants(2)	—	—
Representative’s Warrants (6)	—	—
Shares of common stock underlying Representative’s Warrants(2)(6)(7)	$1,000,000	$121.20
Total	$12,500,000	$1,515

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such additional securities as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(3)	Includes shares of common stock the underwriters have the option to purchase solely to cover over-allotments, if any.
(4)	No additional registration fee payable pursuant to Rule 457(i) under the Securities Act.
(5)	There will be issued warrants to purchase one share of common stock. The warrants are exercisable at a per share exercise price equal to ___% of the public offering price of one share of common stock.
(6)	No fee pursuant to Rule 457(g) under the Securities Act.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per share exercise price equal to 125% of the public offering price per unit. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is $1,000,000, which is equal to 125% of $800,000 (8% of $10,000,000).
(8)	Calculated under Section 6(b) of the Securities Act as 0.00012120 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement related to these securities filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 13, 2019

Newgioco Group, Inc.

Units Consisting of Shares of Common Stock and Warrants

This is a firm commitment public offering of __________ units, each unit consisting of one share of common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock. The shares of common stock and warrants may be transferred separately immediately upon issuance. We anticipate that the public offering price of each unit will be $ .

The warrants included in the units are exercisable immediately, have an exercise price of $____ per share (based on a public offering price of $____ per unit), and expire 5 years from the date of issuance.

Our common stock is currently traded on the OTCQB Venture Market under the symbol “NWGI”. On September 12, 2019, the last reported sale price of our common stock on the OTCQB Venture Market was $0.35 per share. We have applied to list our common stock and warrants on The Nasdaq Capital Market under the symbols “NWGI” and “NWGIW,” respectively. No assurance can be given that our application will be approved. We expect to effect a one-for-[ ] reverse stock split of our outstanding common stock prior to the effective date of the registration statement of which this prospectus forms a part.

There will be no trading market for the units. The shares of common stock and warrants comprising the units will separate immediately upon completion of this offering and prior to any trading of the common stock and warrants.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)(3)	$	$
Proceeds to Newgioco Group, Inc. (before expenses)	$	$

________________

(1)	The assumed public offering price and underwriting discount and commissions in respect of each unit correspond to the public offering price per share of common stock of $______and a public offering price per accompanying warrant of $______.

(2)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering.

(3)	See “Underwriting” beginning on page 74 for additional information regarding underwriting compensation.

We have granted the underwriters an option to buy up to an additional shares of common stock and/or warrants to purchase up to__________________ additional shares of common stock (equal to 15% of the number of shares of common stock and warrants underlying the units sold in the offering) from us in any combination thereof at the public offering price per share of common stock and per warrant, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time during the 45-day period from the date of this prospectus.

The underwriters expect to deliver the securities against payment on or about           , 2019.

Sole Book-Running Manager The Benchmark Company

The date of this prospectus is          , 2019.

You should rely only on the information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except where the context requires otherwise, in this prospectus the “Company,” “Newgioco,” “we,” “us” and “our” refer to Newgioco Group, Inc., a Delaware corporation formed in 1998, and, where appropriate, its subsidiaries, Ulisse GmbH, a company organized under the laws of Austria, Odissea Betriebsinformatik Beratung GmbH, a company organized under the laws of Austria, Multigioco Srl., a company organized under the laws of the Republic of Italy, Rifa Srl, a company organized under the laws of the Republic of Italy, Newgioco Group, Inc. (Canada), a company organized under the Canadian laws, Virtual Generation Limited, a company organized under the laws of Republic of Malta and its holding company, Naos Holding Limited, a company organized under the laws of Republic of Malta.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

ii

PROSPECTUS SUMMARY

The following summary highlights certain of the information contained elsewhere in this prospectus. Because this is only a summary, however, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors”. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro forma basis to reflect the reverse stock split of our outstanding shares of common stock at a ratio of one-for-[ ] that we expect to effect just prior to the date of this prospectus.

Overview

We are an international, vertically integrated commercial-stage company engaged in various aspects of the leisure gaming industry. We are a licensed gaming operator (“Operator”) in the regulated Italian leisure betting market offering gaming services, including a variety of lottery, casino gaming and sports betting products through two distribution channels: an online channel and a land-based retail channel. Additionally, we are a global gaming technology company (known as a “Provider”), which owns and operates a betting software designed with a unique “distributed model” (“shop-client”) software architecture colloquially named Elys Game Board (the “Platform”). The Platform is a fully integrated “omni-channel” framework that combines centralized technology updating, servicing and operation with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built-in player gaming account management and a built-in sports book.

As an Operator, we collect gaming wagers and sports bets through two distribution channels: (i) online through websites on internet browsers, mobile applications and physical venues known as “web-shops” (internet cafes; kiosks, coffee-shops, convenience stores, restaurants and bars, etc.) where patrons can play online through PC’s situated at each venue, and (ii) offline through physical land-based retail venues (off-track betting shops, SSBT (“self-serve betting terminal”) kiosks, coffee-shops, convenience stores, restaurants, taverns and bars, etc.). We currently provide our gaming services through our subsidiaries, Multigioco Srl (“Multigioco”), Rifa Srl (“Rifa”), and Ulisse GmbH (“Ulisse”). These operations are carried out under both land-based and online retail gaming licenses regulated by the Agenzia delle Dogane e dei Monopoli (“ADM”) in Italy, and our Austrian Bookmaker license, that permit us to distribute leisure betting products such as sports betting, lotto tickets, virtual sports betting, online poker and casino gaming products through both physical or land-based retail locations as well as online through our licensed principal website www.newgioco.it or commercial webskins linked to our principal website and through mobile devices.

In Italy, our gaming products and services are offered to customers at the following three venues:

●	Negozio Sportivo (“agency”) (translated as Sporting Store): An agency is an arcade location that is a gaming only venue meeting strict regulatory standards and must have at least 70% of its square-footage dedicated specifically to gaming space. Each agency must have a cash cage for the primary purpose of gaming and gaming related transactions serving an indefinite number of anonymous walk-in customers.

●	Punto Sportivo (“corner”) (translated as Sporting Point): A corner is distinguished from an agency insofar as the principal business situated at the location is an activity that is primarily different from gaming (such as a coffee shop or bakery) with a terminal connected to the ADM network. The primary purpose of such facility is not gaming, but rather, there is only a small ‘corner’ for extra cash flow in exchange for a fee and/or commission. Specifically, a maximum of 30% of floor space of a corner location can be dedicated to gaming where gaming transactions are collected and processed by a counter clerk.

●	Punti Virtuali di Recarica (“PVR”; “web-shops”; “web cafe” or “websites”) (translated as Virtual Reload Points): A web shop is a physical location where computers are connected to the web and directed to our website where customers may also make cash deposits that are credited electronically to their online gaming accounts (i.e., virtual account reloading). Customers can play games and wager through their online account while at the web-shop that is under contract to promote our websites or just re-load their gaming account and play remotely through a PC, tablet or mobile device.

We currently service approximately 90,000 online user accounts and an indeterminate number of walk-in customers at a combination of the three venues: 2,000 web-cafés (or “web-shops”), 7 corners and 150 agency locations.

The Platform is certified by the ADM in Italy and the Malta Gaming Authority (“MGA”) in Malta and is owned by our subsidiary Odissea Betriebsinformatik Beratung GmbH (“Odissea”). The software architecture was developed and built on the latest Microsoft.Net Core framework, supporting both online customer gaming accounts as well as land-based bet processing capability with multi-channel functionality accepting all forms of payment methods (i.e., cash, e-wallet, bank card and wire transfer, etc.) backed by a real-time customer relationship management (“CRM”) and business intelligence (“BI”) program for streamlined cross-platform marketing as well as synchronized financial accounting processes. Data is communicated directly to on-the-ground sales and marketing agents that manage and maintain both our online and land-based retail distribution. The Platform allows our independent business to business (“B2B”) and white-label end users to (i) rapidly and effectively model their gaming businesses and client gaming accounts, (ii) monitor and analyze performance on an ongoing basis, (iii) share dashboards, and (iv) generate management reports all within a fully integrated solution. In addition, our clients can use the built-in artificial intelligence and adaptive business intelligence modules to evaluate actual performance and leverage insights from analytics to make informed, timely decisions to drive future business. We believe the unique ‘shop-client’ architecture of the Platform is the first of its kind in the leisure betting industry. Elys was built around the specific needs of leisure betting operators while tested through our existing Multigioco distribution throughout Italy.

On January 30, 2019, we expanded our operations with our acquisition of Virtual Generation Limited (“VG”), which owns and has developed a virtual gaming software platform (“VGS”), and its holding company, Naos Holdings Limited (“Naos”). VG is a Gaming Laboratories International (“GLI”) certified virtual sports and gaming software developer with a portfolio of products, including greyhound and horse racing; league play football (i.e., soccer); keno; and American Roulette. In addition, VG’s platform allows for customization for country-specific sports generation including applications in Latin American and African markets as well as unique U.S. tribal games tailored for the U.S. tribal gaming market. VG’s operations have grown in the highly competitive virtual sports market from approximately 67,000 bet tickets in 2014 to approximately 16 million bet tickets sold in 2018. VG now operates in the following 12 countries: Italy, Peru, Nigeria, Paraguay, Albania, Honduras, Colombia, Mexico, Dominican Republic, Uganda, Nicaragua, and Turkey.

Our operations are carried out through three geographically organized groups: (i) an operational group which is based in Europe and maintains administrative offices headquartered in Rome, Italy with sub offices for operations administration in Naples and Teramo, Italy and Valetta, Malta; (ii) a technology group which is based in Innsbruck, Austria and manages software development, training and administration; and (iii) a corporate group which is based in North America and operates out of our principal executive offices in Toronto, Canada and sub offices in Fort Lauderdale and Boca Raton, Florida through which we carry out corporate activities, handle day-to-day reporting and U.S. development planning, and through which various independent contractors and vendors are engaged.

Our revenue streams, through our subsidiaries Multigioco, Rifa and Ulisse, consist of transactional income through collection of bets from sports wagering and gaming from online betting and land-based betting shops located throughout Italy, and through our subsidiary, Odissea, consist of the service revenue generated from providing our Platform services to third party operators on a B2B basis. In addition, our revenue during the six months ended June 30, 2019 included revenue generated by VG, consisting of royalties invoiced for the sale of virtual games through authorized agents. We generated revenue of $18,371,648 for the six months ended June 30, 2019 and $34,575,097 for the year ended December 31, 2018, compared to revenue of $17,416,526 for the six months ended June 30, 2018 and $22,865,146 for the year ended December 31, 2017, respectively, substantially all of which was generated from revenue generated from operations or services performed in Italy. For the six month ended June 30, 2019, transactional income (net gaming revenue and commission revenue) represented 99.4% and 99.5%, respectively of our revenue and service revenue which includes license fees, training, installation, and product support services (including revenue generated by VG), represented 0.6% and 0.5%, respectively of revenue. For the years ended December 31, 2018 and 2017, transactional income represented 99.5% and 96%, respectively of our revenue and service revenue represented 0.5% and 0.4%, respectively of revenue.

We believe that the U.S. sports betting and online gaming market presents a large opportunity to deploy our Platform on a Software as a Service (SaaS) basis to several potential independent and tribal casino and gaming operators throughout the United States following a 2018 U.S. Supreme Court decision. We have analyzed the technical specifications checklist supplied by GLI to verify that coding in our software meets the functional specifications set forth in the GLI-33 standards (The Gaming Laboratories International technical standard for event wagering systems). We believe that our Platform currently meets the majority of the GLI-33 certification standards and we expect to be in a position to send our software to GLI for testing by the end of 2019. Upon obtaining GLI-33 certification and obtaining regulatory approvals to operate, we expect to be well-positioned to commence processing sports bets in the U.S. on a SaaS basis through our Platform. In this regard, on April 3, 2019, we entered into a multi-year agreement with our first tribal casino operator, the Chippewa Cree Tribe in Box Elder, Montana, as our first U.S. commercial operator, Fleetwood Gaming in Billings, Montana to deploy our Elys sports betting Platform at the Northern Winz Casino and a number of sports bar taverns in Montana subject to any required certification and approvals of the Gambling Control Division of the Montana Department of Justice.

Our Strengths

We have established ourselves as one of the leaders in the Italian leisure betting market. Below are our strengths that we believe should enable us to capture a meaningful share of the United States and global leisure betting markets:

●	Highly Differentiated Proprietary Technology Platform. Built from the ground-up, the Platform is designed to be a highly flexible and robust sportsbook engine able to cope with the demands of today’s betting operators and players. The Platform is designed as an industry specific ‘shop-client’ architecture and can offer any type of sport (or non-sport) event and any type of betting market (i.e., soccer, football, basketball, hockey, baseball, tennis, etc.) in both pre-match and in-game modes across both fixed-odds (player versus bookie) and pool (player versus player) styles and through all channels (i.e., online or land-based) and manage the risk for each individual transaction. Our proprietary Platform is designed to address the independent operator’s ability to effectively and inexpensively compete against larger and more established franchise operators as it is designed to allow management of bet risk of each transaction at each location from which a bet is placed.

●	Market Momentum. We believe that our unique ‘shop-client’ designed Platform is gaining momentum in the Italian leisure betting market with our fully integrated shop-client based Platform architecture and integrated gaming account, artificial intelligence and business intelligence modules. We currently have approximately 90,000 online user accounts (up from 28,000 in 2015) and an indeterminate number of walk-in customers through the three distribution methods: 2,000 web-cafés (or “web-shops”), 7 corners, and 150 agency locations.

●	Scalable Platform at Minimal Cost. Our Platform is highly scalable. Expansion of the Platform under our existing infrastructure requires little to no additional overhead and should create in-house efficiencies for our corporate operations and for our agents and operator clients. Many of the inherent functions and features of our Italian Platform certification have received prior approval and adhere to multi-jurisdictional standards which should enable us to receive certification in new markets and expand into new markets in a timely manner.

●	Growing Industry. Online gambling is growing in popularity. Gamblers worldwide increasingly prefer Internet and mobile channels for their betting activities due to the ease of access offered and safety provided. Extensive usage of digital processes and growing bettor demand is driving the market for online betting platforms. Recent liberalization and state-by-state legislation in the United States has resulted in new opportunities in the United States sports betting market. We anticipate that the United States market will begin to have a strong and steady uptake in active wagers. We further anticipate the first select states (i.e., Nevada, Delaware, New Jersey, Mississippi, West Virginia, Pennsylvania, Rhode Island, Montana and New Mexico) to provide the regulatory framework and foundation for other states and locations to build upon.

●	Highly Experienced Senior Management Team. We are led by a dedicated and highly experienced senior management team with significant industry experience and proven ability to develop novel solutions. Each of the members of our senior management has more than 20 years of relevant industry experience.

Our Strategy

Our goal is to expand our market presence by entering new foreign markets while at the same time further penetrating the Italian and additional European markets. We expect new markets to be a large source of our future growth, in particular, the United States market is one where we intend to offer the use of our Platform to existing commercial and tribal casinos, retail betting operators and franchise enterprises. Principal growth drivers include:

Development of Foreign Markets

●	The U.S. Sports Betting Market. Until 2018, the Interstate Wire Act of 1961, combined with the Professional and Amateur Sports Protection Act of 1992 (“PASPA” or the “Bradley Act”), prohibited sports betting in the U.S. in all but four grandfathered states (Montana, Oregon, Nevada, Delaware). In May 2018, the U.S. Supreme Court overturned PASPA in a 6-3 decision that found the law conflicted with the Tenth Amendment leaving individual states to decide whether to allow its residents to bet on sports. Many states are expected to move quickly to establish sports betting as a means to increase their respective capital resources. While several states have recently passed legislation to allow online gambling, we believe that the U.S. sports betting market will take 5–10 years to fully develop. We believe that the United States represents a large addressable market opportunity for us with our Elys betting Platform, in addition to developing new opportunities in Canada, South America, Africa as well as several European countries.
●	Mergers and Acquisition in the Global Gaming Industry. In an effort to scale and grow the business, we intend to evaluate potential acquisitions that can be easily integrated into our business. Our recent acquisition of VG is expected to allow us to expand our product offerings in additional countries. While the global gaming industry is still very much fragmented, there has been a significant number of noteworthy consolidations in the sector such as: (1) The Stars Group/SkyBet (July 2018)/CrownBet and William Hill Australia (April 2018); (2) Paddy Power/Betfair (February 2016); (3) GVC/BWIN Ladbrokes/Coral (March 2018),; and (4) in lottery concentration (IGT/GTECH (April 2015); as well as others such as Pollard/Innova (July 2017); NYX Gaming Group/Scientific Games (January 2018)) which we believe provides us with an opportunity to capitalize on the acquisition of smaller operators forced to compete against newly formed larger players.

Further Penetration in the Italian Market

●	Acquisitions of Smaller Operators. Government legislated consolidation of the regulated Italian lottery and gaming market have driven smaller regional operators in Italy to our licensed brand “New Gioco”TM in both the online and land-based sales channels. The Italian regulated gaming market is the largest in the European Union (“EU”) and is extremely fragmented. Recent new regulations in Italy have made it more difficult for smaller regional operators throughout Italy to operate and we believe that our innovative and cost-effective Platform is an attractive alternative for such smaller regional operators throughout Italy that will not be able to maintain the new standards set out by the Italian regulator on their own.
●	Organic Growth. The Italian online gaming market continues to drive substantial growth in our core operations. From January 1, 2019 through July 1, 2019, we doubled the number of webshop locations we operate in Italy, from approximately 1,000 to 2,010. We believe there is ample room for growth in the Italian market.

Corporate Information

Newgioco Group, Inc. is a Delaware corporation incorporated on August 26, 1998. We began our gaming operations in 2014.

Our principal corporate headquarters are located at 130 Adelaide Street, West, Suite 701, Toronto, Ontario M5H 2K4, and the offices of our wholly-owned subsidiaries are located in Canada, Italy, Malta and Austria. Our subsidiaries include: Multigioco Srl (acquired on August 15, 2014), Rifa Srl (acquired on January 1, 2015), as well as Ulisse GmbH and Odissea Betriebsinformatik Beratung GmbH (both acquired on July 1, 2016), Newgioco Group, Inc. (Canada) and Virtual Generation Limited, a company organized under the laws of Republic of Malta and its holding company, Naos Holding Limited, a company organized under the laws of Republic of Malta (both acquired on January 30, 2019). Our telephone number is +39-391-306-4134. Our corporate website address is www.newgiocogroup.com. The information contained on our website is not incorporated by reference into this registration statement, and you should not consider any information contained on, or that can be accessed through, our website as part of this registration statement or in deciding whether to purchase or sell our securities.

We have proprietary rights to a number of trademarks, service marks and trade names used in this registration statement which are important to our business including “New Gioco”, “Aleabet”, “OriginalBet”, “LovingBet” and “Elys”. Solely for convenience, the trademarks, service marks and trade names in this registration statement are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this registration statement are the property of their respective owners.

Summary Risks

Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware of before you decide to buy our securities. These risks include, but are not limited to, the following which you should carefully consider and which are discussed more fully in “Risk Factors” beginning on page 8 of this prospectus.

●	Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

●	We have discovered material weaknesses and other deficiencies in our internal control and accounting procedure.

●	If we should lose our online or land-based licenses, or if the licenses are not renewed for any reason, including our failure to successfully bid for location rights at the renewal auction, our business would be materially adversely impacted.

●	We have incurred substantial losses in the past and it may be difficult to achieve profitability.

●	In order to expand our land-based operations in Italy, we will need to acquire additional location rights under our licenses or acquire operators that have location rights under their licenses and our inability to acquire such additional rights or operators or restrictions from using any license associated with such acquired operators, will result in an adverse effect on our revenues and profits.

●	We derive a significant portion of our revenue and service fees from gaming sales through our website and websites of our betting Platform clients. A decline in the popularity of our website or those of our Platform clients will negatively impact our business and risk our future growth.

●	Because our gaming operations are concentrated within Italy, we are subject to greater risks than a gaming company that is more geographically and internationally diversified.

●	Our current expansion strategy, which includes expansion through VG in the various countries in which it operates and in the United States through the use of our Platform certifications, may be difficult to implement because the licensing and certification requirements to operate in the United States are currently indeterminable.

●	We depend upon our officers and other key employees. Our inability to retain such officers and key employees or recruit additional qualified personnel may have a material adverse effect on our business.

●	Our current operations are international in scope and we are planning further geographic expansion, creating a variety of potential operational challenges.

●	Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

●	Our management will have broad discretion over the use of the net proceeds from this offering and may not use the proceeds effectively.
●	There is no assurance that once listed on The Nasdaq Capital Market we will not continue to experience volatility.

The Offering

Securities offered by us	We are offering _____ units. Each unit will consist of one share of our common stock and one warrant to purchase one share of our common stock. The units will not be certificated and the share of common stock and the warrant included in each unit may be transferred separately, immediately upon issuance. The units will consist of warrants to purchase an aggregate of ____ shares of our common stock. Each warrant will be exercisable immediately and will expire 5 years from the date of issuance. Each warrant will have an exercise price per share of $___ (based on the assumed public offering price of $___ per unit), which is ___% of the public offering price of the unit (subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events). The warrants also provide that in the event of a fundamental transaction, we are required to cause any successor entity to assume our obligations under the warrants. In addition, the holder of the warrant will be entitled to receive upon exercise of the warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the warrant immediately prior to such fundamental transaction. This prospectus also relates to the offering of the ____ shares of common stock issuable upon exercise of the warrants.

Offering Price	_____ per unit.

Common stock to be outstanding after this offering Over-allotment option

________ shares (assuming that none of the warrants are exercised) and _____ if the warrants offered hereby are exercised in full. If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be _____ (assuming that none of the warrants are exercised) and _____ if the warrants offered hereby are exercised in full.

We have granted the underwriters an option for a period of 45 days to purchase up to _____ additional shares of our common stock and/or warrants to purchase up to ___ additional shares of our common stock.

Use of Proceeds	We intend to use the net proceeds of this offering to continue to fund our working capital and general corporate purposes. See “Use of Proceeds.”

Representative’s warrants	The registration statement of which this prospectus is a part also registers for sale warrants to purchase _____ shares of our common stock issued to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The warrants will be exercisable for a five-year period commencing 180 days following the closing of this offering at an exercise price equal to 125% of the public offering price of the units. Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

Risk Factors	See the section entitled “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Current Market symbol	Our common stock is currently listed on the OTCQB Venture Market under the symbol “NWGI.”

Proposed Nasdaq Capital Market trading symbols	We have applied to list our common stock and warrants on The Nasdaq Capital Market under the symbols “NWGI” and “NWGIW,” respectively.

Unless we indicate otherwise, the number of shares of our common stock outstanding after this offering is based on 83,969,565 shares of common stock outstanding on September 10, 2019 and excludes the following:

●	8,713,064 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.50 per share;

●	1,962,500 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.36 per share;

●	7,237,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plan;

●	17,945,359 shares of common stock issuable upon conversion of the aggregate principal balance outstanding of convertible debentures, made up of $2,503,000 of US$ denominated debentures and CDN$6,211,165 ($4,675,144 at an exchange rate of $0.7527), which mature in May 2020, excluding interest thereon of approximately $312,000 and CDN$807,000 ($607,430 at an exchange rate of $0.7527); and

●	Approximately 2,574,600 shares of our common stock to be issued to the former stockholders of VG in accordance with the terms of the note that we issued to such former stockholders of VG pursuant to the terms of our acquisition agreement that we entered into with VG (which number is an approximate number based upon the average number of shares of common stock that we have issued as of the date of this prospectus to VG under the note).

Except as otherwise indicated, all information in this prospectus assumes:

●	that the public offering price of our units is $[____] per unit (the assumed public offering price is $[___] per share of common stock and $[______] per accompanying warrant);
●	no exercise of the outstanding warrants described above and no conversion of the convertible debentures described above;
● ● ●	no exercise of the warrants included in the units; no exercise of the representative’s warrants; no issuance of any earn-out shares to the former stockholders of VG; and
●	no exercise of the underwriters’ option to purchase additional shares and/or warrants from us in this offering.

We anticipate effecting a one-for-[ ] reverse stock split of our issued and outstanding shares of common stock just prior to the date of this prospectus. Unless indicated otherwise, all references to share numbers in this prospectus reflect this reverse stock split.

Summary Financial Data

The summary statement of operations data for the years ended December 31, 2018 and 2017 are derived from our audited financial statements and related notes that are included elsewhere in this prospectus. The summary statement of operations data for the six months ended June 30, 2019 and 2018 and the summary balance sheet data as of June 30, 2019 were derived from our unaudited financial statements and related notes that are included elsewhere in this prospectus. In our opinion, such unaudited consolidated financial statements include all adjustments consisting of only normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year.

You should read the following summary financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. The summary financial data in this section are not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this prospectus.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2019 (unaudited)	2018 (unaudited)	2018	2017
Revenue	$18,371,648	17,416,526	$34,575,097	$22,865,146
Costs and Expenses:
Selling Expenses	14,446,503	11,903,600	24,142,110	14,672,099
General and administrative expenses	5,660,766	4,115,728	10,005,713	5,597,881
Total Costs and Expenses	20,107,269	16,019,328	34,147,823	20,269,980
(Loss) Income From Operations	(1,735,621)	1,397,198	427,274	2,595,166
Comprehensive (Loss) Income	$(4,892,272)	(637,537)	$(3,877,319)	$1,532,190
Income (loss) per common share – basic and diluted	(0.06)	(0.01)	(0.04)	0.02
Weighted average number of common shares outstanding–basic	78,115,599	74,468,088	75,887,946	74,032,631
Weighted average number of common shares outstanding–diluted	78,115,599	74,468,088	75,887,946	75,344,948

June 30, 2019	June 30, 2019 (unaudited)
Balance sheet data:	Actual	Pro Forma As Adjusted(1)
Cash and cash equivalents	$5,228,797	$5,228,797
Total assets	$24,943,974	$24,943,974
Total liabilities	$18,462,561	$15,305,115
Accumulated deficit	$(17,812,354)	$(17,812,354)
Total stockholders’ equity	$6,481,413	$9,638,859

(1)	The pro forma as adjusted balance sheet data gives effect to (i) the issuance of an additional 1,523,000 shares of common stock upon conversion of debentures in the principal amount of $609,200 subsequent to June 30, 2019; (ii) the issuance of 833,210 shares of common stock as payment of the principal amount of $283,024 owed under the terms of the Virtual Generation Promissory note and (iii) the issuance of an additional 1,143,652 shares of common stock issued upon exchange and extinguishment of $457,461 in debt and interest owed thereon, 1,000,000 shares of common stock issued upon exchange and extinguishment of $500,000 of accrued salary and 121,570 shares of common stock issued upon exchange and extinguishment of $48,508 of accounts payable.

Each $0.25 increase (decrease) in the anticipated public offering price of ___ per unit would result in an incremental increase (decrease) in our cash and cash equivalents, working capital, total assets, and stockholders’ equity by $______, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 250,000 units offered by us would result in an incremental increase (decrease) in our cash and cash equivalents, working capital, total assets, and stockholders’ equity by $______, assuming that the anticipated offering price of $____ per unit.

RISK FACTORS

Investors should carefully consider the risks described below before deciding whether to invest in our securities. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our securities could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus as a result of different factors, including the risks we face described below.

Risks Related to Our Business

Because we have a limited operating history, we may not be able to successfully manage our business or achieve profitability.

We have a limited operating history with respect to our gaming operations upon which you can evaluate our prospects and our potential value. We began our gaming operations in 2014, when we completed the acquisition of Multigioco, a corporation organized under the laws of the Republic of Italy, which is now our wholly owned subsidiary and was granted its ADM Comunitaria GAD (Online Gaming) license on July 4, 2012. As a result of the acquisition of Multigioco, our principal business became a licensed leisure gaming operator offering web-based and land-based sports betting, lottery and gaming products for our customers. The subsidiary that owns our Platform, Odissea, was acquired by us along with our Austrian bookmaker subsidiary, Ulisse in June 2016. In January 2019, we acquired VG, a company that owns and has developed a virtual gaming software platform. Therefore, it is difficult to evaluate our business. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

The likelihood of our success and performance must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the highly competitive environment in which we operate.

We have incurred substantial losses in the past and it may be difficult to achieve profitability.

We have a history of losses and are anticipated to incur additional losses in the development of our business. For the year ended December 31, 2018, we had a net loss of $3.0 million and for the six month period ended June 30, 2019 we had a net loss of $4.8 million. As of December 31, 2018, and June 30, 2019 we had accumulated deficits of $13.0 million, and $17.8 million, respectively. Since we are currently in the early stages of our development and strategy, we intend to continue to invest in sales and marketing, product and solution development and operations, including by hiring additional personnel, upgrading our technology and infrastructure and expanding into new geographical markets. To the extent we are successful in increasing our customer base, we expect to also incur increased losses in the short term. Costs associated with entering new markets, acquiring clients, customers and operators are generally incurred up front, while service and transactional revenues are generally recognized at future dates if at all. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenues enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this section, and unforeseen expenses, difficulties, complications and delays and other unknown events. If we are unable to achieve and sustain profitability, the value of our business and common stock may significantly decrease.

We have material weaknesses and other deficiencies in our internal control and accounting procedures.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal control over financial reporting. Our management assessed the effectiveness of our disclosure controls and procedures as of June 30, 2019 and concluded that we had a material weakness in our internal controls due to our limited resources and therefore our disclosure controls and procedures are not effective in providing material information required to be included in our periodic SEC filings on a timely basis and to ensure that information required to be disclosed in our periodic SEC filings is accumulated and communicated to our management to allow timely decisions regarding required disclosure about our internal control over financial reporting. More specifically, our internal control over financial reporting was not effective due to material weaknesses related to a segregation of duties due to our limited resources and small number of employees. Due to limited staffing, we are not always able to detect minor errors or omissions in financial reporting. In addition, as of December 31, 2018 and 2017, our management concluded that we had a material weakness in internal control over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we continue to have material weaknesses and other deficiencies in our internal control and accounting procedures and disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult. If additional material weaknesses or significant deficiencies are discovered or if we otherwise fail to address the adequacy of our internal control and disclosure controls and procedures our business may be harmed. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our securities could drop significantly.

We expect to continue relying on our discretionary available cash and available bank credit facilities to fund our additional acquisitions or enter into new business opportunities, which bank credit facilities may not be available at reasonable terms, if at all.

We have recently initiated an ambitious investment strategy including taking steps to enter the U.S. market which has led to an increase in expenses. Our ability to execute our growth plan is dependent upon our ability to generate profits from operations in the future, bank credit facilities and/or our ability to obtain additional financing and such financing may not be available on reasonable terms, if at all.

If we should lose our online or land-based licenses, or if the licenses are not renewed for any reason, including our failure to successfully bid for location rights at the renewal auction, our business would be materially adversely impacted.

Our ability to generate revenue from gaming operations in Italy is dependent upon our ability to maintain our online and land-based licenses. We currently hold four gaming licenses upon which our business is dependent: a Bersani license, a Monti license, a GAD license and an Austrian bookmaker license. Each of the four licenses that we hold can be terminated by the regulator at any time if we fail to comply with their regulations. In addition, our GAD license that was issued to Multigioco in 2011 is up for renewal in 2021 and our Bersani land-based license that provides rights to seven corners is currently up for renewal at such time as the ADM should determine (which is expected to occur between 2020 and 2022) as is our Monti land-based license that provides rights to two agencies. Inasmuch as the renewal process for licenses is conducted through a call to tender auction process, even if we have fully complied in all respects with all requirements of the ADM, there is no guarantee that we will be the highest bidder at auction and therefore there is no guarantee that our licenses or location rights will be renewed. In addition, although our software is currently certified for use in Italy, any updates to the software or changes to key functions that we implement, require recertification, for which there can be no assurance that our software will qualify. If we are unable to renew our licenses or obtain recertification, our business would be materially adversely impacted.

In order to expand our land-based operations in Italy, we will be required to acquire additional location rights under our licenses or acquire operators that have location rights under their licenses and our inability to acquire such additional rights or operators or restrictions from using any license associated with such acquired operators, will result in an adverse effect on our operating results.

Rights to online and land-based licenses are only available in Italy at limited times when licenses are being renewed. In addition, the maximum number of land-based location rights that any one operator may bid on at auction is 20% of the total market being auctioned. Due to such limitations on acquiring new location rights in Italy, our ability to expand the number of land-based locations that we operate will depend in large part upon our ability to acquire operators that hold land-based licenses and location rights. We expect a significant portion of our additional revenue to be derived from gaming revenue earned by operators that we have recently acquired or will acquire in the future. Although the operators which we have acquired and those that we acquire in the future may have active gaming licenses and location rights, we can provide no assurance that the existing license and location rights of any particular operator we have acquired or that we acquire in the future will be renewed or retained or that we will be able to acquire additional operators and increase our client base. If we are restricted from acquiring target operators or their client base, our operating results may will be adversely affected.

If we are unable to respond to changes in consumer preferences, attract new customers or sell new or additional products, our future revenue and business will be adversely affected.

Our retail leisure betting business, website and web-shops operate in an industry that is subject to:

●	rapid technological change;

●	the proliferation of new and changing online gaming sites;

●	frequent new product introductions and updates; and

●	changes in customer preferences and demands.

If we fail to anticipate and effectively respond to any of the above changes, the demand for our products and services that we currently offer or that we may offer in the future may be reduced. Additionally, increasing incremental sales to our current customer base will require additional sales and marketing efforts, which may not be successful. Any failure to attract new customers or maintain and expand current customer relationships will have an adverse effect on our business and results of operations. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction and failure to attract and retain consumers of our products which could have a material adverse effect on our business, financial condition and operating results.

If we fail to acquire, integrate and develop operators and new technologies on favorable economic terms, our future growth and operating results could be adversely affected.

We anticipate that the future growth and success of our business will be dependent upon our successful acquisition of operators and development of new technologies, such as our recent acquisition of VG and Naos. We may in the future seek to acquire or invest in businesses, products or technologies that we believe could complement or expand our solutions, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not the acquisition purchases are completed. In addition, we have limited experience in acquiring other businesses. If we acquire additional businesses, we may not be able to integrate successfully the acquired personnel, operations and technologies, or effectively manage the combined business following the acquisition. We may not be able to find and identify desirable acquisition targets or be successful in entering into an agreement with any particular target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer. The difficulties and risks associated with the integration of the operations of new operators into our existing business, include:

●	the possibility that we will fail to implement our business plans for the integrated company, including as a result of new legislation or regulation in the gaming industry that affects the timing or costs associated with our operations or our acquisition plans;

●	possible inconsistencies between our standards, controls, procedures, policies and compensation structures and those of operators that we acquire;

●	the increased scope and complexity of our operations following the acquisition of multiple operators;

●	the potential loss of key employees and the costs associated with our efforts to retain key employees;

●	provisions in contracts that we and the acquired operators have with third parties that may limit our flexibility to take certain actions;

●	risks and limitations on our ability to consolidate the corporate and administrative infrastructures of new operators with our existing infrastructures; and

●	failure to discover liabilities of operators prior to our acquisitions of such operators; and the possibility of unanticipated delays, costs or inefficiencies associated with the integration of operations of new operators with our existing operations.

As a result of these difficulties and risks, we may not be able to successfully grow our business.

If we are unsuccessful in establishing or maintaining relationships with third parties, our business may be adversely impacted.

In order to grow our business, we anticipate that we will continue to depend on relationships with third parties, such as deployment partners, and technology and content providers. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be more effective in providing incentives to third parties to favor their products or services or to prevent or reduce the use of our services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential customers, as our partners may no longer facilitate the adoption of our solutions by potential customers.

If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenues could be impaired and our operating results may suffer.

We cannot assure you that any acquisition we complete will result in short-term or long-term benefits to us.

Our business strategy includes expanding our products and services and we may seek acquisitions of synergistic companies to do so. Acquisitions involve numerous risks, including substantial cash expenditures; potentially dilutive issuance of equity securities; the potential incurrence of debt and contingent liabilities, some of which may be difficult or impossible to identify at the time of acquisition; difficulties in assimilating the acquired technologies or the operations of the acquired companies; diverting our management’s attention away from other business concerns; risks of entering markets in which we have limited or no direct experience; and the potential loss of our key employees or key employees of the acquired companies.

We may misjudge the value or worth of an acquired product, company or business. In addition, our future success will depend in part on our ability to integrate and manage the associated acquisitions. We cannot assure you that we will be able to make the combination of our business with that of acquired products, businesses or companies work or be successful. Furthermore, the development or expansion of our business or any acquired products, business or companies may require a substantial capital investment by us. We may not have the necessary funds or they might not be available to us on acceptable terms or at all. We may also seek to raise funds by selling shares of our preferred or common stock, which could dilute each current shareholder’s ownership interest in our company. Our operating results and financial condition will be adversely affected if we fail to implement our business strategy or if we invest resources in a strategy that ultimately proves unsuccessful.

If we do not have sufficient capital resources to complete acquisitions and manage our operations, our ability to implement our business plan could be adversely affected.

We intend to continue to make investments to support our business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need capital to implement our business plan, and may seek to finance operator acquisitions and development projects through bank, debt or equity financings. Disruptions to financial markets or other challenging economic conditions may adversely impact our ability to complete any such financings or the terms of any such financings may be unacceptable or unfavorable to us. To the extent that we issue equity securities in connection with our proposed acquisition, our current stockholders will experience dilution of their holdings. To the extent we incur debt, we may be subject to restrictive covenants that impact our ability to conduct our business. We can provide no assurance that we will be able to obtain financing necessary to implement our business plan or that any such financing will be on terms acceptable to us.

We derive a significant portion of our revenue from gaming sales through our website and websites of our betting Platform clients. A decline in the popularity of our website or those of our Platform clients will negatively impact our business and risk our future growth.

We currently derive and expect to continue to derive substantially all of our primary source of revenue and service fees from the sales of gaming products and services sold through our website or websites operated by clients of our betting Platform. As such, the growth and market demand for our products and services are dependent upon, among other things, our ability to attract and retain new users and having existing users increase their activity on these websites. If we are unable to maintain or grow our revenue from sales through our website and our client’s websites, our future growth and revenues may be adversely affected.

Because our gaming operations are concentrated within Italy, we are subject to greater risks than a gaming company that is more geographically and internationally diversified.

Due to the fact that our gaming operations are concentrated within Italy, we are subject to greater risks than a gaming company that is more geographically and internationally diversified. As such, our business may be significantly affected by risks common to the Italian leisure betting market. For example, the changing government regulations on gaming licenses as well as general economic conditions in Italy and the impact of any events that disrupt our ability to offer our products and services can adversely affect our business. We cannot control the government process that awards gaming licenses to operators. Reductions in the number of licenses and frequency of issuing licenses by any government regulator can impact our ability to operate our business.

Our current expansion strategy, which includes expansion through VG in the various countries in which it operates and in the United States through the use of our Platform certifications, may be difficult to implement because the licensing and certification requirements to operate in the United States and other countries are currently indeterminable.

Our current expansion strategy includes soliciting existing licensed operators in the United States offering sports betting in states that allow sports betting to use our Platform. We have analyzed the technical specifications checklist supplied by GLI to verify that coding in our software meets the functional specifications set forth in the GLI-33 certification standards, which is the latest level of GLI certification for event wagering systems, and we believe that our Platform currently meets the majority of GLI-33 certification standards; however, since the individual states in the United States that allow sports betting have not yet determined what certifications will be required for our Platform to be used in such states, it is impossible for us to know with certainty whether our Platform will meet the certification requirements to operate in the United States. We also intend to expand our operations through VG in the various countries in which it operates; however, to date we have not had operations in most of those countries and there can be no assurance that our expansion in those countries will be successful.

We depend upon our officers and other key employees. Our inability to retain such officers and key employees or recruit additional qualified personnel may have a material adverse effect on our business.

Our future operations and successes depend in large part upon the continued service of our officers and other key employees. Changes in our management could have an adverse effect on our business. We are dependent upon the active participation of several key management personnel, including Michele Ciavarella, our Chief Executive Officer (CEO), Alessandro Marcelli, our Vice President of Operations, and Luca Pasquini, our Vice President of Technology, all of whom provide our strategic direction. Any failure to retain our key management could negatively affect our ability to recruit and retain personnel. We do not carry key person life insurance on any of our senior management or other key personnel. In addition, our Chief Executive Officer is a Canadian citizen with a principal residence in Canada, and our Vice President Operations and Vice President Technology are Italian citizens with their principal residences in Italy. If they become unable or ineligible to legally travel to and work in the United States, their ability to perform some of their duties for our company could be materially adversely affected.

We must hire highly skilled technical personnel as employees and/or as independent contractors in order to develop our products. As of the date of this prospectus we have approximately 69 employees and 15 independent contractors. The competition for highly skilled technical, managerial and other personnel is intense and we may not be able to retain or recruit such personnel. Our recruiting and retention success is substantially dependent on our ability to offer competitive salaries and benefits to our employees. We must compete with companies that possess greater financial and other resources than we do and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits offered to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a material adverse effect on our business and operating results. If we fail to attract and retain the technical and managerial personnel we need to be successful, our business, operating results and financial condition could be materially adversely affected.

If we are not able to maintain and enhance our brand, our business, operating results and financial condition may be adversely affected.

We believe that maintaining and enhancing our reputation for our advanced, cost effective sports betting and gaming technology software is critical to our relationships with our existing customers and operators and to our ability to attract new customers and operators. We also believe that the importance of brand recognition and software creativity will increase as competition in our market increases. We devote significant resources to developing and maintaining our brand and innovative betting technology leadership, with a focus on identifying and interpreting emerging trends in the market, shaping and guiding industry dialogue, and expanding the adoption of online sports betting and gaming software solutions. Our brand promotion activities may not ultimately be successful or yield increased revenue. In addition, independent industry analysts provide reviews of our platform, as well as products and services offered by our competitors, and perception of our betting platform in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive as compared to those of our competitors’ products and services, our brand and business may be adversely affected.

The promotion of our brand requires us to make substantial expenditures, and we anticipate that the expenditures will increase as our market becomes more competitive, as we expand into new markets and as more sales are generated. To the extent that these activities yield increased revenue, this revenue may not offset the increased expenses we incur. If we do not successfully maintain and enhance our brand, our business may not grow, we may have reduced pricing power relative to competitors, and we could lose customers and operators or fail to attract potential new customers and operators, all of which would adversely affect our business, results of operations and financial condition.

We currently depend on and may continue to be dependent on third parties to provide certain components and products we distribute through our online gaming platform, and any increased costs associated with third party developers or any delay or interruption in production may negatively affect both our ability to provide access to the Platform and our ability to continue our operations.

We currently depend on third parties to provide some products through our Platform. The costs associated with relying on third parties may increase our operating and development costs and negatively affect our ability to operate because we cannot control the developer's personnel, schedule or resources. We may experience delays in finalizing Platform updates. In addition, our reliance upon third party developers exposes us to risks, including reduced control over quality assurance and costs of development. If any of the foregoing occurs, we could lose our current and prospective customers. In addition, we may be required to rely on certain technology that we license from third-parties, including software that we integrate and use with software that we may develop internally. We cannot provide any assurances that these third-party technology licenses will be available to us on commercially reasonable terms, if at all. The inability to establish any of these technology licenses, or the loss of such licenses if established, could result in delays in completing any Platform updates or changes until equivalent technology can be identified, licensed and integrated. Any such delays could materially adversely affect our business, operating results and financial condition.

Specifically, our agreements with Microgame and SNAI to develop and operate some components of our gaming products and process certain land-based retail transactions is important to our operations. If we fail to comply with any of the terms or conditions of any such agreement, Microgame or SNAI may terminate our agreement or if such agreement expires and we are unable to find a suitable replacement, our business, operating results and financial condition would be materially adversely affected.

We depend on payments from third-party service providers, including government regulated gaming agencies. If we are unable to collect such payments or these payments decrease or do not increase as our costs increase, our financial condition and operating results may be adversely affected.

We depend, in part, on private entities and regulated third-party sources of payment for the gross gaming revenue earned by our operators. The amount our operators receive for their services may be adversely affected by market and cost factors as well as other factors over which we have no control, including future changes to the payment systems, the cost containment and utilization decisions of third-party service providers and the global economy. We have no assurance that future changes to betting odds from data providers for sporting events, table rake from poker providers and tax rates on game offerings, cost containment measures implemented by private third-party service providers, or other factors affecting payments for gaming services or our ability to collect such payments will not adversely affect our, financial condition and operating results.

If we have a security incident or breach involving unauthorized access to customer data, our Platform may be perceived as lacking sufficient security, customers may reduce their use of, or stop using our Platform and we may incur significant liabilities

Our Platform involves the storage and transmission of our customer’s confidential and proprietary information, which may include the personal data and information on their customers, players, suppliers and agents. As a result, unauthorized access or use of customer data could expose us to regulatory actions, litigation, investigations, remediation costs, damage to our reputation and brand, disclosure obligations, loss of customer and partner confidence in the security of our solutions and resulting fees, costs, expenses, loss of revenues, and other potential liabilities. While we have security measures in place designed to protect the integrity of customer information and prevent data loss, misappropriation, and other security breaches, if these measures are inadequate or are compromised as a result of third-party action, including intentional misconduct by computer hackers, theft, employee error, malfeasance or otherwise, our reputation could be damaged, our business may suffer, and we could incur significant liabilities. Cybersecurity challenges, including threats to our IT infrastructure or those of our customers or third-party providers, are often targeted at companies such as ours, and may take a variety of forms ranging from malware, phishing, ransomware, man-in-the-middle attacks, session hijacking, denial-of-service, password attacks, viruses, worms and other malicious software programs or cybersecurity attacks to “mega breaches” targeted against hosted software and cloud based IT services. A cybersecurity incident or breach could result in disclosure of confidential information and intellectual property, or cause production downtimes and compromised data. Because cybersecurity attacks and techniques change frequently, we may be unable to anticipate these techniques or implement adequate preventative measures. Any or all of these issues could negatively affect our ability to attract new customers, cause existing customers to elect to terminate their business with us or switch their business to a competitor, result in reputational damage, cause us to pay remediation costs or issue service credits or refunds to customers for improper bets or false claims of improper bets, or result in lawsuits, regulatory fines or other action or liabilities, which could adversely affect our business and results of operations.

Many states in the United States as well as foreign governments have enacted laws requiring companies to provide notice of data security breaches involving certain types of personal data, and significant fines on companies involved in such incidents may be imposed. In addition, some of our regulators and certifying agents contractually require notification of data security breaches. Security compromises experienced by us or by our competitors may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new clients, cause existing clients to switch to a competing betting software provider, or subject us to third-party lawsuits, regulatory fines or other action or liability, which could materially and adversely affect our business and operating results.

Privacy concerns and domestic or foreign privacy laws or regulations may result in significant costs and compliance challenges, reduce demand for our solutions, and adversely affect our business.

Our clients can use our Platform to collect, use and store certain personal data regarding their agents, employees, players/customers and suppliers. National and local governments, agencies, and authorities in the countries in which we and our clients operate have adopted or may adopt laws and regulations regarding the collection, use, storage, processing and disclosure of personal data obtained from consumers and individuals, which could impact our ability to offer our solutions in certain jurisdictions or our customers’ ability to deploy our solutions globally. Privacy-related laws are particularly stringent in Europe. If we or our third-party subprocessors fail to adequately comply with privacy-related laws, regulations and standards, it may limit the use and adoption of our solutions, reduce overall demand for our solutions, lead to significant fines, penalties or liabilities for noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. Moreover, if we or our third-party subprocessors fail to adhere to adequate data protection practices around the usage of our clients’ personal data, it may damage our reputation and brand.

In 2016 the EU adopted a new regulation governing data privacy called the General Data Protection Regulation, or the GDPR, which became effective on May 25, 2018. The GDPR establishes requirements applicable to the handling of personal data and imposes penalties for non-compliance of up to four percent of worldwide annual handle or 20 million euro, whichever is higher. Customers, particularly in the EU, are seeking assurances from their suppliers, including us, that their processing of personal data of EU nationals is in accordance with the GDPR, and if we are unable to provide adequate assurances to such customers, demand for our solutions and our business could be adversely affected. In addition, we must continue to seek assurances from our third-party subprocessors that they are handling personal data in accordance with GDPR requirements in order to meet our own obligations under the GDPR. Compliance with privacy laws and regulations, particularly the GDPR, that are applicable to our business and the businesses of our clients is costly and time-consuming. Such laws and regulations may adversely affect our clients’ ability and willingness to process, handle, store, use and transmit personal data of their employees, players/customers and suppliers, which in turn could limit the use, effectiveness and adoption of our solutions and reduce overall demand. Even the perception of privacy concerns, whether or not valid, may inhibit the adoption, effectiveness or use of our betting Platform. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, including challenges to onward transfer mechanisms such as Privacy Shield and model contractual clauses, regulations, standards and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, as well as limitations on data collection, use, disclosure and transfer for us and our clients.

In addition, the other bases on which we and our clients rely for the transfer of data, such as certain contractual clauses, continue to be subjected to regulatory and judicial scrutiny. If we or our clients are unable to transfer data between and among countries and regions in which we operate, it could decrease demand for our betting software solutions, require us to restrict our business operations, and impair our ability to maintain and grow our client base, expand geographically and increase our revenues.

If we are unable to maintain successful relationships with retail agents, partners, our business, operating results, and financial condition could be adversely affected.

We have historically relied on retail agents, affiliates and partners, such as referral partners, resellers, and integration partners (collectively “partners”), to attract new clients and sell additional services to our existing clients and players. Our agreements with our partners are generally non-exclusive and some of our partners have entered, and may continue to enter, into strategic relationships with our competitors. Further, many of our partners have multiple strategic relationships, and they may not regard us as to be of significant importance for their businesses. Our partners may terminate their respective relationships with us with limited or no notice and with limited or no penalty, pursue other partnerships or relationships, or attempt to develop or acquire products or services that compete with our Platform. We may also terminate our relationships with partners who choose to work with our competitors or for other reasons. Moreover, we may have difficulty attracting effective partners to sell our Platform to other clients and players, particularly given our smaller size relative to larger franchise and well-established betting operators. If we are not able to maintain and grow our partner relationships, our business could be adversely affected.

Our partners also may impair our ability to enter into other desirable strategic relationships. If our partners do not effectively market and sell our betting products and Platform solution, if they choose to place greater emphasis on products of their own or those offered by our competitors, or if they fail to meet the needs of our clients and players, our ability to sell our Platform and our business may be adversely affected. Similarly, the loss of a substantial number of our partners, and our possible inability to replace them, the failure to recruit additional partners, any reduction or delay in their sales of our betting Platform, or any conflicts between partner sales and our direct sales and marketing activities could materially and adversely affect our business and results of operations.

If we fail or are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage, proprietary technology and our brand.

Our success is dependent, in part, upon protecting our proprietary technology which supports our betting Platform and other operations. We rely on a combination of proprietary programming and source codes, copyright, trademarks, service marks, trade secret laws and contractual provisions in an effort to establish and protect our proprietary rights. However, the steps we take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Any of our trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. We do not have any patent applications pending anywhere we operate and may not be able to obtain patent protection for the technology covered in any future patent applications should we enter such applications. In addition, any patents, if any, that are issued to us in the future may not provide us with competitive advantages or may be successfully challenged by third parties. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Despite our precautions, it may be possible for unauthorized third parties to copy our solutions and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our technology may be unenforceable under the laws of jurisdictions outside the United States. In addition, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying and use of our solutions and proprietary information may increase.

Although we enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances, we do not currently enter into confidentiality and invention assignment agreements with all of our employees and consultants and as a result, our business may be harmed. No assurance can be given that the agreements we enter into will be effective in controlling access to and distribution of our solutions and proprietary information. Further, these agreements do not prevent our competitors or partners from independently developing technologies that are substantially equivalent or superior to our solutions.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our solutions, impair the functionality of our solutions, delay introductions of new solutions, result in our substituting inferior or more costly technologies into our solutions, or harm our business and reputation. In addition, we may be required to license additional technology from third parties to develop and market new solutions, and we cannot assure you that we would be able to license that technology on commercially reasonable terms or at all from them. Any inability to license third party technology in the future would have a material adverse effect on our business or operating results and would adversely affect our ability to compete.

We have experienced rapid growth and organizational change in recent periods and if we fail to manage our growth effectively, we may be unable to execute our business plan.

We increased our number of full-time and part-time employees from 15 as of August 15, 2014 to approximately 69 as of September 10, 2019 as we have expanded our operations, completed additional business acquisitions and experienced growth in number of customers and operators. Our growth has placed, and may continue to place, a significant strain on our managerial, administrative, operational, financial and other resources. We intend to further expand our headcount and operations both domestically and internationally, with no assurance that our business or revenue will continue to grow. Continuing to create a global organization and managing a geographically dispersed workforce will require substantial management effort, the allocation of valuable management resources and significant additional investment in our infrastructure. We will be required to continually improve our operational, financial and management controls and our reporting procedures and we may not be able to do so effectively, which could negatively affect our results of operations and overall business. In addition, we may be unable to manage our expenses effectively in the future, which may negatively impact our gross margins or operating expenses in any particular quarter. Moreover, if we fail to manage our anticipated growth and change in a manner that preserves the key aspects of our corporate culture, the quality of our software solutions may suffer, which could negatively affect our brand and reputation and harm our ability to retain and attract customers.

We may not be able to successfully scale our technology and manage the growth of our business if we are unable to improve our internal systems, processes and controls.

We need to continue to improve our internal systems, processes and controls to effectively manage our operations and growth. We may not be able to successfully implement and scale improvements to our systems and processes in a timely or efficient manner or in a manner that does not negatively affect our operating results. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud. We have licensed technology from third parties to help us improve our internal systems, processes and controls. The support services available for such third-party technology may be negatively affected by mergers and consolidation in the software industry, and support services for such technology may not be available to us in the future. We may experience difficulties in managing improvements to our systems, processes and controls or in connection with third-party software, which could impair our ability to provide our solutions or professional services to our customers in a timely manner, causing us to lose customers, limit us to smaller deployments of our solutions or increase our technical support costs.

Our estimates of market opportunity and forecasts of market growth included in this registration statement may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Market opportunity estimates and growth forecasts, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Not all geographic or regional metrics covered by our market opportunity estimates will necessarily implement regulated or online gaming at all, and in some cases many potential customers and operators may choose to continue using their existing betting platform provider, or choose a solution offered by our competitors. It is impossible to build every product feature that every customer wants, and our competitors may develop and offer features that our solutions do not offer. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of customers covered by our market opportunity estimates will purchase our solutions at all or generate any particular level of revenues for us. Even if the market in which we compete meets the size estimates and growth forecasted in this registration statement, our business could fail to grow for a variety of reasons outside of our control, including competition in our industry. Furthermore, we have historically focused our selling and marketing efforts in regulated markets in Europe, specifically Italy. In order for us to successfully address the broader market opportunity, we will need to successfully market and sell our betting Platform to larger enterprise customers and also further expand our international presence. If any of these risks materialize, it could adversely affect our results of operations.

Our research and development efforts are costly and subject to international risks and may not contribute significantly to revenues for several years, if at all.

In order to remain competitive, we must continue to invest in research and development. During the years ended December 31, 2018 and 2017, we spent approximately $800,000 per annum and approximately $400,000 for the six months ended June 30, 2019 for research and development. We have made and expect to continue to make significant investments in development and related opportunities, such as our acquisition of VG, and these investments could adversely affect our operating results if not offset by increases in revenues. However, we may not receive significant revenue from these investments for several years, if at all.

Further, our competitors may expend a greater amount of funds on their research and development programs. Our failure to maintain adequate research and development resources or to compete effectively with the research and development programs of our competitors could materially and adversely affect our business and results of operations.

If we fail to manage our technical operations infrastructure, our customers may experience service outages and delays, which may adversely affect our business.

We derive significant revenue from the use of our websites and Platform. In the past, we have experienced significant growth in the number of users, transactions and data that our operations infrastructure supports. We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our customers. We also seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of our Platform. As we transition to larger infrastructure and pursue geographic expansion, we may experience interruptions, delays and outages in service and availability, and we expect our gross gaming margin to decline modestly in the near term reflecting the costs of this transition.

We have experienced, and may in the future experience, website disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, vendor issues, human or software errors, viruses, security attacks, fraud, general Internet availability issues, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. If we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation, business and results of operations.

We may not have exclusive control over the distribution of cash from any operators that we may acquire in the future and may be unable to cause all or a portion of the cash of such operators to be distributed to us.

We anticipate having a complete or a majority ownership in the operators we may acquire in the future. We expect any future agreements we execute with such operators will provide for the distribution of available cash to us. However, it is possible that these agreements may impose limits on the ability of our acquired operators to make distributions of cash to us. If we are unable to cause sufficient cash to be distributed from one or more of the operators we may acquire in the future, our ability to pay our obligations as they become due may be harmed.

If we acquire an operator that has made submission and reporting errors prior to our acquisition, we may be liable for such errors that which may have a material adverse effect on our business.

Historical submissions and reporting errors in gaming accounts made by an operator we may acquire in the future, may require us to provide refunds to customers and may also subject us to civil penalties, which involve monetary damages. If operators we may acquire in the future overpaid their obligation, it is unlikely that we would be able to collect funds that were owed to the operator prior to our acquisition. There can be no assurance that a compliance audit will disclose any future liabilities for underpayments or overpayments that any of our operators may have incurred.

If any executive officers or key personnel of operators we may acquire are unable to assist with the transition of operations and customers, our business may be adversely affected.

In connection with any potential acquisition of operators, we believe that it is necessary and desirable to retain the services of executive officers and key personnel of such operators to assist with the transition and integration of operations and customers into our existing operations; however, no assurances can be given that such executive officers and key personnel will be willing and able to assist us with such transition and integration. In the event that such executive officers and key personnel are unable to assist us after the consummation of the future acquisition of an operator, we may need to hire additional personnel to assist with the transaction, which new personnel may not be readily available to us or on acceptable terms.

Any violation of the Foreign Corrupt Practices Act or any other similar anti-corruption laws could have a negative impact on us.

Our revenue is derived from operations outside the United States, which exposes us to complex foreign and U.S. regulations inherent in doing cross-border business and in each of the countries in which we transact business. We are subject to compliance with the United States Foreign Corrupt Practices Act (“FCPA”) and other similar anti-corruption laws, which generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. While our employees and agents are required to comply with these laws, we cannot be sure that our internal policies and procedures will always protect us from violations of these laws, despite our commitment to legal compliance and corporate ethics. Violations of these laws may result in severe criminal and civil sanctions as well as other penalties, and the Securities and Exchange Commission (the “SEC”) and U.S. Department of Justice have increased their enforcement activities with respect to the FCPA. Violations or allegations of non-compliance with any such laws or regulations may adversely affect our business, performance, prospects, value, financial condition, and results of operations.

Risks Related to Our Industry

Economic conditions, particularly in Italy and Europe, that have an adverse effect on the gaming industry may have an adverse effect on our results of operations.

Our business operations are currently concentrated in a single industry and geographic area (Italy) that is affected by international, national and local economic conditions. A downturn in the overall economy or economy in a specific region such as Italy or a reduction in demand for gaming in such area, may have an adverse effect on our financial condition or results of operations. We cannot predict the effect or duration of an economic slowdown in Italy or in the gaming industry, or the impact such slowdown may have on the demand for our leisure gaming products and services. If economic conditions deteriorate our consumers will have less disposable income to spend on wagers and our business may be adversely affected.

Intense competition in the leisure gaming industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for operators, customers and advertisers with numerous well-established leisure gaming operators, as well as numerous smaller and newer gaming website operators. Many of our principal competitors have substantially longer operating histories, greater financial, technical, marketing or other resources, stronger brand and customer recognition, larger intellectual property portfolios and broader global distribution and presence than we have. Our competitors may be able to offer products or functionality similar to ours at a more attractive price than we can by integrating or bundling such products with their other product offerings or may develop new technologies or services that are more attractive to other operators or our customers. Acquisitions and consolidation in our industry may provide our competitors with even more resources or may increase the likelihood of our competitors offering bundled or integrated products with which we cannot effectively compete. New innovative start-ups and existing large companies that are making significant investments in research and development could also launch new products and services that are competitive with ours and that could gain market acceptance quickly. In addition, we face potential competition from participants in adjacent markets that may enter our markets by leveraging related technologies and partnering with or acquiring other companies or providing alternative approaches to provide similar results.

With the introduction of new technologies, the evolution of our Platform and new market entrants, we expect competition to intensify in the future. Increased competition generally could result in reduced sales, reduced margins, losses or the failure of our Platform to achieve or maintain more widespread market acceptance, any of which could harm our business.

We expect that competition from internet gaming will continue to grow and intensify in the United States.

We intend to expand the use of our Platform in the United States; however, that will be dependent upon changes in legislation and we expect that we will face increased competition from other leisure betting operators as the potential for legalized internet gaming continues to grow. Several states in the United States are currently considering legislation that would legalize internet gaming at the state level. As a result of the Justice Department’s (“DOJ”) December 2011 opinion concerning the applicability of the Wire Act to internet gaming, certain states including Nevada, Delaware and New Jersey have enacted legislation to authorize various forms of intrastate internet gaming. In addition, the recently revised DOJ opinion on the Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”) and competition from internet lotteries and other internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from our products and thus adversely affect our business. Such internet wagering services are likely to expand in future years and become more accessible to domestic customers as a result of initiatives in some states to consider legislation to legalize intrastate internet wagering. There have also been proposals that would specifically legalize internet gaming under federal law. If we are unable to execute our U.S. strategy, anticipate, react to or penetrate the U.S. market in a timely manner, our competitive position could weaken, which could adversely affect our business and results of operations.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations. In addition, changes in laws and regulations with respect to the gaming industry, and the application or interpretation of existing laws and regulations applicable to our operations may have a material adverse effect on our business, financial condition and results of operations.

Our business is highly regulated, and we are subject to many laws and regulations at the federal, provincial and local government levels in the jurisdictions in which we operate. These laws and regulations require that our operators and our operations meet various licensing, certification and other requirements, including those relating to:

●	ownership of our operators;

●	our and our operators’ relationships with sponsors and other referral sources;

●	approvals and other regulations affecting the acquisition of operators, capital expenditures or the addition of services;

●	qualifications of management and support personnel;

●	maintenance and protection of records;

●	billing for services by gaming product providers, including appropriate treatment of overpayments and credit balances;

●	privacy and security of individually identifiable personal information;

●	online gaming and gaming in general;

●	commercial advertising;

●	subscription rates; and

●	foreign investments.

Furthermore, the rules and regulations governing the gaming industry are evolving and subject to interpretation in the territories in which we operate and the territories in which we may operate in the future. Promulgation of new laws, changes in current laws, and changes in interpretations by courts and other government agencies of existing laws, may require us to modify or cease our operations. Compliance with changes in such laws and regulations may increase our operating expenses. In addition, our failure to comply with current or future laws and regulations may expose us to significant liabilities. Our inability or failure to comply with laws and regulations that govern the gaming industry in the territories in which we operate may result in the loss of our licenses which would have a material adverse effect on our business, financial conditions and results of operations.

Regulators at the federal and provincial level in Italy are monitoring and restricting the issuance and renewal of gaming licenses which could have an adverse effect on our growth.

Federal regulators in Italy are enforcing new restrictions to reduce the number of independent operators in the gaming industry, and a moratorium on new licenses for gaming operators in Italy has been implemented. The success of our business depends upon our ability to acquire operators in new regional locations throughout Italy. The restrictions on the licensing of new operators may make it more difficult for us to locate operators that we may be able to acquire. Our inability to acquire operators and expand our operations into new regional locations throughout Italy may have a material adverse effect on our business and financial condition.

Our records and submissions to regulatory agencies may contain inaccurate or unsupportable submissions which may result in an under or overstatement of our revenues and subject us to various penalties and may adversely affect our operations.

A major component of the regulatory environment is the interpretation of winnings and tax calculation procedures established by the ADM. Inaccurate or unsupportable submissions, inaccurate records for gaming coin-in or handle (turnover), client data and erroneous winning claims could result in inaccurate revenues being reported. Such errors are subject to correction or retroactive adjustment in later periods and may be reflected in financial statements for periods subsequent to the period in which the revenue was recorded. We may also be required to refund a portion of the revenue that we have received which, depending on its magnitude, may damage our reputation and relationship with regulatory agencies and may have a material adverse effect on our results of operations or cash flows.

The ADM in Italy conducts weekly account audits and sweeps for taxes in addition to random onsite inspections for online connection to the ADM network as well as searches for nefarious programming or routers which can alter the reporting requirements of the ADM. It is possible that our acquired operators will receive letters from ADM auditors requesting payment of alleged violations and errors and as such will incur expenses associated with responding to, and appealing such requests, as well as the costs of paying any shortfalls in addition to possible fines and penalties. Demands for payments can occur even if an operator is acquired by means of an asset transfer. Our inability to dispute demands or pay requests for underpayments may have a material adverse effect on our financial condition and results of operations.

We may become the subject of Italian federal and provincial investigations in the future and our business may be adversely affected.

Both Italian federal and provincial government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of gaming companies, as well as their executives and managers. These investigations relate to, among other things diversion practices if an agent or store owner were to disconnect (i.e., remove ethernet plug from internet) the betting terminal or PC from the ADM network.

In addition, we may employ executives and managers, some of which may have worked at other gaming companies that are or may become the subject of ADM investigations and private litigation. Such executives and managers may be included in governmental investigations or named as defendants in private litigation. A governmental investigation of us, our executives or our managers could divert our management’s attention, result in significant expenses, as well as negative publicity and adversely affect our business.

Our current operations are international in scope and we are planning further geographic expansion, creating a variety of potential operational challenges.

We currently have an office location in Canada, a sub-office in the United States and business operations and offices in Europe and intend to open additional offices in the United States and possibility other countries. If we expand in the future, our offices, personnel and operations may be further dispersed around the world. In connection with such expansion, we may face a number of challenges, including costs associated with developing software and providing support in additional languages, varying seasonality patterns, potential adverse movement of currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable in some countries, tariffs and trade barriers, a variety of regulatory or contractual limitations on our ability to operate, adverse tax events, reduced protection of intellectual property rights in some countries and a geographically and culturally diverse workforce and customer base. Failure to overcome any of these challenges could negatively affect our business and results of operations.

We face exposure to foreign currency exchange rate fluctuations that could harm our results of operations.

We conduct transactions, including intercompany transactions, in currencies other than the U.S. dollar. As we grow our international operations, we expect the amount of our revenues denominated in foreign currencies to increase. Accordingly, changes in the value of foreign currencies relative to the U.S. dollar could affect our reported revenues and operating results due to transactional and translational re-measurements that are reflected in our results of operations. As a result of such foreign currency exchange rate fluctuations, it could be more difficult to detect underlying trends in our business and results of operations. In addition, to the extent that fluctuations in currency exchange rates cause our results of operations to differ from our expectations or the expectations of our investors, the trading price of our common stock could be adversely affected.

We do not currently maintain a program to hedge transactional exposures in foreign currencies. However, in the future, we may use derivative instruments, such as foreign currency forward and option contracts, to hedge exposures to fluctuations in foreign currency exchange rates. The use of such hedging activities may not offset any or more than a portion of the adverse financial effects of unfavorable movements in foreign exchange rates over the limited time the hedges are in place. Moreover, the use of hedging instruments may introduce additional risks if we are unable to structure effective hedges with such instruments.

Risks Related to Ownership of Our Securities

The price of our securities may fluctuate significantly.

An investment in our securities is risky and should be made only if an investor can withstand a significant loss and wide fluctuations in the market value of their investment. Some factors that may cause the market price of our securities to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this registration statement are:

●	sale of our common stock by our stockholders, executives, and directors;

●	volatility and limitations in trading volumes of our securities;

●	our ability to obtain financings to implement our business plans, including the acquisitions of operators;

●	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new customers;

●	changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of securities by our stockholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter into new markets or develop new products;

●	reputational issues;

●	our inability to successfully manage our business or achieve profitability;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigation related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;

●	market conditions or trends in the gaming industry; and

●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our securities could decline for reasons unrelated to our business, financial condition and results of operations. Any of these factors may make it more difficult or impossible for investors to sell our securities or obtain a return on their investment. In the past, shareholders have instituted securities class action litigation against some companies following periods of market volatility. If we become involved in such securities litigation, we could, among other things, incur substantial costs and the attention of our management could be diverted from our business.

Future sales of shares of our common stock or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market. In addition, if our significant stockholders sell a large number of shares, or if we issue a large number of shares, the market price of our common stock could decline. Any issuance of additional common stock, or common stock equivalents by us would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount to the then-current trading price of our common stock. Moreover, the perception in the public market that stockholders may sell shares of our stock or that we may issue additional shares of common stock could depress the market for our shares. and make it more difficult for us to sell equity securities at any time in the future if at all.

We may issue additional shares of common stock and preferred stock without stockholder approval, which would dilute the current holders of our common stock. In addition, the exercise or conversion of currently outstanding securities would further dilute holders of our common stock.

Our Board of Directors has authority, without action or vote of our shareholders, to issue shares of common and preferred stock. We may issue shares of our common stock or preferred stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These issuances would dilute our stockholders’ ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock or if our convertible debt holders convert their debt.

If all of the holders of our outstanding convertible debentures, excluding interest thereon, and warrants converted or exercised their securities, we would be obligated to issue 26,658,423 common shares, excluding any interest thereon.

The rights of the holders of our common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our Board of Directors the right to create one or more new series of preferred stock. As a result, the Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interests of the holders of our common stock. Preferred stock, which could be issued with the right to more than one vote per share, would dilute the rights of our common stockholders and could be used to discourage, delay or prevent a change of control of our company, which could materially adversely affect the price of our common stock.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We currently do not have any analyst coverage. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. Furthermore, if we should have analyst coverage and one or more of the analysts who do cover us downgrade our stock or if those analysts issue other unfavorable commentary about us or our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our stock could decrease, which in turn could cause our stock price or trading volume to decline and may also impair our ability to expand our business with existing customers and attract new customers.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

Gilda Pia Ciavarella, the spouse of our Chief Executive Officer is the beneficial owner of 33,076,335 shares of our common stock and therefore our Chief Executive Officer is deemed to beneficially own approximately 39.4% of our outstanding shares of common stock on a fully diluted basis as of the date of the filing of this registration statement. As a result, Ms. Ciavarella, has the ability to effectively control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets and the ability to control the management and affairs of our company. In addition, other members of our senior management team beneficially own 22.2% of our outstanding shares of common stock on a fully diluted basis as of the date of the filing of this registration statement. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control of our company. For example, our Board has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could materially adversely affect the market price of our common stock.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. This provision may prohibit or restrict large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which could discourage potential takeover attempts, reduce the price that investors may be willing to pay for shares of our common stock in the future and result in our market price being lower than it would be without these provisions.

Our Bylaws have an exclusive forum for adjudication of disputes provision which limits the forum to the Delaware Court of Chancery for certain actions against the Company.

Our Bylaws provide that the Delaware Court of Chancery is the sole and exclusive forum for certain actions including derivative action or proceeding brought on our behalf; an action asserting a breach of fiduciary duty owed by an officer, a director, employee or any of our shareholders; any claim arising under Delaware corporate law; and any action asserting a claim governed by the internal affairs doctrine. This means a shareholder has a limited forum in which to bring one of the above causes of action, which can be inconvenient for the shareholder.

A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law-based shareholder class actions, derivative suits and other intra-corporate disputes. Our management believes limiting state law-based claims to Delaware mitigate against the potential risk of another forum misapplying Delaware law is avoided. In addition, Delaware courts have a well-developed body of case law and we believe limiting the forum for the adjudication of disputed will prevent costly and duplicative litigation and avoid the risk of inconsistent outcomes. Our Bylaws limit any shareholder’s ability to bring a claim in a forum it believes is favorable to shareholders in disputes with directors, officers or other employees.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain any future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The public offering price per unit will be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. Therefore, if you purchase units in this offering at an assumed public offering price of $[ ] per unit, you will experience immediate dilution of $[ ] per share, the difference between the price per unit investors pay for our shares of common stock and the as adjusted net tangible book value per share forming part of the shares of common stock as of June 30, 2019, after giving effect to the issuance of common stock in this offering. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their securities. For a further description of the dilution that investors in this offering will experience, see “Dilution.”

In addition, to the extent that outstanding warrants or convertible debentures have been or may be exercised or converted or other shares issued, you may experience further dilution.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term and intermediate-term, investment-grade, interest-bearing securities, investment grade securities and government securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Sales of additional shares of common stock, including by us or our directors and officers following expiration or early release of the lock-up period, could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or by others, including the issuance of shares of common stock upon the exercise of outstanding options and warrants, could adversely affect the price of our common stock. In connection with this offering, we and our directors and officers have entered into lock-up agreements for a period of 180 days following this offering. We and our directors and officers may be released from the lock-up prior to its expiration period at the sole discretion of the representative of the underwriters. See “Underwriting.” Upon expiration or earlier release of the lock-up, we and our directors and officers may sell shares of our common stock into the market, which could adversely affect the market price of our common stock.

There currently is a limited liquid trading market for our common stock and we cannot assure investors that an active trading market will ever develop or be sustained following this offering.

To date there has been a limited liquid trading market for our common stock on the OTCQB Venture Market. We cannot predict how liquid the market for our common stock may become. We have applied to list our common stock on The Nasdaq Capital Market. We believe the listing of our common stock on The Nasdaq Capital Market will be beneficial to us and our shareholders. However, while we believe that The Nasdaq Capital Market listing will improve the liquidity of our securities, it may not improve trading volume, reduce volatility or stabilize our share price. A lack of an active market may impair investors' ability to sell their securities at the time they wish to sell them or at a price they consider reasonable. The lack of an active trading market may impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using our common stock as consideration.

There can be no assurance that we will be able to comply with the continued listing standards of The Nasdaq Capital Market. Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a de-listing of our common stock.

We cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on The Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements or the minimum stockholder's equity requirement, The Nasdaq Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our securities and would impair our shareholders' ability to sell or purchase our securities when they wish to do so. In the event of a potential de-listing, we would take actions to restore our compliance with The Nasdaq Capital Market's listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

There is no assurance that we will not continue to experience volatility in our share price.

Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market, thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on The Nasdaq Capital Market.

Market prices for our common stock will be influenced by a number of factors, including:

●	the issuance of new equity securities pursuant to a future offering, including issuances of preferred stock;

●	the introduction of new products or services by us or our competitors;

●	changes in interest rates;

●	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	variations in quarterly operating results;

●	change in financial estimates by securities analysts;

●	a limited amount of news and analyst coverage for our company;

●	the depth and liquidity of the market for our shares of common stock;

●	sales of large blocks of our common stock, including sales by our major stockholder, any executive officers or directors appointed in the future, or by other significant shareholders;

●	investor perceptions of our company and the gaming industry generally; and

●	general economic and other national and international conditions.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

The warrants are speculative in nature.

The warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $[____] (based on an assumed public offering price of $[____] per unit), or [_____ %] of the public offering price of the common stock. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. Furthermore, each warrant will expire 5 years from the original issuance date. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of the warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the warrants acquire shares of our common stock upon exercise of the warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

An active trading market for the warrants to purchase shares of our common stock being offered in this offering may not develop.

Although we have applied to list the warrants on The NASDAQ Capital Market there can be no assurance that there will be an active trading market for the warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our certificate of incorporation and our bylaws, certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We intend to complete a reverse stock split prior to the offering which may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by our planned reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split. In addition, the reverse stock split may decrease the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading “Risk Factors.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $[____] million, assuming the sale of [______] units at a public offering price of $[__] per unit (consisting of $[__] per share of common stock and $[______] for each accompanying warrant) after deducting the estimated underwriting discount and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants. We will only receive additional proceeds from the exercise of the warrants issuable in connection with this offering if the warrants are exercised at their exercise price of [___]% of the public offering price of the units and the holders of such warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the warrants.

A $0.25 increase (decrease) in the assumed public offering price of $[___] per unit would increase (decrease) the expected net proceeds of the offering to us by approximately $[___] million, assuming that the number of units sold by us remains the same. We may also increase or decrease the number of units we are offering. An increase (decrease) of 250,000 in the number of units sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $[___] million, assuming that the assumed combined public offering price per unit remains the same.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions.

We cannot predict with certainty all of the particular uses for the proceeds of this offering. Accordingly, we will have significant flexibility in applying the net proceeds of this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short-and intermediate-term, interest-bearing, investment-grade securities and government securities.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2019:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance of an additional 1,523,000 shares of common stock upon conversion of debentures in the principal amount of $609,200 subsequent to June 30, 2019; (ii) the issuance of 833,210 shares of common stock as payment of the principal amount of $283,024 owed under the terms of the Virtual Generation Promissory Note and (iii) the issuance of an additional 1,143,652 shares of common stock issued upon exchange and extinguishment of $457,461 in debt and interest owed thereon, 1,000,000 shares of common stock issued upon exchange and extinguishment of $500,000 of accrued salary and 121,570 shares of common stock issued upon exchange and extinguishment of $48,508 of accounts payable; and

●	on a pro forma as adjusted basis, giving effect to the pro forma adjustments and our receipt of estimated net proceeds from the sale of units in the offering at the assumed public offering price of $[___] per unit (the assumed public offering price is $[___] per share of common stock and $[______] per accompanying warrant), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2019
	Actual	Pro Forma	As Adjusted

Cash and cash equivalents	5,228,797	$5,228,797	$—

Total assets	24,943,974	24,943,974
Total liabilities	18,462,561	15,305,115	—

Stockholders’ Equity:

Common stock, $0.0001 par value; 160,000,000 shares authorized, actual, 79,348,133 shares issued and outstanding, actual; as adjusted; XXX shares issued and outstanding	7,935	8,397	—
Additional paid-in capital	25,455,983	28,612,966	—
Accumulated other comprehensive income	(1,170,151)	(1,170,151)	—
Accumulated deficit	(17,812,354)	(17,812,354)	—

Total Stockholders’ Equity	6,481,413	9,638,859	—
Total capitalization	24,943,974	$24,943,974	$—

Each $0.25 increase (decrease) in the assumed public offering price of $[____] per unit would increase (decrease) cash and cash equivalents, working capital, total assets and total stockholders’ equity by $[____] million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 250,000 units offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets and total stockholders’ (deficit) equity by $[____] million, assuming the assumed public offering price of $[____] per unit remains the same, and after deducting the estimated underwriting discounts and commissions.

If the underwriters’ option to purchase additional shares of common stock and/or warrants from us is exercised in full, as adjusted cash and cash equivalents, total stockholders’ equity, total capitalization and shares of common stock outstanding as of June 30, 2019 would be $[____], $[____], $[____], $[____] and $[____], respectively (assuming no exercise of the warrants).

The number of shares of our common stock that will be outstanding immediately after this offering is based on 79,348,133 shares of common stock outstanding as of June 30, 2019, and does not include, as of September 10, 2019:

●	8,713,064 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.50 per share as of June 30, 2019;
●	1,962,500 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.36 per share;

●	7,237,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plan;

●	17,945,359 shares of common stock issuable upon conversion of the aggregate principal balance outstanding of convertible debentures, made up of $2,503,000 of US$ denominated debentures and CDN$6,211,165 ($4,675,144 at an exchange rate of $0.7527), which mature May 2020, excluding interest thereon of approximately $312,000 and CDN$807,000 ($607,430 at an exchange rate of $0.7527); and

●

Approximately 2,574,600 shares of our common stock to be issued to the former stockholders of VG in accordance with the terms of the note that we issued to such former stockholders of VG pursuant to the terms of our acquisition agreement that we entered into with VG (which number is an approximate number based upon the monthly average number of shares of common stock that we have issued as of the date of this prospectus to VG under the note).

Unless we specifically state otherwise, the information in this prospectus assumes or gives effect to:

●	that the public offering price of our unit is $[____] per unit (the assumed public offering price is $[____] per share of common stock and $[______] per accompanying warrant);

●	no exercise of the outstanding warrants described above and no conversion of the convertible debentures described above;

●	no exercise of the underwriters’ option to purchase up to an additional [____] shares of common stock from us in this offering;

●	no exercise of the warrants included in the units;

●	no exercise of the representative’s warrants;

●	no issuance of any earn-out shares to the former stockholders of VG; and

●	a one-for-[ ] reverse stock split of our issued and outstanding shares of common stock effected on [____], 2019.

DILUTION

If you invest in our units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the unit and the as adjusted net tangible book value per share of common stock immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of June 30, 2019, our net tangible book value was approximately $(10,139,438), or approximately $(0.13) per share.

Our pro forma net tangible book value as of June 30, 2019 was $(6,981,992) or $(0.08) per shares of our common stock. Pro forma net tangible book value per share gives effect to (i) the issuance of an additional 1,523,000 shares of common stock upon conversion of debentures in the principal amount of $609,200 subsequent to June 30, 2019; (ii) the issuance of 833,210 shares of common stock as payment of the principal amount of $283,024 owed under the terms of the Virtual Generation Promissory Note and (iii) the issuance of an additional 1,143,652 shares of common stock issued upon exchange and extinguishment of $457,461 in debt and interest owed thereon, 1,000,000 shares of common stock issued upon exchange and extinguishment of $500,000 of accrued salary and 121,570 shares of common stock issued upon exchange and extinguishment of $48,508 of accounts payable. After giving effect to the pro forma adjustments and the assumed sale by us of [______] units in this offering at an assumed public offering price of $[______] per unit ($[_____] per share of common stock and $[______] per warrant) and after deducting the estimated underwriting discount and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2019 would have been approximately $[______] million, or approximately $[______] per share. This represents an immediate increase in pro forma net tangible book value of $[______] per share to existing stockholders and an immediate dilution of $[______] per share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$
Pro forma net tangible book value per share as of June 30, 2019		$(0.08)
Increase in pro forma net tangible book value per share after this offering	$
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$
Dilution per share to new investors	$

Each $0.25 increase (decrease) in the assumed public offering price of $[___] per unit would increase (decrease) the as adjusted net tangible book value per share by $[____], and the dilution per share to new investors in this offering by $[____], assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Each increase of 250,000 in the number of units sold in this offering would increase (decrease) our as adjusted net tangible book value by approximately $[____] million and the dilution per share to new investors in this offering by $[____], assuming that the assumed public offering price per unit remains the same.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants or conversion of convertible debentures having a per share exercise price or conversion price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 79,348,133 shares of common stock outstanding as of June 30, 2019, and does not include, as of September 10, 2019:

●	8,713,064 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.50 per share as of June 30, 2019;

●	1,962,500 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.36 per share;

●	7,237,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plan;

●	17,945,359 shares of common stock issuable upon conversion of the aggregate principal balance outstanding of convertible debentures, made up of $2,503,000 of US$ denominated debentures and CDN$6,211,165 ($4,675,144 at an exchange rate of $0.7527), which mature May 2020, excluding interest thereon of approximately $312,000 and CDN$807,000 ($607,430 at an exchange rate of $0.7527); and

●	Approximately 2,574,600 shares of our common stock to be issued to the former stockholders of VG in accordance with the terms of the note that we issued to such former stockholders of VG pursuant to the terms of our acquisition agreement that we entered into with VG (which number is an approximate number based upon the monthly average number of shares of common stock that we have issued as of the date of this prospectus to VG under the note)

Unless we specifically state otherwise, the information in this prospectus assumes or gives effect to:

●	that the public offering price of our unit is $[____] per unit (the assumed public offering price is $[____] per share of common stock and $[______] per accompanying warrant);

●	no exercise of the outstanding warrants described above and no conversion of the convertible debentures described above;

●	no exercise of the underwriters’ option to purchase up to an additional [____] shares of common stock from us in this offering;

●	no exercise of the warrants included in the units;

●	no exercise of the representative’s warrants;

●	no issuance of any earn-out shares to the former stockholders of VG; and

●	a one-for-[ ] reverse stock split of our issued and outstanding shares of common stock effected on [____], 2019.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. All amounts in this prospectus are in U.S. dollars, unless otherwise noted.

General Overview and Plan of Operation

Except as expressly stated, the financial condition and results of operations discussed throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations are those of Newgioco Group, Inc. and its consolidated subsidiaries.

General Plan of Operation

We are a licensed gaming Operator in the regulated Italian leisure betting market holding an “online”, “retail” and “CED retail” Austria Bookmaker license through our Multigioco, Rifa and Ulisse subsidiaries, respectively. As an Operator, we collect gaming wagers and sports bets through two distribution channels: (i) online through websites on internet browsers, mobile applications and physical venues known as “web-shops” (internet cafes; kiosks, coffee-shops, convenience stores, restaurants and bars, etc.) where patrons can play online through PC’s situated at each venue, and (ii) through physical land-based retail venues (off-track betting shops, SSBT (“self-serve betting terminal”) kiosks, coffee-shops, convenience stores, restaurants, taverns and bars, etc.).

Additionally, we are a global gaming technology company which owns and operates a betting software designed with a unique “distributed model” architecture colloquially named Elys Game Board (the “Platform”) through our Odissea subsidiary. The Platform is a fully integrated “omni-channel” framework that combines centralized technology updating, servicing and operation with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built in player gaming account management system, built-in sports book and a virtual sports platform through our VG subsidiary. The Platform also provides seamless application programming interface integration of third-party supplied products such as online casino, poker, lottery and horse racing and has the capability to incorporate e-sports and daily fantasy sports providers.

Our corporate group is based in North America, which includes a head office situated in Toronto, Canada with sub-offices in Fort Lauderdale and Boca Raton, Florida through which our CEO and CFO handle corporate duties, day-to-day reporting duties, U.S. development planning and through which various independent contractors and vendors are engaged.

Although we operate in one business segment, the leisure gaming industry, our revenue is derived from two sources:

1.	Transaction revenue through our offering of leisure betting products to retail customers directly through our online distribution on websites or a betting shop or through third party agents that operate white-label websites and/or land-based retail venues; and

2.	SaaS based service revenue through providing our Platform and virtual sports products to betting operators.

Currently, transaction revenue generated through our subsidiaries Multigioco, Rifa and Ulisse, consist of wagering and gaming transaction income broken down to: (i) spread on sports bet wagers, and (ii) fixed rate commissions on casino, poker, lotto and horse racing wagers from online based betting web shops and websites as well as land-based retail betting shops located throughout Italy; while our service revenue generated by our Platform is primarily derived from bet and wager processing through our Multigioco, Rifa and Ulisse operations in Italy.

We believe that our Platform is considered one of the newest betting software platforms in the world and our plan is to expand our Platform offering to new jurisdictions around the world on a B2B basis, including expansion through Europe, South America, South Africa and the developing market in the United States. During the first and second quarter of 2019, we also generated service revenue from royalties through authorized agents by providing our virtual sports products through our VG subsidiary in 12 countries including: Italy, Peru, Nigeria, Paraguay, Albania, Honduras, Colombia, Mexico, Dominican Republic, Uganda, Nicaragua, and Turkey. We intend to leverage our partnerships in these 12 countries to cross-sell our Platform services to expand the global distribution of our betting solutions.

This Management’s Discussion and Analysis includes a discussion of our operations for the three and six months ended June 30, 2019, which reflects the operations of VG and Naos for the full quarter ended June 2019 and for five of the six months for the period ended June 30, 2019. The operations of VG and Naos are not included in the discussion for the three months and six months ended June 30, 2018 due to the fact that the acquisition was consummated in January 2019. Accordingly, the results of operations reported for the three months and six months ended June 30, 2019 and 2018, in this Management’s Discussion and Analysis are not directly comparable.

Recent Developments

Acquisition of VG

In January 2019, we expanded our operations in Europe with our acquisition of all of the issued and outstanding ordinary shares of VG and Naos. The sellers included Mr. Luca Pasquini, our Vice President of Technology and a member of our Board of Directors, and Mr. Gabriele Peroni, our Vice President of Business Development, each of whom owned 20% each of the issued and outstanding shares of Naos.

VG is a Gaming Laboratories International (GLI) certified virtual sports and gaming software developer with a portfolio of products including greyhound and horse racing; league play football (i.e., soccer), keno; and American Roulette.

VG’s operations have grown rapidly in the highly competitive virtual sports market from approximately 67,000 tickets in 2014 to approximately 16 million bet tickets traded in 2018. VG now operates in 12 countries including: Italy, Peru, Nigeria, Paraguay, Albania, Honduras, Colombia, Mexico, Dominican Republic, Uganda, Nicaragua, and Turkey.

Pursuant to the VG purchase agreement we paid the sellers €4,000,000 (approximately $4,580,000 at a Euro – exchange rate of 1.143) as follows:

(i)	a cash payment of €108,000 (approximately $124,000);

(ii)	the issuance of shares of our common stock valued at €89,000 (approximately $102,000); and

(iii)	the delivery of a non-interest bearing promissory note providing for the payment of (a) an aggregate of €2,392,000 (approximately $2,737,000) in cash in 23 equal and consecutive monthly installments of €104,000 (approximately $119,000) with the first such payment due and payable in February 2019; and (b) an aggregate of €1,411,000 (approximately $1,615,000) in shares of our common stock in seventeen (17) equal and consecutive monthly installments of €83,000 (approximately $95,000) as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

In addition, pursuant to the terms of the VG purchase agreement, we agreed to pay the sellers as an earn-out payment in shares of our common stock within one month from the end of the 2019 fiscal year such number of shares as shall equal to an aggregate amount of €500,000 (approximately $570,000), if the amounts of bets made by the users through the VGS platform related to our 2019 fiscal year are at least 5% higher than the amounts of bets made by the users through the VGS platform related to our 2018 fiscal year.

As of June 30, 2019, we made cash payments to the VG former shareholders under the promissory note that we issued to them equal to €482,400 (approximately $545,000) and we have issued 1,245,070 shares (or €421,000 (approximately $475,320)) of common stock to the former shareholders of VG pursuant to the promissory note, and the remaining amounts due to the vendors in cash was €1,909,600 (approximately $2,293,000) and €1,079,000 (approximately $1,226,500) to be paid in a number of shares of our common stock as determined by the average of the closing prices of such shares on the last ten trading days immediately preceding the payment dates.

Expansion and New Markets

United States Operations Development

In May 2018, the U.S. Supreme Court (“SCOTUS”) ruled that the Professional and Amateur Sports Protection Act (the “PASPA”) was unconstitutional as it violated the Tenth Amendment prohibition against forcing states to implement federal laws. Enacted in 1992, PASPA generally prohibited states from authorizing, licensing or sponsoring betting on competitive games in which amateur or professional athletes participate. PASPA did not make sports betting a federal crime; rather, it allowed the attorney general for the Department of Justice, as well as professional and amateur sports organizations, to bring civil actions to enjoin violations of the act. The SCOTUS decision opens the door for all states to legalize and regulate sports gambling within their borders. States such as Nevada, New Jersey, Delaware, West Virginia, Rhode Island, Pennsylvania, Arkansas, Montana, Illinois, Indiana, Iowa, Tennessee and Mississippi have passed laws that were ready to be enacted once the federal ban on sports betting was lifted. Additional states including Maine, New Hampshire, California, Connecticut, Louisiana, South Carolina, Oklahoma, Kansas, Missouri, Kentucky, Michigan, Ohio and Maryland are considering active bills.

As part of our multi-year business growth strategy, we made significant investments for expansion into new markets outside of Italy including preparation of the Platform for GLI-33 certification, professional services, trade show marketing and brand promotion in the second half of 2018 and first half of 2019 to enter and then build a foundation aimed at accelerating our recently announced U.S. expansion plans. To support these principal objectives, we initiated an ambitious investment strategy that is fundamental to the successful execution of our long-term business plan. These fundamental investments have resulted in short-term, non-recurring expenses related to key elements including the expansion of CEO responsibilities into regulatory and policy development functions, as well as establishing a centralized US-based headquarters. In the third quarter of 2018, we also established a plan to relocate our CEO to the U.S., commenced the recruitment and evaluation of key executives, as well as establishing a software development team at Odissea for coding and submission of our Platform for GLI-33 certification to Gaming Laboratories International (“GLI”) for the U.S. market.

In March 2019, we entered into a five-year agreement with Fleetwood Gaming, Inc. for the exclusive rights to distribute our Platform at select non-tribal locations in the state of Montana. The commencement of betting transactions is subject to obtaining the required certification and approvals from the Gambling Control Division of the Montana Department of Justice, which has not been determined as of the date of this registration statement. The multi-year agreement is expected to allow Fleetwood to install our Platform throughout Fleetwood's distribution network in Montana.

In April 2019, we entered into a five-year agreement with the Chippewa Cree Tribe in Box Elder, Montana to install our Platform at the Northern Winz Casino. The commencement of sports betting transactions is subject to obtaining the required certification and approvals from the Gambling Control Division of the Montana Department of Justice, which has not been determined as of the date of this registration statement.

Inflation

We do not believe that general price inflation will have a material effect on our business in the near future.

Foreign Exchange

We operate in several foreign countries, including Austria, Italy, Malta and Canada and we incur operating expenses and have foreign currency denominated assets and liabilities associated with these operations. Transactions involving our corporate expenditures are generally denominated in U.S. dollars and Canadian dollars while the functional currency of our subsidiaries is in Euro. Convertible debentures have also been issued in both U.S. dollars and Canadian dollars. Changes and fluctuations in the foreign exchange rate between the Euro and the U.S. dollar and the Canadian dollar and the U.S. dollar will have an effect on our results of operations.

Critical Accounting Policies and Estimates

Preparation of our unaudited consolidated financial statements in accordance with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, revenues and expenses, as well as related disclosure of contingent assets and liabilities. Significant accounting policies are fundamental to understanding our financial condition and results as they require the use of estimates and assumptions which affect the financial statements and accompanying Notes.

Results of Operations

Comparison of the three and six months ended June 30, 2019 and 2018.

The comparisons below include a discussion of our operations for the quarter ended June 30, 2019, which reflects the operations of VG and Naos for the three months of the quarter ended June 2019 and for five months of the six month period ended June 30, 2019. The operations of VG and Naos are not included in the comparisons for the three months and six months ended June 30, 2018 due to the fact that the acquisition was consummated in January 2019. Accordingly, the results of operations reported for the three months and six months ended June 30, 2019 and 2018, are not comparable.

Revenues

The following table represents disaggregated revenues from our gaming operations for the three and six months ended June 30, 2019 and 2018. Net Gaming Revenues represents turnover (also referred to as “handle”), the total bets processed for the period, less customer winnings paid out, commissions paid to agents, and taxes due to government authorities, while Commission Revenues represents commissions on lotto ticket sales and Service Revenues is revenue invoiced for our ELYS software service and royalties invoiced for the sale of virtual products.

	Three Months Ended		Six Months Ended
	June 30, 2019 (unaudited)	June 30, 2018 (unaudited)	June 30, 2019 (unaudited)	June 30, 2018 (unaudited)
Turnover
Turnover web-based	$88,647,748	$55,025,859	$175,223,649	$101,091,758
Turnover land-based	10,617,656	45,013,592	61,017,220	89,507,552
Total Turnover	99,265,404	100,039,451	236,240,869	190,599,310

Winnings/Payouts
Winnings web-based	81,857,558	54,687,682	164,120,495	97,305,678
Winnings land-based	7,199,276	35,765,405	51,555,578	74,511,647
Total Winnings/payouts	89,056,834	90,453,087	215,676,073	171,817,325

Gross Gaming Revenues	10,208,570	9,586,364	20,564,796	18,781,985

Less: ADM Gaming Taxes	1,172,993	799,016	2,366,739	1,565,849
Net Gaming Revenues	9,035,577	8,787,348	18,198,057	17,216,136
Add: Commission Revenues	33,360	18,152	62,433	117,152
Add: Service Revenues	36,416	17,159	111,158	83,238
Total Revenues	$9,105,353	$8,822,659	$18,371,648	$17,416,526

We generated total revenues of $9,105,353 and $18,371,648 for the three and six months ended June 30, 2019, an increase compared to revenues of $8,822,659 and $17,416,526 for the three and six months ended June 30, 2018, respectively. The primary driver of the increase in handle and revenues was market adoption of our Platform that resulted in additional retail locations switching from competing providers to our ELYS Platform to process their betting sales together with a substantial increase in web-based turnover as we pursue the global trend of online gaming. The increase in web-based turnover was offset by the substantial decline in land based turnover due to the soccer world cup sporting event in 2018, an event that occurs every four years.

Selling expenses

We incurred selling expenses of $7,038,797 and $14,446,503 for the three and six months ended June 30, 2019, an increase compared to $5,826,243 and $11,903,600 for the three and six months ended June 30, 2018. Selling expenses are commissions that are paid to our sales agents and are directly tied to handle (turnover) as they are based on a percentage of handle (turnover) and are not affected by the winnings that are paid. Therefore, increases in handle, will always result in increases in selling expenses but may not result in increases in overall revenue if winnings/payouts are very high. During the three and six months ended June 2019 our percentage of selling expenses to gross gaming revenues (handle or turnover minus winnings) was approximately 70% compared to approximately 62% for the three and six months ended June 2018. This increase reflects the increase in customer use of our Platform which increased revenue as well as selling expenses.

General and Administrative Expenses

We incurred $2,487,299 and $5,660,766 in general and administrative expenses during the three and six months ended June 30, 2019, an increase compared to $2,056,275 and $4,115,728 in the three and six months ended June 30, 2018. The increase in general and administrative expenses was mostly as a result of an increase in payroll expenses due to office expansion to accommodate business growth, professional fees and gaming related conferences. These expenses have been curtailed with effect from May 2019 since the expansion of our administrative functions in Italy are now established and our expenses related to marketing in promotion have been reduced.

(Loss) Income from Operations

The loss from operations of $(420,743) and $(1,735,621) for the three and six months ended June 30, 2019, respectively, compares to income from operations of $940,141 and $1,397,198. The loss from operations during the current fiscal year is directly attributable to higher commissions paid on turnover and the increase in general and administrative expenses discussed above.

Interest Expense, Net of Interest Income

Interest expense of $1,016,866 and $2,520,656 for the three and six months ended June 30, 2019, respectively compares to interest expense of $1,050,270 and $1,262,509 for the three and six months ended June 30, 2018. The increase in interest expense for the six month period is attributable to the convertible debenture funding which took place from February 2018 to June 2018, resulting in a significant increase in interest and debenture discount amortization during the three months ended June 30, 2018. The convertible debenture interest and amortization expense was incurred for the full six months during the current fiscal year.

Gain on Litigation Settlement

The gain on litigation settlement for the six months ended June 30, 2018, related to the settlement of the Paymobile litigation matter. In connection with the settlement, the Company received 2,500,000 shares of Zoompass Holdings, Inc. and recorded a gain on litigation settlement of $516,120 in the first quarter of 2018.

Loss on Marketable Securities

The loss on marketable securities of $0 and $25,000 for the three and six months ended June 30, 2019, respectively, compares to the loss on marketable securities of $155,000 and $155,000 for the three and six months ended June 30, 2018. The loss on marketable securities is directly related to the stock price of our investment in Zoompass which is marked-to-market each quarter. The shares in Zoompass were acquired by us as settlement of a litigation matter.

(Loss) Income Before Income Taxes

The loss before income taxes of $(1,465,827) and $(4,309,495) for the three and six months ended June 30, 2019, respectively, is higher than the loss before income taxes of $(476,646) and the income before income taxes of $282,778 for the three and six months ended June 30, 2019. The increase in loss before income taxes is attributable to the increased selling expenses and increased general and administrative expenses discussed above.

Income Tax Provision

The income tax provision of $232,417 and $493,964 for the three and six months ended June 30, 2019, respectively, compares to the income tax provision of $512,406 and $757,442 for the three and six months ended June 30, 2018. The decrease in the income tax provision is attributable to lower income earned in one of our subsidiaries in the three and six months ended June 30, 2019 compared to June 30, 2018, impacting on both the overall group profitability and the provision for income tax.

Net Loss

Net loss of $1,698,244 and $4,803,459 for the three and six months ended June 30, 2019, respectively, increased compared to the net loss of $989,052 and $474,664 for the three and six months ended June 30, 2018. The increase in net loss is discussed above.

Comprehensive Loss

Our reporting currency is the U.S. dollar while the functional currency of our subsidies is the Euro, the local currency in Italy and Austria and the functional currency of our Canadian subsidiary is the Canadian dollar. The financial statements of our subsidiaries are translated into United States dollars in accordance with ASC 830, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining other comprehensive income.

We recorded a foreign currency translation adjustment loss of $32,633 and $88,813 for the three and six months ended June 30, 2019, respectively, compared to a foreign currency translation adjustment loss of $98,355 and $162,873 for the three and six months ended June 30, 2018, respectively.

Year ended December 31, 2018 compared to year ended December 31, 2017

Revenues

Our gross revenue for the year ended December 31, 2018 increased by 51% to $34,575,097 compared to $22,865,146 for the year ended December 31, 2017. The increase in revenue is attributed to positive adoption of our Platform in our Italian market that resulted in an organic increase in new customers and sales that generated a higher aggregate wagering handle (gross pay-ins from sports-betting, casino, cash and skill games, slots, bingo and horse race wagers) of approximately 89% for the year ended December 31, 2018 as compared to the year ended December 31, 2017. Web-based handle and land-based handle increased by approximately 102% and approximately 59%, respectively for the year ended December 31, 2018 as compared to the year ended December 31, 2017. The increase in handle was offset by an increase in total winnings/payout of approximately 93% for the year ended December 31, 2018 as compared to the year ended December 31, 2017, primarily as a result of the increase in web-based winnings of approximately 123% for the year ended December 31, 2018 as compared to the year ended December 31, 2017 and to an increase in land-based winnings of approximately 62% for the year ended December 31, 2018 as compared to the year ended December 31, 2017. ADM Gaming taxes, which are a percentage of handle increased for the year ended December 31, 2018 due to the increase in handle. Commission revenue, which is a fixed percentage from the sale of scratch off tickets and other lottery games and represented 1% of revenue for the year ended December 31, 2017, decreased during the year ended December 31, 2018 to less than 0.05% of revenue. Service revenue which includes license fees, training, installation, and product support services, which represented 4% of revenue for the year ended December 31, 2017 decreased by 84% during the year ended December 31, 2018, representing less than 0.05% of the revenue for the year ended December 31, 2018. The following table represents a detailed breakdown of revenues from our gaming operations for the years ended December 31, 2018 and December 31, 2017:

	For the Year Ended December 31,
	2018	2017
Handle (Turnover)
Handle web-based	$235,891,170	$106,785,302
Handle land-based	177,334,592	111,734,469
Total Handle (Turnover)	$413,225,762	$218,519,771

Winnings/Payouts
Winnings web-based	223,064,978	100,860,085
Winnings land-based	152,446,130	94,201,786
Total Winnings/Payouts	375,511,108	195,061,871

Gross Gaming Revenues	$37,714,654	$23,457,900

Less: ADM Gaming Taxes	3,417,150	1,761,935

Net Gaming Revenues	$34,297,504	$21,695,965
Add: Commission Revenues	135,957	281,285
Add: Service Revenues	141,636	887,896
Revenues	$34,575,097	$22,865,146

Selling Expenses

Selling expenses of $24,142,110 for the year ended December 31, 2018 increased approximately 64%, compared to selling expenses of $14,672,099 for the year ended December 31, 2017. The increase was the result in an increase in handle which has a direct relationship to selling expenses.

General and Administrative Expenses

We incurred $10,005,713 in general and administrative expenses for the year ended December 31, 2018, an increase of 79% as compared to $5,597,881 in the year ended December 31, 2017. The increase in general and administrative expenses was due to salaries of $4,726,178 for addition of nine new employees due to office expansion to accommodate business growth and additional board fees in corporate administration, as well as operational expansion in Europe including a new regional office in Naples, Italy, a new customer service office in Malta and expansion of our risk management office in Teramo, Italy for the year ended December 31, 2018, compared to salaries of $2,900,422 for the year ended December 31, 2017. The addition of new offices and expansion to existing office space resulted in an increase in office expansion and other corporate expenses including, legal fees, banking fees, accounting fees, investor relations fees, travel and accommodation costs, conference, trade show marketing and promotion costs to $2,547,569 for the year ended December 31, 2018, compared to $695,532 for the year ended December 31, 2017. Management fees also increased for the years ended December 31, 2018 compared to December 31, 2017 to $859,436 from $164,333, respectively. The increase in management fees was due to fees paid to independent contractors related to corporate development and preparation for U.S. market expansion.

Our major general and administrative expenses for the years ended December 31, 2018 compared to 2017 were as follows:

	December 31, 2018	December 31, 2017

Salaries	$4,726,178	$2,900,422
Cash and non-cash professional fees including legal, consulting and audit fees	$1,260,131	$600,659
Depreciation and amortization expenses	$592,470	$670,957
Advertising and promotion	$510,471	$315,000
Management fees	$859,436	$164,333
Bank interest and charges	$368,504	$277,151
Office expansion and other corporate expenses	$2,425,531	$680,532
	$10,742,721	$5,609,054

For the years ended December 31, 2018 and December 31, 2017, amortization expense includes the amortization of deferred loan costs of approximately $0 and $70,000 respectively.

Interest Expense

We had incurred interest expenses, net of interest income, of $2,614,837 for the year ended December 31, 2018, compared to approximately $482,367 in interest expense, net of interest income, for the year ended December 31, 2017.

Interest expense includes non-cash interest charges of approximately $2,000,000 for the year ended December 31, 2018, compared to approximately $200,000 in non-cash interest costs for the year ended December 31, 2017. The majority of the increase in interest expense incurred was related to interest on debentures issued in 2018.

Change in Fair Value of Derivative Liability

As a result of the adoption of ASU 2017-11 in the third quarter of 2018, we did not have any derivative financials instruments classified as a liability at December 31, 2018 compared to an income of $257,231 at December 31, 2017.

During the year ended December 31, 2018, we reclassified non-cash charges for the six months ended June 30, 2018 of approximately $5,000,000 for the debenture warrant revaluation to stockholders’ equity based on new guidance in 2017.

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs for the year ended December 31, 2018 and the year ended December 31, 2017.

Balance at December 31, 2016	$211,262
Issued during the year ended December 31, 2017	268,884
Exercised during the year ended December 31, 2017	—
Change in fair value recognized in operations	(257,231)
Balance at December 31, 2017	$222,915
Issued during the year ended December 31, 2018	31,010,535
Canceled during the year ended December 31, 2018	(470,070)
Change in fair value recognized in operations	(18,268,653)
Adjustment due to ASU 2017-11	(12,494,727)
Balance at December 31, 2018	$—

Impairment on investment in non-consolidated entities

We did not record an impairment on investment during the year ended December 31, 2018 and during the year ended December 31, 2017, we recorded impairment of approximately $7,000 on the investment in shares of Banca Veneto SCpA (now known as Intesa Sanpaolo Bank).

Net Income/Loss

For the year ended December 31, 2018, we had a net loss of $3,046,308, or a loss of $0.04 per share (basic and diluted), as compared to a net income of $1,365,886, or $0.02 per share (basic and diluted), for the year ended December 31, 2017.

This increase in net loss during 2018 was primarily due to an increase in selling and administrative expenses and also reflects approximately $2,600,000 in non-cash interest expense incurred on debentures issued in 2018, the re-investment of approximately $800,000 of operating cash into the continuous research and development of our betting platform, as well as recurring and non-recurring cash and non-cash investment of approximately $1,500,000 into management and expenses related to the expansion into new markets including the United States sports betting market.

Other Comprehensive Income (Loss)

Our other comprehensive income (loss) consists of foreign currency translation adjustments related to the effect of foreign exchange on the value of our assets denominated in Euro.

For the year ended December 31, 2018 we recorded an expense of approximately $831,000 for foreign currency translation adjustment, compared to an income of approximately $166,000 for foreign currency translation adjustment for the year ended December 31, 2017.

Liquidity and Capital Resources

Assets

At June 30, 2019, we had a total of $24,943,974 in assets compared to $22,587,710 in assets at December 31, 2018. The increase is primarily related to the increase in intangible assets related to the acquisition of the VG licenses acquired on January 30, 2019, offset by a reduction in cash balances and gaming accounts receivable.

Liabilities

At June 30, 2019, we had $18,462,561 in total liabilities, compared to total liabilities of $12,714,078 on December 31, 2018. The increase is attributable to the promissory note payable to related and non-related parties incurred on the acquisition of VG during January 2019.

Working Capital

We had $5,228,797 in cash and cash equivalents at June 30, 2019 compared to $6,289,903 on December 31, 2018.

We had a working capital deficit of $10,991,063 at June 30, 2019, compared to a working capital deficit of $4,768,877 at December 31, 2018. The increase in the working capital deficit is due to the acquisition of VG as disclosed in Note 4 to the financial statements resulting in the acquisition.

We currently maintain an operating line of credit for a maximum amount of €300,000 (approximately $340,000) for Multigioco and €50,000 (approximately $57,000) for Rifa from Intesa Sanpaolo Bank in Italy. The line of credit is secured by restricted cash on deposit at Intesa Sanpaolo Bank and guaranteed by certain of our shareholders and bears a fixed rate of interest at 5% per annum on the outstanding balance with no minimum payment, maturity or due date. The outstanding balance on the Intesa Sanpaolo Bank facility at June 30, 2019 was $161, 504. In addition, we maintain a $1,000,000 secured revolving line of credit from Metropolitan Commercial Bank in New York, which bears a fixed rate of interest of 3% on the outstanding balance with an interest only monthly minimum payment, no maturity or due date and is secured by a $1,000,000 security deposit. The outstanding balance on the Metropolitan Commercial Bank facility at June 30, 2019 was 1,000,000.

We currently believe that our existing cash resources together with the revenue from operations that we expect to generate and the net proceeds of this offering will be sufficient to meet our anticipated needs over the next twelve months from the date hereof. Historically, we have financed our operations through revenue generated from providing online and offline gaming products, services, Platform services in Italy and the sales of our securities, including debt financings. We expect to continue to seek to obtain required capital in a similar manner. Recently, we have spent, and expect to continue to spend, a substantial amount of funds in connection with our expansion strategy.

Accumulated Deficit

As of June 30, 2019, we had an accumulated deficit of $17,812,354 compared to an accumulated deficit of $13,008,894 at December 31, 2018.

Cash Flows from Operating Activities

Cash flows from operating activities resulted in net cash used in operating activities of $859,580 for the six months ended June 30, 2019, compared to cash provided by operating activities of $1,237,245 for the six months ended June 30, 2018. The increase in cash used in operating activities of $2,096,835 is primarily related to the increase in loss from operations of $4,328,795 offset by the movement in non-cash amortization of deferred costs of $2,037,892. Cash flows from operating activities resulted in net cash provided by operating activities of $1,774,952 for year ended December 31, 2018, compared to $3,358,674 of net cash provided by operating activities for the same period ended December 31, 2017.

Cash Flows from Investing Activities

The net cash provided by investing activities for the six months ended June 30, 2019 was $87,555 compared to net cash used in investing activities of $4,426,851 for the six months ended June 30, 2018 that was attributed directly to the asset purchases of Ulisse and Multigioco on May 31, 2018 pursuant to the Ulisse Put Option and the Multigioco Put Option. The net cash used in investing activities for the year ended December 31, 2018 was $5,427,733 compared to $225,864 of net cash provided by investing activities for the year ended December 31, 2017. The increase in cash used in investing activities during the year ended December 31, 2018 was attributed to the purchase price adjustment related to the exercise of the Ulisse Put Option and the Multigioco Put Option.

Cash Flows from Financing Activities

Net cash used in financing activities for the six months ended June 30, 2019 was $359,660 compared to $3,673,614 of net cash provided by financing activities for the six months ended June 30, 2018. We raised funding through the issue of convertible debentures in the prior year of $6,883,905 and repurchased common shares totaling $2,261,307 in the prior year. The common share repurchase was attributed to the asset purchases of Ulisse and Multigioco on May 31, 2018 pursuant to the Ulisse Put Option and the Multigioco Put Option. Net cash provided by financing activities for the year ended December 31, 2018 was $4,499,088 compared to $570,625 of net cash provided by financing activities for the year ended December 31, 2017. The cash provided by financing activities for the year ended December 31, 2018 was primarily a result of the May 31, 2018 Private Placement of convertible debentures and to a lesser extent proceeds from the bank line of credit offset by our repurchase of stock from the sellers of Ulisse and Multigioco.

Contractual Obligations

Current accounting standards require disclosure of material obligations and commitments to make future payments under contracts, such as debt, lease agreements, and purchase obligations. Contractual obligations as at June 30, 2019 consist of the following:

●	Promissory notes payable to Braydon Capital Corp., a company owned by Claudio Ciavarella, the brother of our CEO, a related party with principal and interest of approximately $450,559 at June 30, 2019 that was due on demand. On September 4, 2019, we issued to Braydon Capital Corp. 1,143,652 shares of our common stock as payment in full of the entire principal amount and accrued interest thereon of $457,460.77.

●	a Promissory note issued to the sellers of VG for €3,803,000 that is payable in monthly instalments until January 2022. The amount due under this promissory note as of June 30, 2019 was approximately $3,519,722 (approximately €3,100,000), before debt discount of $311,977.

●	Convertible debentures denominated in both US$ and CDN$ issued in the first and second quarters of 2018 that mature two years from the issue date. At June 30, 2019, we have outstanding a principal amount of $7,799,057 plus accrued interest of $865,428.

Off-Balance-Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that we expect to be material to investors. We do not have any non-consolidated, special-purpose entities.

Related Party Transactions

Promissory Notes

We had three promissory notes entered into in 2015 and 2016 with Braydon Capital Corp., a related party, with an aggregate principal amount outstanding of $318,078. The promissory notes bear interest at 12% per annum and are due on demand. The amount of principal and accrued interest outstanding under the promissory notes was $450,559 as of June 30, 2019. On September 4, 2019, we issued to Braydon Capital Corp. 1,143,652 shares of our common stock as payment in full of the entire principal amount and accrued interest thereon of $457,460.77.

In connection with the acquisition of VG on January 30, 2019, we issued a non-interest bearing promissory note of €3,803,000 owing to both related parties and non-related parties, the balance to be settled as follows:

(a)	an aggregate of €2,392,000 in cash in 23 equal and consecutive monthly instalments of €104,000; and

(b)	an aggregate of €1,411,000 in shares of our common stock in 17 equal and consecutive monthly instalments of €83,000 as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

The amount due under the VG promissory note is $3,519,722, before debt discount of $311,977 as at June 30, 2019.

Advances from Stockholders

Advances from stockholders represent non-interest-bearing loans that are due on demand.

The amount payable to the stockholder, Gold Street Capital Corp., as of June 30, 2019 was $48,508. Amounts due to Gold Street Capital Corp., the major stockholder of Newgioco Group, are for reimbursement of expenses. During the three and six months ended June 30, 2018, the Company paid management fees of $36,000 and $72,000 to Gold Street Capital Corp and no management fees during the three and six months ended June 30, 2019, respectively. Imputed annual interest on the advances from shareholders paid off in the years ended December 31, 2018 and 2017 has been waived by Gold Street. On September 4, 2019, we issued to Gold Street Capital Corp 121,570 shares of our common stock as payment in full of the entire $48,508 owed to Gold Street Capital Corp.

During the six months ended June 30, 2018, the Company paid management fees of approximately $6,000 to Luca Pasquini.

BUSINESS

Company Overview

We are an international, vertically integrated commercial-stage company engaged in various aspects of the leisure gaming industry. We are a licensed gaming operator (“Operator”) in the regulated Italian leisure betting market offering gaming services, including a variety of lottery, casino gaming and sports betting products through two distribution channels, an online channel and a land-based retail channel. Additionally, we are a global gaming technology company (known as a “Provider”), which owns and operates a betting software designed with a unique “distributed model” architecture colloquially named Elys Game Board (the “Platform”). The Platform is a fully integrated “omni-channel” framework that combines centralized technology updating, servicing and operation with multi-channel functionality to accept all forms of customer payment through the two distribution channels described above. The omni-channel software design is fully integrated with a built in player gaming account management and a built-in sports book.

As an Operator, we collect gaming wagers and sports bets through two distribution channels: (i) online through websites on internet browsers, mobile applications and physical venues known as “web-shops” (internet cafes; kiosks, coffee-shops, convenience stores, restaurants and bars, etc.) where patrons can play online through PC’s situated at each venue, and (ii) offline through physical land-based retail venues (off-track betting shops, SSBT (“self-serve betting terminal”) kiosks, coffee-shops, convenience stores, restaurants, taverns and bars, etc.). We currently provide our gaming services through our subsidiaries, Multigioco Srl (“Multigioco”), Rifa Srl (“Rifa”), and Ulisse GmbH (“Ulisse”). These operations are carried out under both land-based and online retail gaming licenses regulated by the ADM, and our Austrian Bookmaker license, that permit us to distribute leisure betting products such as sports betting, lotto tickets, virtual sports betting, online poker and casino gaming products through both physical, land-based retail locations as well as online through our licensed principal website www.newgioco.it or commercial webskins linked to our principal website and through mobile devices.

In Italy, our gaming products and services are offered to customers at the following three venues:

●	Negozio Sportivo (“agency”) (translated as Sporting Store): An agency is an arcade location that is a gaming only venue meeting strict regulatory standards and must have at least 70% of its square-footage dedicated specifically to gaming space. Each agency must have a cash cage for the primary purpose of gaming and gaming related transactions serving an indefinite number of anonymous walk-in customers.

●	Punto Sportivo (“corner”) (translated as Sporting Point): A corner is distinguished from an agency insofar as the principal business situated at the location is an activity that is primarily different from gaming (such as a coffee shop or bakery) with a terminal connected to the ADM network. The primary purpose of such facility is not gaming, but rather, there is only a small ‘corner’ for extra cash flow in exchange for a fee and/or commission. Specifically, a maximum of 30% of floor space of a corner location can be dedicated to gaming where gaming transactions are collected and processed by a counter clerk.

●	Punti Virtuali di Recarica (“PVR”; “web-shops”; “web cafe” or “websites”) (translated as Virtual Reload Points): A web shop is a physical location where computers are connected to the web and directed to our website where customers may also make cash deposits that are credited electronically to their online gaming accounts (i.e., virtual account reloading). Customers can play games and wager through their online account while at the web-shop that is under contract to promote our websites or just re-load their gaming account and play remotely through a PC, tablet or mobile device.

We currently service approximately 90,000 online user accounts and an indeterminate number of walk-in customers at a combination of the three venues: 2,000 web-cafés (or “web-shops”), 7 corners and 150 agency locations.

The Platform is certified by the ADM and the Malta Gaming Authority (“MGA”) in Malta and is owned by our subsidiary Odissea Betriebsinformatik Beratung GmbH (“Odissea”). The software architecture was developed and built on the latest Microsoft.Net Core framework, supporting both online customer gaming accounts as well as land-based bet processing capability with multi-channel functionality accepting all forms of payment methods (i.e., cash, e-wallet, bank card and wire transfer, etc.) backed by a real-time customer relationship management (“CRM”) and business intelligence (“BI”) program for streamlined cross-platform marketing as well as a synchronized financial accounting processes. Data is communicated directly to on-the-ground sales and marketing agents that manage and maintain both our online and land-based retail distribution. The Platform allows our independent business to business (“B2B”) and white-label end users to (i) rapidly and effectively model their gaming businesses and client gaming accounts, (ii) monitor and analyze performance on an ongoing basis, (iii) share dashboards, and (iv) generate management reports all within a fully integrated solution. In addition, our clients can use the built-in artificial intelligence and adaptive business intelligence modules to evaluate actual performance and leverage insights from analytics to make informed, timely decisions to drive future business. The unique ’shop-client’ architecture of the Platform to our knowledge, is the first of its kind in the leisure betting industry. Elys was built around the specific needs of leisure betting operators while tested through our existing Multigioco distribution throughout Italy.

On January 30, 2019, we expanded our operations with our acquisition of Virtual Generation Limited (“VG”), which owns and has developed a virtual gaming software platform (“VGS”), and its holding company, Naos Holdings Limited (“Naos”). VG is a Gaming Laboratories International (“GLI”) certified virtual sports and gaming software developer with a portfolio of products, including greyhound and horse racing; league play football (i.e., soccer); keno; and American Roulette. In addition, VG’s platform allows for customization for country-specific sports generation including applications in Latin American and African markets as well as unique tribal games tailored for the U.S. tribal gaming market. VG’s operations have grown in the highly competitive virtual sports market from approximately 67,000 bet tickets in 2014 to approximately 16 million bet tickets sold in 2018. VG now operates in 12 countries including: Italy, Peru, Nigeria, Paraguay, Albania, Honduras, Colombia, Mexico, Dominican Republic, Uganda, Nicaragua, and Turkey.

Our operations are carried out through three geographically organized groups: (i) an operational group which is based in Europe and maintains administrative offices headquartered in Rome, Italy with sub offices for operations administration and risk management trading in Naples and Teramo, Italy and Valetta, Malta; (ii) a technology group which is based in Innsbruck, Austria and manages software development, training and administration; and (iii) a corporate group which is based in North America and operates out of our principal executive offices in Toronto, Canada and sub offices in Fort Lauderdale and Boca Raton, Florida through which we carry out corporate activities, handle day-to-day reporting duties, U.S. development planning and through which various independent contractors and vendors are engaged.

Our revenue streams, through our subsidiaries Multigioco, Rifa and Ulisse, consist of transactional income through collection of bets from sports wagering and gaming from online betting and land-based betting shops located throughout Italy, and through our subsidiary, Odissea, consist of the service revenue generated from providing our Platform services to third party operators on a B2B basis. In addition, our revenue during the six months ended June 30, 2019 included revenue generated by VG, consisting of royalties invoiced for the sale of virtual games through authorized agents. We generated revenue of $18,371,648 for the six months ended June 30, 2019 and $34,575,097 for the year ended December 31, 2018, compared to revenue of $17,416,526 for the six months ended June 30, 2018 and $22,865,146 for the year ended December 31, 2017, respectively, substantially all of which was generated from revenue from operations or services provided in Italy. For the six month ended June 30, 2019, transactional income (net gaming revenue and commission revenue) represented 99.4% and 99.5%, respectively of our revenue and service revenue which includes license fees, training, installation, and product support services (including revenue generated by VG), represented 0.6% and 0.5%, respectively of revenue. For the years ended December 31, 2018 and 2017, transactional income represented 99.5% and 96%, respectively of our revenue and service revenue represented 0.5% and 0.4%, respectively of revenue.

We believe that the U.S. sports betting and online gaming market presents a large opportunity to deploy our Platform on a SaaS basis to several potential independent and tribal casino and gaming operators throughout the United States following a 2018 U.S. Supreme Court decision. We have analyzed the technical specifications checklist supplied by GLI to verify that coding in our software meets the functional specifications set forth in the GLI-33 certifications standards (the Gaming Laboratories International technical standard for event wagering systems). We believe that our platform currently meets the majority of GLI-33 certification standards and we expect to be in a position to send our software to GLI for testing by the end of 2019. Upon obtaining the GLI-33 certification and obtaining regulatory approvals to operate we expect to be well-positioned to commence processing sports bets in the U.S. on a SaaS basis through our Platform. In this regard, on April 3, 2019, we entered into a multi-year agreement with our first tribal casino operator, the Chippewa Cree Tribe in Box Elder, Montana, as our first U.S. commercial operator, Fleetwood Gaming in Billings, Montana to deploy our Elys sports betting Platform at the Northern Winz Casino and a number of sports bar taverns in Montana subject to any required certification and approvals of the Gambling Control Division of the Montana Department of Justice.

Our Strengths

We have established ourselves as one of the leaders in the Italian leisure betting market. Below are our strengths that we believe should enable us to capture a meaningful share of the United States and global leisure betting market:

●	Highly Differentiated Technology Platform. Built from the ground-up, the Platform is designed to be a highly flexible and robust sportsbook engine able to cope with the demands of today’s betting operators and players. The Platform is designed as an industry specific ‘shop-client’ architecture and can offer any type of sport (or non-sport) event and any type of betting market (i.e., soccer, football, basketball, hockey, baseball, tennis, etc.) in both pre-match and in-game modes across both fixed-odds (player versus bookie) and pool (player versus player) styles and through all channels and manage the risk for each individual transaction (i.e., online or land-based). Our proprietary Platform is designed to address the independent operator’s ability to effectively and inexpensively compete against larger and more established franchise operators as it is designed to allow management of bet risk of each transaction at each location from which a bet is placed.
●	Market Momentum. We believe that our unique ‘shop-client’ designed Platform is gaining momentum in the Italian leisure betting market with our fully integrated shop-client based Platform architecture with integrated gaming account, artificial intelligence and business intelligence modules. We currently have approximately 90,000 online user accounts (up from 28,000 in 2015) and an indeterminate number of walk-in customers through the three distribution methods: 2,000 web-cafés (or “web-shops”), 7 corners, and 150 agency locations.
●	Scalable Platform at Minimal Cost. Our Platform is highly scalable. Expansion of the Platform under our existing infrastructure requires little to no additional overhead and should create in-house efficiencies for our corporate operations and for our agents and operator clients. Many of the inherent functions and features of our Italian Platform certification have received prior approval and adhere to multi-jurisdictional standards which should enable us to receive certification in new markets and expand into new markets in a timely manner.
●	Growing Industry. Online gambling is growing in popularity. Gamblers worldwide increasingly prefer Internet and mobile channels for their betting activities due to the ease of access offered and safety provided. Extensive usage of digital processes and growing bettor demand is driving the market for online betting platforms. Recent liberalization and state-by-state legislation in the United States has resulted in new opportunities in the United States sports betting market. We anticipate that the United States market will begin to have a strong and steady uptake in active wagers. We further anticipate the first select states (i.e., Nevada, Delaware, New Jersey, Mississippi, West Virginia, Pennsylvania, Rhode Island, Montana, New Mexico and others) to provide the regulatory framework and foundation for other states and locations to build upon.

●	Highly Experienced Senior Management Team. We are led by a dedicated and highly experienced senior management team with significant industry experience and proven ability to develop novel solutions. Each of the members of our senior management have more than 20 years of relevant industry experience.

Our Strategy

Our goal is to expand our market presence by entering new foreign markets while at the same time further penetrating the Italian and additional European markets. We expect new markets to be a large source of our future growth, in particular, the United States market is one where we intend to offer the use of our Platform to existing commercial and tribal casinos, retail betting operators and franchise enterprises. Principal growth drivers include:

Development of Foreign Markets

●	The U.S. Sports Betting Market. Until 2018, the Interstate Wire Act of 1961, combined with the Professional and Amateur Sports Protection Act of 1992 (“PASPA” or the “Bradley Act”), prohibited sports betting in the U.S. in all but four grandfathered states (Montana, Oregon, Nevada, Delaware). In May 2018, the U.S. Supreme Court overturned PASPA in a 6-3 decision that found the law conflicted with the Tenth Amendment leaving individual states to decide whether to allow its residents to bet on sports. Many states are expected to move quickly to establish sports betting as a means to increase their respective capital resources. While several states have recently passed legislation to allow online gambling, we believe that the U.S. sports betting market will take 5 – 10 years to fully develop. We believe that the United States represents a large addressable market opportunity for us with our Elys betting Platform in addition to developing new opportunities in Canada, South America, Africa as well as several European countries.
●	Mergers and Acquisition in the Global Gaming Industry. In an effort to scale and grow the business, we intend to evaluate potential acquisitions that can be easily integrated into our business. Our recent acquisition of VG is expected to allow us to expand our product offerings in additional countries. The global gaming industry is still very much fragmented. There has been a significant number of noteworthy consolidations such as: (1) The Stars Group /SkyBet (July 2018) andCrownBet /William Hill Australia (April 2018); (2) Paddy Power/Betfair (February 2016); (3) GVC/BWIN Ladbrokes/Coral (March 2018),; and (4) in lottery concentration (IGT/GTECH (April 2015); as well as others such as Pollard/Innova (July 2017); NYX Gaming Group/Scientific Games (January 2018) which we believe provides us with an opportunity to capitalize on the acquisition of smaller operators forced to compete against newly formed larger players.

Further Penetration in the Italian Market

●	Acquisitions of Smaller Operators. Government legislated consolidation of the regulated Italian lottery and gaming market have driven smaller regional operators in Italy to our licensed brand “New Gioco” TM in both the online and land-based sales channels. The Italian regulated gaming market is the largest in the European Union (“EU”) and is extremely fragmented. Recent new regulations in Italy have made it more difficult for smaller regional operators throughout Italy to operate and we believe that our innovative and cost-effective Platform is an attractive alternative for such smaller regional operators throughout Italy that will not be able to maintain the new standards set out by the Italian regulator on their own.
●	Organic Growth. The Italian online gaming market continues to drive substantial growth in our core operations. From January 1, 2019 through July 1, 2019, we doubled the number of webshop locations we operate in Italy from approximately 1,000 to 2,010. We believe there is ample room for growth in the Italian market.

Products and Services and Distribution Methods

Betting Platform

We believe that our Platform, engineered and launched by our software development team at Odissea, is a highly efficient, cutting edge betting Platform technology that supports the processing of online client gaming account protocols as well as land-based betting protocols with seamless multi-channel functionality accepting all forms of payment methods (i.e., cash, e-wallet, bank card and wire transfer, etc.) and integrated with a real-time CRM and Business Intelligence program for streamlined cross-platform marketing as well as a synchronized financial accounting process.

Payment channels for both deposit and withdrawals online are as set forth below:

●	Player indirect – meaning that the customer makes a deposit indirectly to their gaming account through a licensed agent (such as a cash deposit to their gaming account at a web-shop counter (e-credit to player account)).
●	Player direct – meaning that the customer makes a deposit directly to their own gaming account through one or more of the following methods:
	●	Credit Card;
	●	ATM/Debit card;
	●	Bank Wire;
	●	Postal Money Order; and
	●	e-wallet or e-credit transfer.

Payment channels for both play of wagers and settlement of winnings at the land-based or retail agency or corner counter is as follows:

●	Player direct – meaning that the customer pays for the wager in cash and accepted debit or credit cards.

We currently employ a customizable client-focused and cost-effective “hands-on” method, rather than a “general approach” to our Platform design with the goal of empowering our player-facing agents and employees to enhance the players’ experience by allowing personalized dashboard design and customer care for all customer call-ins to our service agents. We believe that this strategy has been highly effective in the Italian retail betting market and has been instrumental in increasing our revenues, net earnings and player retention.

Gaming Product Offerings

Our online sales channel (websites and web-shops) offers a full suite of gaming products that can be played both in real-money or free-play modes which include:

●	Sports Betting: Considered the largest and most well-known industry segment offering both pre-match and live in-game betting events on a wide variety of sports.
●	Online Casino: includes the following:
● Traditional Online Casino Games: Automated (using random number generated (“RNG”)) casino games such as roulette, blackjack and baccarat and slot machines.
● Live Online Casino Games: Table games broadcast via live video stream with real dealers and croupiers that simulate the atmosphere of a physical casino.
●	Poker: Texas Hold’em and Omaha in both cash and tournament formats.
●	Bingo and Skilled and Interactive Games: Games that are programmed with a random number generator to ensure constant fairness for all parties. These games include card games such as tresette (3 Sevens), scopa (Sweep) and briscola (Trump).
●	Virtual Sports Betting: Various computer generated sport and racing events that are programmed with a RNG.
●	Horse Racing: Live track horse racing events.

Our land-based locations generally offer only sports betting, virtual sports betting, horse racing and physical slot machines.

Current Markets, Other Services and Facilities

In addition to complementing gaming offerings originally provided by our acquired operators with our Newgioco branding, we intend to add new products and services with the assistance of gaming specialists, software providers and market research professionals, such as we have done with our acquisition of VG. We believe that we can generate additional revenues by establishing more marketing centers and webshops.

We currently service approximately 90,000 online user accounts and estimate that our online user base will increase to over 100,000 in two years based on projections of both organic growth and acquisitions of existing operators. In addition, we also service an indeterminate number of walk-in customers at our physical locations throughout Italy. As we increase our customer base in Italy, we anticipate that our betting handle in our Italian operations will reach at least $500 million by the end of 2019. We also expect to begin to penetrate the U.S. market and expect to have approximately 3-5 SaaS operator customers with approximately 20,000 active end-users playing on our Platform in the U.S. in 2019. The increase in customers should result in anticipated revenue growth of between 25-35% in 2019 and expected operating margins in the 10-15% range, as a result of an improvement in operating leverage.

Our client’s range in age from ages 18 through 79 and are a mix of 70% male and 30% female. In addition, we separate our revenue source by (a) sports betting, (b) casino and card game betting and (c) poker. Our in-house analysis indicates that sports betting and casino games are more popular than poker and other card games among our customer base. Furthermore, sports betting is our most profitable revenue stream yielding the highest percentage of our gross gaming revenue at 51% of revenues, which is representative of industry metrics when measured by completed sports seasons on a year over year basis. Our second largest source of revenue is currently casino followed by poker. We anticipate a shift in revenue in the future and that our largest source of our future revenue growth will be from SaaS, which is expected to have the highest gross margin followed by sportsbook, casino and poker.

Our internal analysis further indicates different gaming patterns among our male and female online users. Male players prefer sports-bets, while approximately 10% of them also explore casino and poker. Conversely, female players prefer casino and bingo while approximately 1% try our other games such as poker, sports-betting or lotteries.

Most of our users are currently located throughout Italy with the highest concentrations in larger centers such as Rome and Naples.

We expect that users from any operators that we acquire will continue to utilize our services and anticipate that any operators we acquire will have existing revenues from users who frequent their establishments and venues or use their websites. In addition to acquiring customers through the acquisition of operators, we intend to obtain additional licenses and pursue contracts and relationships with other operators that we believe will attract and secure new users as we increase our customer base in Italy.

Mobile App

Based upon customer demand for improved performance, speed, and ease-of-use for sports betting on mobile devices, we engaged a dedicated internal team of engineers to this distribution channel and have already launched and intend to continue to launch several additional innovative, market-leading features.

In June 2019, we launched our second-generation mobile browser based betting platform on our Elys Platform. The new mobile platform is dedicated to improving the user experience with respect to sports betting with a unique modular design that allows quick go-to-market with plug-and-play features for certain U.S. markets, while end users quickly get to the desired bet ticket with just few clicks. The new modular architecture of our second-generation mobile platform includes features inherent in the leading-edge Material Design framework developed by GoogleTM in 2014. Material Design is a visual language that synthesizes the classic principles of good design with the innovation of technology and science allowing the flexibility to quickly create new layouts for a variety of both enterprise brands and chain store locations, private brands and applications to add other features such as loyalty rewards for restaurants and cruise lines, push marketing for customer acquisition and retention and importantly, the ability to offer both online and land-based betting distribution under a variety of gaming regulations.

Our Websites

The ADM requires that all gaming websites be owned only by the license holder (Multigioco). We own our branded url (uniform resource locator) www.newgioco.it in accordance with the ADM licensing requirements and either directly operate our websites (main page - newgioco.it) and all white-label websites or alternatively contract the websites to third party agents or promoters operating webskin urls under the licensed main page.

Our main licensed gaming website, www.newgioco.it, currently processes live and virtual sports bets and mobile betting transactions through our Platform, while online casino and poker are provided under a third-party service provider agreement with Microgame SpA, and lotto products are provided by Lottomatica SpA. Odissea provides and operates all aspects of our online gaming website including servers, routers, software development (for the Newgioco branded website operations), sportsbook trading, telephone betting, licensing, website hosting, payment solutions, security, and gaming related customer support needs.

Our main and white-label websites are tailored for the Italian gaming market. We maintain a web-based platform directly under the branded website www.newgioco.it which serves both players directly and web-shops (i.e., internet café’s). There are some variations in website style because we offer different services through distinctive marketing campaigns:

●	www.newgioco.it is mainly devoted to marketing for shops, including marketing with respect to campaigns, branding, and proposals/marketing for prospective operators to become a “Newgioco shop” and is the landing page for all white-label websites. A landing page refers to a webpage that is generally owned by a promoter (which can also be referred to as a betting shop) which redirects their marketing (social network, friends or other forms of marketing) to this main webpage. Apart from a few advertisements, the landing page links patrons to sign-up or register directly on the newgioco.it main page except that a promotional code is tied to the link, such that the web promoter can funnel its marketing through a subnet. In the case of Italy, the entire subnet (a subnet is a logical grouping of connected network devices; nodes on a subnet tend to be located in close physical proximity to each other such as on a LAN) must be connected to the ADM network (and all games offered through the network) must be certified and approved by SOGEI (an entity authorized to conduct such certification and approval by the Italian Ministry of Finance).

Our www.newgioco.it website offers wagering in many categories of sports events. We intend to capture a larger share of the Italian sports betting market by focusing on the Serie A, Serie B, and Serie C soccer matches as well as virtual sports betting, online poker, online casino and slots, skill games, and Italian horse racing through agent-based sales campaigns.

Our direct sales campaigns aimed at end users and agent based sales campaigns are offered through white-label pages or webskins that direct gaming transactions through our main website www.newgioco.it. We currently operate nine such webskins as follows:

● www. originalbet.it	● www.timetobet.it
● www.lovingbet.it	● www.imperialbet.it
● www.clubgames.it	● www.gamesmart.it
● www.quibet.it ● www.782sport.it ● www.fullmatch.it	●www.mixbet.it ●www.betlive5k.it

●	webskins or white-label pages are dedicated to the end-user, or player, and focus on regional campaigns and gaming offerings directed at local players, such as welcome bonuses, poker rake rebate for poker players, etc. A white-label page is a complete gaming website (similar to the main website of the licenser (in our case Multigioco)) but with the interface and logo of the promoter. The promoter earns fees based on a percentage of the handle (turnover) generated through their website.

In relation to the third-party websites, the promoter (“partner”, “shop”, “agent” or “promoter”) is responsible for marketing strategies, administration and costs. The promoter may utilize special promotions, draws and incentives to drive players to their website to increase gaming handle (turnover) or visits. Generally, these regional promoters operate in areas that are remote or distant from our central operations based in Rome. Therefore, some promotions may be tied to local events in the jurisdictions surrounding the “home base” of the promoter rather than originating from our main operations. The relationship with local shops and players from the promoter region remains with the promoter since there may be regional nuances that attract their clientele to our gaming offerings. Notwithstanding the foregoing, the gaming business is owned by the underlying licensor (i.e., Multigioco) and is included in our overall financial results as gaming handle (turnover).

The promoter does not have direct access to our client gaming accounts and is therefore not legally responsible or liable for maintaining gaming account balances. Instead, the licensor is legally responsible for compliance and client gaming account control such as anti-money laundering, know-your-client and minimum age restrictions, and is also required to ensure that all payouts due to players are credited to each players’ gaming account and are available to players within seven business days of the completion of the play.

In the Italian market, our websites are only published in Italian. We may include additional languages if we determine that such services are commercially viable and if we agree to pay the related development fees. We currently have plans to expand our websites to include additional languages in the future.

Although we have a diverse portfolio of product and service offerings through our websites, we intend to focus on creating in-house cost savings and synergies by undertaking strategic acquisitions of competing webskin operators and to operate them under our Newgioco branding.

Intellectual Property

We do not own any patents or have any patent applications pending in Italy or any other jurisdiction. As a result of our acquisitions of Multigioco, Rifa and the gaming assets of Newgioco Srl, we obtained the rights to the domestic distribution brand known throughout Italy as New Gioco, and in July 2015, we obtained a trademark on the brand and logo for New Gioco.

As a result of the acquisition of Odissea, we obtained the technical rights, intellectual property and technical know-how behind our Elys betting Platform.

We also have proprietary rights to a number of trademarks, service marks and trade names used in this prospectus which are important to our business including “Aleabet”, “OriginalBet”, “LovingBet” and “Elys.”

Research and Development

We are continually updating the Platform and the products that we offer. During each of the years ended December 31, 2018 and 2017 we incurred approximately $800,000 per annum and approximately $400,000 for the six months ended June 30, 2019 for research and development. We expect that expenses we incur for development and improving our betting software to be continuous recurring research and development expenses.

Industry Overview

Overview of the Italian Leisure Betting Industry

Leisure betting describes consumer entertainment products such as purchase of lottery tickets, scratch off tickets, sports betting and online casino, which customers play on a daily or regular basis.

Gambling has been culturally rooted since Roman times, and as such, Italian gaming laws are governed by a well-defined set of regulations which are considered to be some of the most advanced and robust regulations in the world. The ADM has created a barrier to entry into the gaming industry in Italy through its implementation of processes and regulations aimed at consolidating and reducing the number of licenses including, but not limited to, increased insurance requirements, increased minimum number of locations, creating favorable conditions for operators such as Newgioco.

Overview of the Global Leisure Gaming Market

The easing of government regulations on sports betting is expected to be a primary growth driver for the global online gambling market. We believe that the tax revenue in addition to increase in employment opportunities derived from online gambling will motivate governments around the globe to legalize online gambling. In May 2018, the U.S. Supreme Court ruled that the national ban on sports betting (PASPA) was unconstitutional, paving the way for states to enact laws authorizing sports gambling.

In addition to the repeal of PASPA, as of December 2018, three states, Delaware, Nevada and New Jersey, as well as the U.S. Virgin Islands, allowed online gaming, while other states have indicated their support for enacting laws authorizing land-based and/or online sports betting (including Mississippi, West Virginia, Pennsylvania, Rhode Island, New Mexico, Colorado, Washington and Illinois).

The global online gambling market is gaining popularity in Europe, the Middle East and Africa (EMEA) because online sports betting sites generate substantial revenues for governments. Their significant contribution to national revenues is encouraging several countries to legalize online gambling.

The global online gambling market is characterized by the presence of several vendors competing to gain market dominance. Some small vendors are operating only in specific product verticals such as casino and lottery, while other vendors are operating in multiple areas including poker and sports betting. The growth opportunity for these vendors is increasing due to the rise in the number of online gambling providers and improved access to the internet around the world, as well as the increase in the number of players.

Certain key vendors in the global online gambling market are:

● Bet 365 (Hillside Group);	● bet-at-home.com;
● The Stars Group (formerly Poker Stars);	● GVC Holdings;
● IGT/GTECH Lottomatica SpA;	● Ladbrokes Coral Group (now merged with GVC Holdings);
● 888 Holdings;	● Paddy Power Betfair; and
● William Hill;	● Kindred (Unibet Group).

Other notable product vendors in the market also include Betsson, Gamenet/Intralot/Goldbet, Camelot Group, Genting UK, NetEnt, Playtech (acquired Snaitech), and Rank Group. See “Competition” below for additional information on major operators in Italy.

The sports betting segment is expected to grow with the increased popularity of global soccer sporting events such as the World Cup of Soccer and ongoing global growth of cricket and rugby tournaments. In addition, online betting is popular in many sports events that take place around the globe including basketball, horse and greyhound racing, ice hockey, baseball, golf, tennis and American football. Sports betting is becoming more popular due to the expansion of wagering on these sports on the online channel.

Competition

Competition in the online gaming industry is moderate with operators competing for customers in various geographic markets. These include online operations of “land- based” casino operators, poker rooms, sports/race books, bingo, skills games, lottery, betting exchanges as well as internet or web only based operators. The global reach of the internet together with the abundant supply of games and operators means that users can easily switch gaming platforms and operators, thereby increasing competition. Government and other regulations make it more difficult for operators to expand their footprint in certain markets leading to the consolidation of operators in such markets, while the easing of regulations in some markets has permitted more operators to enter the marketplace.

We compete with several private and publicly listed companies that provide land-based and/or online gaming, many of which have greater sources of financing, greater name recognition and have been engaged in the industry longer than we have. In addition, current land-based casino competitors, many of which have longer operating histories, greater brand recognition and greater financial and other resources than us, may provide Internet gaming services in the future.

We face direct competition in Italy from established online gaming sites including:

●	GTECH (IGT/Lottomatica): focused on providing software and services in the Internet, lottery and sports betting market;

●	Snaitech: (recently acquired by Playtech) an Italian corporation that deals with the management of betting odds and horse racing contests;

●	Sisal: (wholly owned by CVC Capital Partners) one of the oldest Italian gaming companies offering Internet betting, lotteries, scratch to win, poker and casino, slots and arcade games;

●	GVC Holdings/BWIN: one of the largest online gaming companies in the world focused primarily on sports betting, as well as online casino and poker;

●	Ladbrokes/Gala Coral Group/Eurobet: a UK based betting and gambling company which was acquired by GVC Holdings in March 2018;

●	Bet365 (Hillside Media): a UK based online gambling company offering sports betting, poker, casino, games, and bingo, as well as video streams of sporting events;

●	PaddyPower/Betfair: is a London Stock Exchange listed company and a constituent of the FTSE 100 Index. The company is a bookmaking business created by the merger of Paddy Power and Betfair, and operates under various brands including Betfair, Paddy Power, Sportsbet, TVG and FanDuel;

●	888 Holdings: a multinational online gambling company which operates several international gambling websites including 888casino (one of the oldest online casino websites); 888poker and 888bingo;

●	William Hill: a UK based bookmaker founded in 1934 is listed on the London Stock Exchange and a constituent of the FTSE 250 Index operates an online sportsbook and offers online casino games, ‘skill games’, online bingo and online poker. The company operates approximately 2,300 betting shops and employs over 16,000 people worldwide; and

●	The Stars Group (PokerStars): a Canadian online gaming company formerly known as Amaya Gaming Group produces and offers online gaming products and services including poker, casino and sportsbook through its online gaming division, Stars Interactive under the brands PokerStars, PokerStars Casino, BetStars and Full Tilt Poker.

Government Regulations

We conduct business in a number of jurisdictions, of which Italy has historically contributed the most significant recurring gaming revenue, while our VG subsidiary operates as a vendor or supplier to the gaming industry in such jurisdictions. We are subject to various government regulations in the jurisdictions in which we currently operate or intend to operate in as set forth below. Current and future laws and regulations may impede the growth of regulated online and offline gaming and wagering. Any noncompliance with the various laws and regulations that our operations are subject to may harm our business and results of operations.

Italy

In Italy, the operation of land-based and online gaming activities requires a license awarded by the ADM. The ADM is responsible for, among other things:

●	regulating games and enforcing relevant regulatory provisions;

●	issuing licenses, and supervising compliance by licensees;

●	monitoring the distribution of gaming services; and

●	collecting gaming taxes.

There are currently two main categories of licenses (land-based and online) issued or awarded by the ADM in three series:

●	Series 1 first issued by legal decree in 1992, renewed in 2009 under the Abruzzo decree and are colloquially branded as “Monti” licenses, that expired in 2016 and are expected to be called for renewal tender between 2020 and 2022;

●	Finance Act series which were awarded by tender in 2006 and are known as “Bersani” Licenses that expired in 2016 and are expected to be called for renewal tender between 2020 and 2022; and

●	New series Gioco a Distanza (Games at a Distance) (“GAD”) issued by application process under the Comunitaria decree in 2010 expire in 2021 and are expected to be renewed through a license tender auction.

The Monti and Bersani licenses provide distribution authorization to operate both Negozio Sportivo and Punto Sportivo land-based agencies and corners as well as GAD online (web-based) distribution. Land-based Monti licenses and Bersani licenses are subject to and expected to be consolidated under a new decree at renewal auction which is expected to be called for renewal tender between 2020 and 2022, to match up with the limited number of Comunitaria Series GAD licenses expiring in 2021.

We currently hold, through our subsidiaries four gaming licenses upon which our business is dependent: (i) a Bersani license, (ii) a Monti license, (iii) a GAD license and (iv) an Austrian bookmaker license. Our Italian Bersani, Monti and GAD licenses are issued by the ADM, while our Austrian bookmaker license is issued by the Austrian Gambling Authority (BMF). Each Italian license is typically valid for a term of nine years while the Austrian license has a lifetime duration and, in both cases, can be terminated if we fail to comply with required regulations in each country. The renewal process for the Bersani license and Monti license, is a call to tender auction process held at the same time for all licensees approximately once every nine years with the highest bidders being awarded not only licenses but rights to operate a certain number of land-based locations. In addition, the maximum number of land-based license rights that any one operator may bid on at auction is 20% of the total market being auctioned.

Each of the Bersani and Monti land-based licenses allow us to offer specific gaming products through physical retail locations that require one license right per each physical location. The rights granted under the Bersani and Monti licenses are not fixed to any specific physical location and can be moved at the discretion of the licensee to any physical address so long as the physical address has a police issued municipal license (as prescribed by article 86, paragraph 3, of the Italian Unified Text of Public Security Law (TULPS) to sell gaming products and so long as the physical locations meet the ADM requirements, most of which are zoning requirements that require that the location is situated at a minimum distance from schools, churches and ATM’s and banks. Multigioco currently holds one land-based Bersani license with seven corner location rights that was issued to it in 2006, expired in 2016 and is up for renewal at such time as the ADM determines to hold an auction, which is expected to take place between 2020 and 2022. Rifa holds one land-based Monti license that was issued to it in 2010 with three agency location rights, expired in 2016 and is up for renewal at such time as the ADM determines to hold an auction, which is expected to take place between 2020 and 2022. Although both Monti and Bersani land-based licenses expired in 2016, until the ADM holds the auction for renewal of the licenses, we have been granted a Letter of Authority which permits us to continue our operations in Italy until the next government organized license renewal is held. For a description of the risks associated with the licenses and their renewal see the Risk Factors. Our failure to successfully acquire the requisite number of location rights we desire at the renewal auction in Italy may adversely impact our business. In such event, we will most likely either acquire rights in the secondary market from someone selling rights they acquired at auction at prices which are typically higher than the auction prices of the ADM or open additional webshops, which will be less expensive but also have lower profit margins than the land-based operations.

Multigioco was awarded a Comunitaria Series GAD license by the ADM in 2011. The licenses provide Multigioco the right to:

●	offer gaming products that ADM authorizes for deployment in Italy through online channels which include websites and apps displayed on a PC, tablet or mobile phone;
●	enter into licensing, joint venture and acquisition agreements with shops and private enterprises as concessionaires that provide various local services such as convenience stores, bars, cafes, and restaurants in Italy;
●	establish web cafe`s as permitted by the regulations enforced by the ADM regional office within Italy; and
●	take such steps such as know your client (“KYC”) and anti-money laundering controls (“AML”) that are deemed necessary to develop the business of regulated gaming in Italy.

An online account allows a player to fund an account through a variety of electronic payment channels such as credit cards, ATM/debit cards and bank wires. The GAD license allows us the opportunity to open an unlimited number of web-shops and to close any of the web-shops that we open in our sole discretion. We currently operate approximately 2,000 web-shops throughout Italy. Our GAD license expires on June 15, 2021 and can be renewed provided that we have not violated any regulations. Although we believe that we will be able to renew this license through a tender notice process, no assurances can be given that the renewal will be timely, if at all.

Ulisse holds one Austrian bookmaker license that it was issued in June 2018 which has no termination date but may be terminated or cancelled by the regulator if Ulisse fails to comply with any regulations. We currently operate 150 CED retail locations in Italy under our Austrian bookmaker license.

In addition, our software Platform has been certified for use in Italy in accordance with the ADM requirements by Quinel M. Limited, an international technology auditor that conducted an audit of the Platform in June 2017. The purpose of the certification is to prove the effectiveness and accuracy of communications between the supplier interface and the user/operator interface. Any updates to the software or changes to key functions that we implement, require recertification, for which there can be no assurance that our software will qualify.

United States

There is no federal United States legislation that explicitly addresses the legality of online gambling. However, there are several acts that impact online gambling.

The Federal Wire Act of 1961 makes the placing of sports bets over the telephone illegal. The Federal Wire Act of 1961 does not explicitly refer to online gambling, leaving its applicability to on online gambling open to interpretation.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIGEA”) prohibits any person engaged in the business of betting or wagering from knowingly accepting payments related to unlawful bets or wagers transmitted over the Internet. While the UIGEA does not define online gambling as being illegal, the UIGEA instructs the U.S. Treasury Department and Federal Reserve to impose obligations upon financial institutions and other payment processors to establish procedures designed to block online gaming-related financial transactions. It also expressly requires Internet bets and wagers to comply with the law of the jurisdiction where the wagers are initiated and received (i.e., within state borders). As a result of the UIGEA we may not accept bets received by use of wire communications facilities, including telephones and computers, unless such bets originated and terminated in jurisdictions where such betting or wagering is legal.

In May 2018, the U.S. Supreme Court ruled that the Professional and Amateur Sports Protection Act (the “PASPA”) was unconstitutional as it violated the Tenth Amendment prohibition against forcing states to implement federal laws. Enacted in 1992, PASPA generally prohibited states from authorizing, licensing or sponsoring betting on competitive games in which amateur or professional athletes participate. PASPA did not make sports betting a federal crime; but rather, it allowed the attorney general for the Department of Justice, as well as professional and amateur sports organizations, to bring civil actions to enjoin violations of PASPA. The U.S. Supreme Court decision opens the door for all states to legalize and regulate sports gambling within their borders. States such as Nevada, New Jersey, Delaware, West Virginia, Rhode Island, Pennsylvania, Arkansas, Montana, Illinois, Indiana, Iowa, Tennessee and Mississippi have passed laws that were ready to be enacted once the federal ban on sports betting was lifted. In addition, additional states including Maine, New Hampshire, California, Connecticut, Louisiana, South Carolina, Oklahoma, Kansas, Missouri, Kentucky, Michigan, Ohio and Maryland are considering active bills.

United Kingdom and European Union

The United Kingdom and certain European Union countries such as Germany, France, Spain and Greece have enacted online gaming laws and regulations. To the extent that we operate in any of these jurisdictions, our operations will need to be in compliance with the laws and regulations of such jurisdiction.

Additional Government Regulations

We are subject to general business regulations and laws which cover among others, taxation, virtual currencies, identity theft, account management guidelines, privacy, disclosure rules, security and marketing.

Employees

As of September 10, 2019, we employed two persons directly and engaged three persons as independent contractors, while our subsidiaries Multigioco employed 38 full-time and 5 part-time employees which includes risk management specialists, and approximately 12 independent contractors and sales agents, Odissea employed 7 full-time employees, Ulisse employed 13 full-time employees and Virtual Generation employed 4 full time employees. None of our employees are covered by a collective bargaining agreement, and we consider our relations with our employees to be very good.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not presently a party to and currently are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Corporate Information

Newgioco Group, Inc. is a Delaware corporation incorporated on August 26, 1998.

Our principal headquarters are located at 130 Adelaide Street, West, Suite 701, Toronto, Ontario M5H 2K4, and the offices of our wholly-owned subsidiaries are located in Canada, Italy, Malta and Austria. Our subsidiaries include: Multigioco Srl (acquired on August 15, 2014), Rifa Srl (acquired on January 1, 2015), as well as Ulisse GmbH and Odissea Betriebsinformatik Beratung GmbH (both acquired on July 1, 2016), Virtual Generation Ltd. and Naos Holding Limited (both acquired on January 30, 2019) and Newgioco Group, Inc. (Canada). Our telephone number is +39-391-306-4134. Our corporate website address is www.newgiocogroup.com. The information contained on our website is not incorporated by reference into this registration statement, and you should not consider any information contained on, or that can be accessed through, our website as part of this registration statement or in deciding whether to purchase or sell our securities.

We have proprietary rights to a number of trademarks, service marks and trade names used in this registration statement which are important to our business including “New Gioco”, “Aleabet”, “OriginalBet”, “LovingBet” and “Elys”. Solely for convenience, the trademarks, service marks and trade names in this registration statement are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this registration statement are the property of their respective owners.

Description of Property

The Company has two mailing addresses: 130 Adelaide St. West, Suite 701, Toronto, Ontario, M5H 2K4, Canada (its main office), and 671 Westburne Dr., Concord, Ontario, L4K 4Z1, Canada and also handles corporate matters at Suite 280, 1900 Glades Rd, Boca Raton, Florida 33431, USA. These offices are provided to the Company on a rent-free basis.

Our subsidiaries Multigioco and Rifa rent office space on a year by year basis located at Via J.F. Kennedy, 6 Grottaferrata, Roma, for approximately $2,200 per month. The office is used primarily for administrative functions. There are no gaming operations carried out at this office.

Our subsidiaries Ulisse and Odissea rent office space on a year-by-year basis at Salurnerstrasse 12 – 6020, Innsbruck, Austria and pay approximately $1,300 and approximately $1,480 per month, respectively. The offices are used primarily for administrative functions. There are no gaming operations carried out at this office.

Our subsidiary Virtual Generation shares an office space for 1 employee with Ulisse’ customer service provider at Level 2, Farrugia Building, 9, St., Michael Street, San Gwann, Malta. Ulisse pays the rent for this space on behalf of Virtual Generation.

MANAGEMENT AND BOARD OF DIRECTORS

Directors, Executive Officers and Corporate Governance

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified or they have resigned. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Our current directors and executive officers, their ages and their positions, as of the date of this prospectus, are follows:

Name	Age	Position
Michele Ciavarella	57	Chief Executive Officer and Chairman of the Board of Directors
Alessandro Marcelli	45	Vice President of Operations
Luca Pasquini	53	Vice President of Technology and Director
Mark Korb	52	Chief Financial Officer
Franco Salvangi	43	Vice President Land-based Operations
Beniamino Gianfelici	73	Vice President Regulatory Affairs
Gabriele Peroni	55	Vice President Business Development
Clive Kabatznik	62	Director
Paul Sallwasser	65	Director
Steven A. Shallcross	57	Director
Richard Q.M. Cooper	58	Director

Family Relationships

Alessandro Marcelli is the son-in-law of Beniamino Gianfelici and spouse of Doriana Gianfelici, the founders of Multigioco.

Executive Officer and Director Biographies

Michele Ciavarella – Chief Executive Officer and Chairman of the Board

Michele Ciavarella has served as our Chief Executive Officer since June 2011 and has served as our Chairman of the Board of Directors since June 26, 2019. In addition, Mr. Ciavarella has served our company in various roles and executive capacities since 2004 including President, Chief Executive Officer and Director of Operations. From 2004 to 2011, Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies including Kerr Mines Ltd. (formerly known as Armistice Resources Corp.), Firestar Capital Management Corporation, Mitron Sports Enterprises, Process Grind Rubber and Dagmar Insurance Services. He also served as the Business Development Officer for Forte Fixtures and Millwork Inc., a family business in the commercial retail fixture manufacturing industry from January 2007 until October 2013. From 1990 until 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor for Manulife Financial and Sun Life Financial. Mr. Ciavarella received his Bachelor of Science degree from Laurentian University in Sudbury, Ontario. Mr. Ciavarella has been focused on incubating and executing on business building strategies for the prior 25 years.

We believe that Mr. Ciavarella is qualified to serve as a member of our Board because of his practical experience in a broad range of competencies including executive, financial and operational application of lean business process management as well as extensive c-level and board level experience and his leadership skills and diversified industry experience combined with a track record of growing businesses, both organically and through acquisitions and joint ventures.

Alessandro Marcelli – Vice President Operations

Alessandro Marcelli served as our President from 2014 to 2017 and since 2014 to present has also served as our Vice President Operations. Mr. Marcelli has more than 20 years of professional experience in the technology industry having a broad range of applicable cross-border experience including a key role as Project Manager of Software with NATO in 1996 working within the Turkish Army. He was employed with Vodafone Group PLC from 1997 through 2010 as manager of the operational and maintenance center for central and south Italy operations.

Mr. Marcelli has extensive experience in communications, team building as well as management skills in fast changing environments. Since 2007, Mr. Marcelli has been the Managing Director of Multigioco and has been instrumental in its growth, expanding the Newgioco/Multigioco brand to approximately $410 million in gross annual gaming turnover during his tenure.

Luca Pasquini – Vice President Technology and Director

Luca Pasquini has served as a member of our Board and our Vice President Technology since August 2016. Mr. Pasquini brings 30 years of information technology experience and has served as team leader, service manager and project manager in various software and technology development projects. Since 2013, Mr. Pasquini has served as co-founder and Chief Executive Officer of Odissea Betriebsinformatik Beratung GmbH where he was instrumental in the engineering and creation of a powerful, state-of-the art sports betting and gaming technology system. From 2011 to 2013, Mr. Pasquini served as IT Manager of GoldBet sportwetten GmbH where he provided executive oversight of technology adaptation and software development. Mr. Pasquini has also been instrumental in assembling a solid team of gaming specialist software engineers that have developed an innovative bookmaker platform and a full suite of gaming products. Mr. Pasquini is a graduate of technical engineering studies at Instituto Superiore Valdarno in San Giovanni Valdarno, Italy.

We believe that Mr. Pasquini is qualified to serve as a member of our Board because of his practical experience in a broad range of competencies including his information technology experience.

Mark Korb – Chief Financial Officer

Mark Korb has served as our Chief Financial Officer on a part-time basis since July 3, 2019. Mr. Korb has over 20-years’ experience with high-growth companies and experience taking startup operations to the next level. Since June 2019, First South Africa Management, a company for which Mr. Korb has served as the Chief Financial Officer since January 2010 has been providing consulting services to us, including the financial expertise required of public companies. First South Africa Management provides financial management and strategic management services to various companies.

Since August 2013, Mr. Korb has served as the Chief Financial Officer of Icagen, Inc., a drug discovery company with a focus on neurosciences and rare disease. From 2007 to 2009, Mr. Korb was the group chief financial officer and director of Foodcorp (Proprietary) Limited (“Foodcorp”), a multimillion dollar consumer goods company based in South Africa. In his role as Chief Financial Officer, Mr. Korb delivered operational and strategic leadership for the full group financial function during a period of change including mergers, acquisitions and organic growth. As a board director he cultivated relationships with shareholders, bond holders, financial institutions, rating agencies, and auditors. Mr. Korb was also responsible for leading the group IT strategy and implementation and supervised 16 direct reports including 10 divisional financial directors. From 2001 to 2007, Mr. Korb was the group Chief Financial Officer of First Lifestyle, initially a publicly traded company on the Johannesburg Stock Exchange in South Africa, which was then purchased by management which included Mr. Korb. He anchored the full group financial function with responsibility for mergers and acquisitions activity, successfully leading the process whereby the company was sold to Foodcorp. Upon completion of the merger, Mr. Korb was appointed as the group Chief Financial Officer of Foodcorp. Mr. Korb is also the Chief Financial Officer to several other companies including, Petroteq Energy Group Limited, a Canadian company engaged in the creation of technology for the environmentally-safe extraction of oil from oil sands and oil shale deposits.

Franco Salvagni – Vice President Land-based Operations

Franco Salvagni has served as our Vice President Land-based Operations since August 2016. Mr. Salvagni has 20 years of experience at the retail level in the Italian gaming business. Since 2013, Mr. Salvagni has served as Area Manager in charge of developing the land-based distribution of the betting shops of Ulisse GmbH in Italy.

Beniamino Gianfelici – Vice President Regulatory Affairs

Beniamino Gianfelici is the founder of Newgioco and has served as our Vice President of Regulatory Affairs since August 2015. He served as a member of our Board from August 2015 until May 2017. Mr. Gianfelici brings over 35 years of experience in gaming operations in Italy along with a wealth of business relationships in a broad range of industries and several key business centers throughout Italy. Prior to establishing Newgioco in 1996 and entering the gaming business, Mr. Gianfelici formed and managed a successful construction enterprise which designed, engineered and constructed a number of prominent buildings in Rome, Italy.

Gabriele Peroni – Vice President Business Development

Gabriele Peroni has served as our Vice President Business Development since August 2016. Mr. Peroni brings 20 years of experience in the online and land-based gaming business. From February 2011 to September 2013, Mr. Peroni was the Senior Sales Manager for GoldBet sportwetten GmbH in charge of business development throughout Italy. In addition, in June 2013, Mr. Peroni co-founded Odissea Betriebsinformatik Beratung GmbH and since September 2013 he has been instrumental to securing a number of significant business-to-business contracts for Odissea.

Clive Kabatznik – Director

Clive Kabatznik was appointed to serve on our Board of Directors on June 26, 2019. Since May 2013, Mr. Kabatznik has served on the Board of Directors of Icagen. He currently serves as the President of First South Africa Management, a company that he founded that has been engaged in management consultancy services since January 1996. From 2017 to the present Mr. Kabatznik has been Chairman of the Board of Datos Health, Inc. a software provider of digital medical products primarily in the sphere of remote patient monitoring. From 2005 until the present, Mr. Kabatznik has served as a director of Strategy First, Inc., a Montreal-based digital publisher and distributor of video games. From 2009 until 2015, he was the operating manager of New Bedford Media LLC, a company he co-founded which focuses on the acquisition and operation of digital media companies. From 1995 until 2009, he served as Chief Executive Officer of Silverstar Holdings, a United States publicly listed company that he founded that was established to acquire, own and operate companies, with an emphasis on businesses which stand to benefit from new Internet and technology-based platforms. Prior to 1995, Mr. Kabatznik was engaged in investment banking.

We believe that Mr. Kabatznik is qualified to serve as a member of our Board due to his significant business experience with small public companies, his achievements in the financial and investment banking industries and his overall business expertise.

Paul Sallwasser – Director

Paul Sallwasser was appointed to serve on our Board on June 13, 2019. Mr. Sallwasser is a certified public accountant, joined the audit staff of Ernst & Young LLP in 1976 and remained with Ernst & Young LLP for 38 years. Mr. Sallwasser served a broad range of clients primarily in the healthcare and biotechnology industries of which a significant number were SEC registrants. He became a partner of Ernst & Young in 1988 and from 2011 until he retired from Ernst & Young LLP in 2014. Mr. Sallwasser served in the national office as a member of the Quality and Regulatory Matters Group working with regulators and the Public Company Accounting Oversight Board (PCAOB). Mr. Sallwasser currently serves as the chief executive officer of a private equity fund that is focused on investing in healthcare companies in the South Florida area. Mr. Sallwasser has also served as member of the Board of Directors of Youngevity International, Inc. (“Youngevity”) since June 5, 2017. Youngevity (Nasdaq Capital Market: YGYI) was founded in 1996 and develops and distributes health and nutrition related products through its global independent direct selling network, also known as multi-level marketing, and sells coffee products to commercial customers.

We believe that Mr. Sallwasser is qualified to serve as a member of our Board due to his vast audit and accounting experience, which includes his status as an “audit committee financial expert,” as defined by the rules of the SEC.

Steven A. Shallcross – Director

Steven A. Shallcross was appointed to serve on our Board on June 13, 2019. Mr. Shallcross has also served as a member of the Board of Directors of Synthetic Biologics, Inc. (NYSE MKT: SYN) since December 6, 2018 and currently serves as Synthetic Biologics’ Chief Executive Officer, a position he was appointed to on December 6, 2018, and Synthetic Biologics’ Chief Financial Officer. Mr. Shallcross was appointed as Synthetic Biologics’ Interim Chief Executive Officer on December 5, 2017 and has served as its Chief Financial Officer, Treasurer and Secretary since joining Synthetic Biologics in June 2015. Synthetic Biologics is a clinical-stage company focused on developing therapeutics designed to preserve the microbiome to protect and restore the health of patients.

From May 2013 through May 2015, Mr. Shallcross served as Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. (formerly Cytomedix, Inc.). In January 2016, Nuo Therapeutics, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and on April 25, 2016, the Bankruptcy Court entered an order granting approval of Nuo’s plan of reorganization. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive Vice President, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer of Senseonics, a privately-held medical device company located in Germantown, MD. From January 2009 to March 2011, he served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen-based products. He also served for four years as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc., leading the company through its successful IPO and follow-on offering and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). In addition, Mr. Shallcross also served as the Chief Financial Officer of Bering Truck Corporation. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

We believe that Mr. Shallcross is qualified to serve as a member of our Board due to his significant strategic, operational, business and financial experience, an established track record at leading the financial development and strategy for several publicly traded companies and his familiarity with financial matters facing public reporting companies. Mr. Shallcross has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles.

Richard Q.M. Cooper - Director

Richard Cooper was appointed to serve on our Board of Directors on August 29, 2019. Mr. Cooper has over 37 years of professional global experience, including 25 years as a chief financial officer, in both publicly traded and privately-owned companies in a variety of service industries including gaming, insurance, and financial services. From July 2018 to February 2019, he served as strategic advisor to gaming-related affiliate marketing business. Since November 2017, Mr. Cooper has served as Non-Executive Chairman of Virtual Reality Education Holdings plc. From May 2017 to October 2018, he served as the Non-Executive Director and Chairman of the Audit Committee of Sportech plc. From December 2008 to February 2017, Mr. Cooper was the Chief Financial Officer of GVC Holdings PLC. From April 2005 to December 2008 he served as the Chief Finance Officer at Trident Gaming PLC. From August 2004 to March 2005, he was the Interim Finance Director at Diam International Limited. From February 2002 to August 2004, he served as the Group Finance Director at Patsystems PLC. Mr. Cooper currently serves as the Chairman of VRE Holdings plc, an AIM listed virtual reality company, and a director of a group of companies which owns Maxims casino in London’s Kensington.

We believe that Mr. Cooper is qualified to serve as a member of our Board due to his significant strategic, operational, business and financial experience, an established track record at leading the financial development and strategy for several publicly traded companies and his familiarity with financial matters facing public reporting companies. Mr. Cooper has a broad understanding of the financial markets, financial statements as well as generally accepted accounting principles.

Our Board of Directors

Our Board currently consists of six members. Our Board has decided that it would judge the independence of its directors by the heightened standards established by The Nasdaq Stock Market, despite our company not being subject to these standards at this time. Accordingly, the Board of Directors has determined that our four non-employee directors, Messrs. Cooper, Kabatznik, Sallwasser and Shallcross, each meet the independence standards established by The Nasdaq Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our audit committee and compensation committee. Our Board considers a director to be independent when the director is not one of our or one of our subsidiaries’ officers or employees or of our subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of The Nasdaq Stock Market and the rules and regulations of the SEC.

Board Committees

Our Board of Directors designated the following three committees of the Board of Directors: the audit committee, the compensation committee and the nominating and corporate governance committee. Charters for each of the three committees is available on our website at www.newgiocogroup.com/index.php/corporate-governance.

Board Members	Audit Committee	Compensation Committee	Nominating and Governance Committee
Clive Kabatznik	Member	Member	Chairman
Paul Sallwasser	Chairman	Member	Member
Steven A. Shallcross	Member	Chairman	Member

———————

Audit Committee

Our audit committee is comprised of Messrs. Kabatznik, Sallwasser and Shallcross. Mr. Sallwasser is Chairman of the audit committee. The primary purpose of the audit committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The audit committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm. Specifically, the audit committee’s duties are to recommend to our Board of Directors the engagement of an independent registered public accounting firm to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. The Board has determined that each member of the audit committee is “independent,” as that term is defined by the rules of The Nasdaq Stock Market. The Board of Directors believes that each of Messrs. Kabatznik, Sallwasser and Shallcross qualify as an “audit committee financial expert” (as defined in Item 407 of Regulation S-K).

Compensation Committee

Our compensation committee is comprised of Messrs. Kabatznik, Sallwasser and Shallcross. Mr. Shallcross is Chairman of the compensation committee. The compensation committee is responsible for, among other things, reviewing and recommending to our Board the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our Board on all new executive compensation programs; reviewing the compensation of our Board; and administering our equity incentive plans. The compensation committee may delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with the Company’s organizational documents and all applicable laws, regulations and rules of markets in which our securities trade, as applicable. The Board has determined that each member of the compensation committee is “independent,” as that term is defined by the rules of The Nasdaq Stock Market.

Nominating and Governance Committee

Our nominating and governance committee is comprised of Messrs. Kabatznik, Sallwasser and Shallcross. Mr. Kabatznik is Chairman of the nominating and governance committee. The nominating and governance committee is responsible for, among other things, annually assessing the composition, skills, size and tenure of the Board of Directors in advance of annual meetings and whenever individual directors indicate that their status may change; annually considering new members for nomination to the Board of Directors; causing the Board of Directors to annually review the independence of directors; and developing and monitoring our general approach to corporate governance issues as they may arise. The Board has determined that each member of the nominating and governance committee is “independent,” as that term is defined by the rules of The Nasdaq Stock Market.

EXECUTIVE COMPENSATION

Set forth below is information for the fiscal years ended December 31, 2018 and 2017 relating to the compensation of each person who served as our principal executive officer and our two most highly compensated executive officers whose compensation exceeded $100,000 (the “Named Executive Officers”).

Name and principal position	Year	Salary ($)	Bonus ($)	Award(s) ($)	Stock Compensation ($)	All Other Compensation ($)		Total Compensation ($)
Michele Ciavarella Chief Executive Officer	2018	260,053	—	—	—	500,000	(1)	760,053
and Director	2017	144,000	—	—		—		144,000

Alessandro Marcelli	2018	116,400	—	—	—			116,400
Vice President of Operations	2017	58,094	—	—	—			58,094

Luca Pasquini	2018	116,400	—	—	—			116,400
Vice President of Technology and Director	2017	75,209	—	—	—			75,209
(1)	Represents accrued and unpaid salary

Outstanding Equity Awards at Fiscal Year-End December 31, 2018

There are no outstanding equity awards held by our named executive officers at December 31, 2018. In July 2019, we granted under the Company’s 2018 Equity Incentive Plan to (i) Michele Ciavarella an option to purchase 315,000 shares of our common stock, having an exercise price of $0.37 per share, vesting 78,750 shares upon grant and the balance vesting 26,250 shares monthly for nine months and expiring ten years after the date of grant and (ii) Mark Korb, our current Chief Financial Officer an option to purchase 200,000 shares of our common stock having an exercise price of $0.37 per share, vesting on the one-year anniversary of the grant and expiring seven years after issuance. In August 2019, we granted options to purchase 200,000 shares of our common stock to each of Michele Ciavarella, Alessandro Marcelli, Luca Pasquini, Franco Salvagni, Beniamino Gianfelici and Gabriel Peroni, having an exercise price of $0.35 per share, vesting equally over a 48 month period and expiring ten years after the date of grant.

Employment Agreements

At December 31, 2018 and subsequent thereto, we had no formal employment and other compensation-related agreements with our Named Executive Officers other than as listed below.

Michele Ciavarella, Chief Executive Officer

On December 31, 2018, effective as of September 13, 2018 (the “Effective Date”), we entered into an employment agreement (the “Ciavarella Agreement”) with Michele Ciavarella, pursuant to which Mr. Ciavarella agreed to continue to serve as our Chief Executive Officer. Michele Ciavarella has served as our Chief Executive Officer since June 2011. The Ciavarella Agreement terminates on September 30, 2023, unless earlier terminated pursuant to the terms of the Ciavarella Agreement (the “Initial Term”). Upon the expiration of the Initial Term, the term of Mr. Ciavarella’s employment shall automatically be extended for successive one-year periods (the “Successive Term”) unless either party provides the other party with written notice not less than 60 days prior to the end of any Successive Term. Pursuant to the terms of the Ciavarella Agreement, as amended on July 5, 2019, Mr. Ciavarella agreed to reduce his base salary from $395,000 per year, to an annual base salary of $240,000, which base salary may be increased by our Board of Directors, in its sole discretion. In addition, Mr. Ciavarella is eligible to receive a bonus equal up to 75% of his base salary (the “Targeted Bonus”) and receive awards pursuant to our equity incentive plan, as determined by the Board of Directors. Mr. Ciavarella is also eligible to participate in pension, medical, retirement and other benefit plans which are available to our senior officers and directors. In connection with the salary reduction effected on July 5, 2019, Mr. Ciavarella was granted incentive stock options under our 2018 Equity Incentive Plan to purchase 315,000 shares of our common stock, having an exercise price of $0.37 per share, vesting 78,750 shares upon grant and the balance vesting 26,250 shares monthly for nine months and expiring 10 years after grant.

We may terminate Mr. Ciavarella’s employment at any time without Cause (as defined in the Ciavarella Agreement) for cause and Mr. Ciavarella may terminate his employment at any time. In the event Mr. Ciavarella’s employment is terminated by us without Cause (as defined in the Ciavarella Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella shall be entitled to receive the following: (i) an amount equal to one times the sum of (A) Mr. Ciavarella’s then base salary and (B) an amount equal to the highest annual incentive compensation paid to Mr. Ciavarella during the two most recently completed fiscal years (but not more than the bonus for the-then current fiscal year) payable over a period of twelve months; (ii) in lieu of any incentive compensation for the year in which such termination occurs, payment of an amount equal to (A) the Targeted Bonus (if any) which would have been payable to Mr. Ciavarella had Mr. Ciavarella remained in employment with us during the entire year in which such termination occurred, multiplied by (B) a fraction the numerator of which is the number of days Mr. Ciavarella was employed in the year in which such termination occurs and the denominator of which is the total number of days in the year in which such termination occurs; (iii) reimbursement of expenses properly incurred by Mr. Ciavarella; (iv) if Mr. Ciavarella elects to continue medical coverage under our group health plan, an amount equal to the monthly premiums for such coverage less the amount of employee contributions payable until the earlier of twelve months and the date Mr. Ciavarella becomes eligible to receive such coverage under a subsequent employer’s insurance plan; and (v) except as otherwise provided at the time of grant, all outstanding stock options and restricted stock units issued to Mr. Ciavarella vest in full; provided, however, such vested stock options and restricted stock units shall not be exercisable after the earlier of (A) 30 days after the termination of Mr. Ciavarella’s employment and (B) the expiration date of such awards; provided further that, in the event Mr. Ciavarella’s employment is terminated prior to the compensation committee (the “Committee”) determining the satisfaction of performance criteria applicable with respect to the issuance of any such award, such award will not vest unless and until such determination has been made by the Committee. In the event Mr. Ciavarella’s employment is terminated by us without Cause (as defined in the Ciavarella Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement) and such termination occurs upon, or within two (2) years following, a Change in Control (as defined in the Ciavarella Agreement), Mr. Ciavarella shall be entitled to receive the payments described in the foregoing sentence multiplied by three (3) and such amount shall be payable over a period of twenty-four (24) months after termination.

Upon termination by us of Mr. Ciavarella’s employment for Cause (as defined in the Ciavarella Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. In the event Mr. Ciavarella’s employment is terminated for death or Disability (as defined in the Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date, (ii) reimbursement of expenses properly incurred by Mr. Ciavarella and (iii) one times Mr. Ciavarella’s then base salary payable within 45 days of the termination date. In the event Mr. Ciavarella terminates his employment for any reason other than Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella is entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Mr. Ciavarella payable on the termination date. To be eligible to receive any of the severance payments upon termination of Mr. Ciavarella’s employment by us without Cause (as defined in the Agreement) or by Mr. Ciavarella for Good Reason (as defined in the Ciavarella Agreement), Mr. Ciavarella must execute a release of claims in favor of us as set forth in the Ciavarella Agreement.

Mark Korb, Chief Financial Officer

On July 1, 2019, our Board of Directors appointed Mark Korb as our Chief Financial Officer (as well as principal financial officer and principal accounting officer) effective as of July 3, 2019. There is no family relationship between Mr. Korb and any of our other officers and directors. In connection with his appointment, we entered into an Independent Contractor Agreement, dated July 3, 2019 (the “Independent Contractor Agreement”) with Mr. Korb pursuant to which we agreed to pay Mr. Korb $10,000 a month for his services of approximately forty hours per month as our Chief Financial Officer. We also agreed in the Independent Contractor Agreement to issue to Mr. Korb incentive stock options under our 2018 Equity Incentive Plan to purchase 200,000 shares of our common stock, having an exercise price of $0.37 per share, vesting on the one-year anniversary of the grant and expiring ten years thereafter. The term of the Independent Contractor Agreement is one year, provided that it may be terminated by either party at any time for any reason upon 30 days prior written notice. Except as set forth herein, there are no understandings or arrangements between Mr. Korb and any other person pursuant to which Mr. Korb was appointed as our Chief Financial Officer.

Former Chief Financial Officer

On November 30, 2018, we entered into a three year employment agreement (the “MacLean Agreement”) with Elizabeth J. MacLean, pursuant to which Ms. MacLean would serve as our Chief Financial Officer and Chief Compliance Officer effective as of December 1, 2018 (the “Effective Date”). On May 31, 2019 we notified Ms. MacLean that we were terminating the MacLean Agreement effective immediately. Pursuant to the terms of the MacLean Agreement, Ms. MacLean received a base salary of $235,000 and was eligible to receive a bonus (the “Bonus”) and receive awards pursuant to our equity incentive plan as determined by the Board of Directors. Upon termination by us of Ms. MacLean’s employment during the initial six months following the commencement date (December 1, 2018) with or without Cause (as defined in the MacLean Agreement), Ms. MacLean was entitled to receive the following: (i) accrued but unpaid base salary through the termination date and (ii) reimbursement of expenses properly incurred by Ms. MacLean payable on the termination date.

Board of Directors Compensation

The following table sets forth information for the fiscal year ended December 31, 2018 regarding the compensation of our directors who at December 31, 2018 were not also our Named Executive Officers.

Name	Fees Earned or Paid in Cash	Option Awards (1)(3	Other Compensation	Total
Harold Wolkin(2)(4)	$50,000	—	—	$50,000
Russ McMeekin(4)	$38,000	—	—	$38,000
William Rutsey(4)	$38,000	—	—	$38,000

___________________

(1)	There were no “Option Awards” issued to our directors for the fiscal year ended December 31, 2018 and 2017.
(2)	Mr. Wolkin was appointed as our independent, non-executive Chairman of the Board of Directors on August 28, 2018. Pursuant to his agreement, Mr. Wolkin received an annual retainer of $36,000 for serving as our Chairman of the Board of Directors.
(3)	As of December 31, 2018, there were no outstanding option awards held by our directors who were not also Named Executive Officers.
(4)	Messrs. Wolkin, McMeekin and Rutsey resigned from our Board of Directors, effective June 1, 2019, and are not entitled to any future equity awards.

Director Option Awards

As of December 31, 2018, there were no outstanding option awards held by our directors who were not also Named Executive Officers.

Fees and Equity Awards for Non-Employee Directors

On August 28, 2018, we adopted a formal plan for compensating our directors for their service in their capacity as directors. Directors were entitled to annual cash retainer fees paid on a monthly basis as follows:

●	Director cash retainer fee: $40,000
●	Committee Chair fee: $36,000
●	Non-Executive Chairman of the Board of Directors fee: $36,000

In addition to the cash retainers paid and described above, each non-executive director was entitled to receive:

A restricted stock unit (RSU) Grant (150,000 RSUs) as follows:

(1) Year 1: 1-12 Months	RSU Grant: 0
(2) Year 2: 13-24 Months	RSU Grant: 75,000 Vest: 1/12 month
(3) Year 3: 25-36 Months	RSU Grant: 75,000 Vest: 1/12 month

An annual stock options grant (at each re-election date) as follows:

●	Options: 100,000
●	Vesting: 1/12 months

On July 5, 2019, we adopted a new formal plan for compensating our director for service in their capacity as directors. Directors are entitled to annual compensation at $60,000 a year, payable at the election of each director in cash (accruing monthly and payable in quarterly installments) or in incentive stock options under our 2018 Equity Incentive Plan (for 2019, options to purchase 165,000 shares of common stock) or in a combination of both cash and incentive stock options. The incentive stock options issued in lieu of cash compensation to the non-executive directors have an exercise price equal to the fair market value of the common stock on the date of grant and vest monthly for twelve months and expire ten years thereafter. In this regard, Mr. Sallwasser elected to take all of the non-executive director compensation in the form of incentive stock options to purchase 165,000 shares of our common stock, Mr. Kabatznik and Mr. Cooper elected to take all the non-executive director compensation in $60,000 cash (accruing monthly and payable in quarterly installments), and Mr. Shallcross elected to take half of the non-executive director compensation in the form of incentive stock options to purchase 82,500 shares of our common stock and the balance in $30,000 cash (accruing monthly and payable in quarterly installments).

Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL OWNERS

The tables below set forth, as of September 10, 2019, the beneficial ownership of our common stock (i) by any person or group known by us to beneficially own more than 5% of the outstanding common stock, (ii) by each director and executive officer and (iii) by all directors and executive officers as a group. Unless otherwise indicated, we believe that the beneficial owners of the shares have sole voting and investment power over such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Newgioco Group, Inc., 130 Adelaide Street, West, Suite 701, Toronto, Ontario M5H 2K4, Canada.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Directors and Executive Officers
Michele Ciavarella (Chief Executive Officer and Chairman of the Board of Directors)(2)	34,242,168	40.8%
Gabriele Peroni (Vice President Business Development)(3)	5,780,175	6.9%
Luca Pasquini (Vice President of Technology and Director)(4)	5,773,776	6.9%
Mark Korb (Chief Financial Officer)	—	—
Alessandro Marcelli (Vice President of Operations)(5)	3,008,333	3.6%
Beniamino Gianfelici (Vice President Regulatory Affairs)(6)	3,008,333	3.6%
Frank Salvagni (Vice President Land-based Operations)(7)	1,012,073	1.2%
Clive Kabatznik (Director)	—	—
Paul Sallwasser (Director)(8)	295,000	*
Steven A. Shallcross (Director)(9)	27,500	*
Richard Q.M. Cooper (Director)	—	—
All executive officers and directors as a group (11 persons)	53,147,358	63.1%
Other 5% or Greater Stockholders
Gold Street Capital Corp.(10)	33,076,335	39.4%
Mississaugas of the New Credit First Nation(11	5,338,000	6.4%

__________________

* less than 1%

(1)	Based on 83,969,565 shares of common stock outstanding on September 10, 2019.
(2)	Includes 1,000,000 common shares and 33,076,335 common shares held by Gold Street Capital Corp., a corporation owned by Gilda Pia Ciavarella, the spouse of Michele Ciavarella, and options to purchase 515,000 shares of common stock of which 105,000 are vested and a further 60,833 will vests within the next 60 days. Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.
(3)	Includes 5,771,842 shares of common stock and an option to purchase 200,000 shares of common stock of which 8,333 vest in the next 60 days.
(4)	Includes 5,765,443 shares of common stock and an option to purchase 200,000 shares of common stock of which 8,333 vest in the next 60 days.
(5)	Includes 3,000,000 shares of common stock and an option to purchase 200,0000 shares of common stock of which 8,333 vest in the next 60 days.
(6)	Includes 3,000,000 shares of common stock and an option to purchase 200,0000 shares of common stock of which 8,333 vest in the next 60 days.
(7)	Includes 1,003,740 shares of common stock and an option to purchase 200,0000 shares of common stock of which 8,333 vest in the next 60 days.
(8)	Includes 240,000 shares of common stock and an option to purchase 165,000 shares of common stock, of which 27,500 have vested and a further 27,500 will vest in the next 60 days.
(9)	Includes an option to purchase 82,500 shares of common stock of which 13,750 have vested and a further 13,750 will vest in the next 60 days.
(10)	Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for Gold Street Capital Corp. is 122 Mary Street, Zephyr House, Georgetown, Grand Cayman.
(11)	Stacey LaForme is the Chief of Mississaugas of the New Credit First Nation and in such capacity is deemed to have voting and dispositive power over the securities held by such entity. The principal address for New Credit First Nation is 2789 Mississauga Road R.R. #6, Hagersville, Ontario N0A 1H0.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been traded on the OTCQB Venture Market under the symbol “NWGI” since February 16, 2017. On September 12, 2019, the last reported sale price of our common stock on the OTCQB Venture Market was $0.35 per share. We have applied to list our common stock and warrants on The Nasdaq Capital Market under the symbols “NWGI” and “NWGIW,” respectively. No assurance can be given that our application will be approved.

Stockholders

As of September , 2019, there were an estimated 237 holders of record of our common stock. A certain amount of the shares of common stock are held in street name and may, therefore, be held by additional beneficial owners.

Equity Compensation Plan Information

In September 2018, our stockholders approved our 2018 Equity Incentive Plan, which provides for a maximum of 9,200,000 awards that can be issued as options, stock appreciation rights, restricted stock, stock units, other equity awards or cash awards. No awards were granted under the 2018 Equity Incentive Plan as of December 31, 2018. During July 2019, we issued an aggregate of 762,500 options to purchase common stock, of which options to purchase 200,000 shares of common stock were issued to our Chief Financial Officer, options to purchase 315,000 shares of common stock were issued to our Chief Executive Officer and options to purchase 247,500 shares of common stock were issued to directors. During August 2019, we issued an aggregate of 1,200,000 options to purchase shares of common stock of which options to purchase 200,000 shares of common stock were issued to each of Michele Ciavarella, our Chief Executive Officer, Alessandro Marcelli, our Vice President of Operations, Luca Pasquini, our Vice President of Technology, Gabriele Peroni, our Vice President Business Development, Franco Salvagni, our Vice President of Land-based Operations and Beniamino Gianfelici, our Vice President Regulatory Affairs As of September 10, 2019, there was an aggregate of 1,962,500 options to purchase shares of common stock granted under our 2018 Equity Incentive Plan and 7,237,500 reserved for future grants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2018 and 2017 and our current year to which we have been a party, in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this registration statement.

During the year ended December 31, 2018 and 2017, and in our current year we received non-interest-bearing loans due upon demand from certain related parties. Imputed interest accrues at a rate of 5% per year.

During the years ended December 31, 2018 and 2017, and in our current year, Gold Street Capital Corp. (“Gold Street”), a major stockholder of our company, which is a company owned by the spouse of our Chief Executive Officer, advanced to us $207,000 net of repayment of approximately $292,000, $41,142 net of repayment of $185,703, and $5,446, respectively. The advances due to Gold Street represent reimbursable out-of-pocket expenses made from time to time on behalf of the Company on the personal credit card of our Chief Executive Officer and have no fixed or determinable repayment dates. In addition, during the years ended December 31, 2018 and 2017, we also paid Gold Street management fees of $72,000 and $144,000 respectively for services provided by Michele Ciavarella, our Chief Executive Officer. The advances due from Gold Street at December 31, 2017 have been paid in full, and as of December 31, 2018 and June 30, 2019, an aggregate of $39,237 and $48,508 remain outstanding, respectively. Imputed annual interest on the advances paid off in the years ended December 31, 2018 and 2017 has been waived by Gold Street. On September 4, 2019, we issued to Gold Street Capital Corp 121,570 shares of our common stock as payment in full of the entire $48,508 owed to Gold Street Capital Corp.

In January 2018, we advanced €100,000 (approximately $116,000) to Luca Pasquini, our Vice President of Technology and a Director, to cover fees related to an application for a gaming license in Malta under the name Ulisse Services, Ltd. As of the date of this prospectus the application is pending and there is no assurance that the gaming license in Malta would be obtained. The amount advanced by the Company to Mr. Pasquini was repaid in full on May 31, 2018.

The Company assumed $48,033 in out-of-pocket expenses paid by Doriana Gianfelici (“Ms. Gianfelici”), the spouse of Alessandro Marcelli, our Vice President of Operations prior to the acquisition of Multigioco Srl on August 15, 2014, and during the years ended December 31, 2014 and December 31, 2015, Ms. Gianfelici paid additional reimbursable out-of-pocket expenses of $598 and $9,840 on behalf of the company, respectively. At December 31, 2017 the amount due to Ms. Gianfelici was $58,792 and on May 31, 2018 the company paid the amount due to Ms. Gianfelici in full. Changes in the balance of the advances were due to the fluctuations in foreign exchange rates. At December 31, 2018 and June 30, 2019, there was no balances due to Ms. Gianfelici.

Balances of related party loans are as follows:

	June 30, 2019		December 31, 2018	December 31, 2017
Gold Street Capital Corp.	$48,508	*	$39,237	$41,143
Doriana Gianfelici	—		—	58,792
Luca Pasquini	—		—	(119,939)
Other stockholders	—		—	567,813
Total related party loans	$48,508	*	$39,237	$547,809

*On September 4, 2019, we issued to Gold Street Capital Corp 121,570 shares of our common stock as payment in full of the entire $48,508 owed to Gold Street Capital Corp.

In February 2018 we provided a loan of €39,048 (approximately $45,000) to Engage IT Services Srl to finance hardware purchased by third-party betting shops. In June 2018, we increased the loan by €45,675 (approximately $53,000). The loan bears interest at 4.47% and is due in February 2019. Total repayments in 2018 were approximately €43,000 and approximately €43,000, including interest, remains outstanding at December 31, 2018. Luca Pasquini, one of our officers and directors, holds a 34% stake in Engage IT Services Srl.

During the six months ended June 30, 2019 and for the year ended December 31, 2018, we paid management fees of approximately €120,000 and €480,000 (approximately $136,256 and $549,000, respectively) to Ulisse Services, Ltd. to cover office and set-up expenses. During the three and six months ended June 30, 2018, we paid management fees of $36,000 and $72,000 to Gold Street and no management fees during the three and six months ended June 30, 2019, respectively. During the six months ended June 30, 2018, we paid management fees of approximately $6,000 to Luca Pasquini.

On January 30, 2019, we acquired all of the issued and outstanding ordinary shares of VG and Naos. The sellers included Mr. Luca Pasquini, our Vice President Technology and a member of our Board of Directors, and Mr. Gabriele Peroni, our Vice President of Business Development, each of whom owned 800 ordinary shares of Naos (20% of the issued and outstanding shares of Naos). On the closing date of the transaction we paid to each of Messrs. Pasquini and Peroni €21,600 (approximately $24,660) in cash, issued to each of them 51,920 shares of our common stock and issued to each of them a note in the principal amount of €478,400 (approximately $546,190). The amount due under the VG promissory note is $3,519,723, before debt discount of $311,977 as at June 30, 2019.

During the year ended December 31, 2018, we and Ulisse mutually agreed to exercise the Ulisse Put Option in lieu of completion of the ADM license tender auction. On May 31, 2018, we repurchased and retired the shares issued in June 2016 with a purchase price adjustment to €10,000,000 (approximately $11,700,000). The purchase price adjustment was paid to the former shareholders of Ulisse half in cash of €5,000,000 (approximately $5,850,000) and we issued 4,735,600 shares to the sellers to settle the balance of the purchase price adjustment in shares of common stock at the closing price of $1.18 per share on May 31, 2018. The former shareholders of Ulisse included Luca Pasquini, our Vice President Technology and member of our Board of Directors; Gabriele Peroni, our Vice President Business Development and France Salvagni, our Vice President of Land-based Operations. “Ulisse Put Option” refers to the option granted to Ulisse shareholders to resell to us 50% of the shares of common stock 1,665,600 shares of common stock issued in consideration for the purchase price at a fixed price of $0.50 per share.

During the year ended December 31, 2018, we and Multigioco mutually agreed to exercise the option to repurchase the shares issued to the shareholders of Multigioco at the closing of the acquisition of Multigioco on August 15, 2014 (“Multigioco Put Option”). On June 22, 2018, we repurchased and retired the balance of 2,040,000 shares of common stock issued to the Multigioco sellers in consideration for the purchase price at a fixed price of $0.50 per share in exchange for €510,000 (approximately $595,000).

On January 1, 2015, we acquired land-based gaming assets from Newgioco Srl for a purchase price of approximately $787,000. Pursuant to the terms of the agreement with Newgioco Srl, we paid approximately $192,000 and $200,000 to Newgioco Srl during the years ended December 31, 2018 and 2017, respectively. Beniamino Gianfelici, our Vice President of Regulatory Affairs is the founder and 50% owner of Newgioco Srl. and is the father in law of Alessandro Marcelli, our Vice President Operations. In connection with the Multigioco Acquisition, on June 22, 2018, we paid the balance due to Newgioco Srl for the purchase of the land-based assets in full.

Mr. Harold Wolkin, through his company, Princeville Capital, purchased 200 Canadian units on May 31, 2018 in our private placement that was consummated in May 2018. Mr. Wolkin received a 10% debenture in the principal amount of CAD $200,000 (approximately $154,245 based upon the exchange rate on May 31, 2018, the entire principal amount of which together with accrued interest thereon remains outstanding, 32,000 shares of common stock and Canadian Warrants to purchase up to 166,500 shares of our common stock at an exercise price of $0.50 per share which expire on May 31, 2020. From July 23, 2018 until June 2, 2019, Mr. Wolkin served as Chairman of our Board of Directors and Chair of the Audit Committee. Mr. Wolkin resigned from our Board of Directors on June 2, 2019.

We issued promissory notes in the principal amounts of $186,233 and $131,845 during the years ended December 31, 2015 and 2016, respectively, to Braydon Capital Corp., a company owned by Claudio Ciavarella, the brother of Michele Ciavarella, our Chief Executive Officer. The promissory notes bear interest at a rate of 1% per month and were due in full on demand. As of December 31, 2018, an aggregate of approximately $432,000 in principal and accrued interest remained outstanding. The amount outstanding under the promissory notes was $450,559 as of June 30, 2019. On September 4, 2019, we issued to Braydon Capital Corp. 1,143,652 shares of our common stock as payment in full of the entire principal amount and accrued interest thereon of $457,460.77.

On September 4, 2019, we issued to Michele Ciavarella 1,000,000 shares of our common stock as payment of $500,000 of accrued salary owed to him.

Except as disclosed above or under Executive Compensation and Director Compensation, there have been no transactions or proposed transactions in which our company was or was to be a party where directors or executive officers, nominees for election as a director and members of the immediate family of such persons were involved.

DESCRIPTION OF OUR SECURITIES

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Amended and Restated Certificate of Incorporation, as amended and Bylaws each of which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 160,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

As of September 10, 2019, 83,969,565 shares of our common stock were issued and outstanding, which were held by 237 holders of record. As of September 10, 2019 and no shares of our preferred were issued and outstanding.

We intend to effect a one-for-[ ] reverse stock split of our common stock immediately prior to the effective date of this Offering.

On July 5, 2018, we amended our certificate of incorporation to authorize the issuance of up to 160,000,000 shares of common stock, par value $0.0001 per share.

On November 28, 2017, the Board of Directors approved a 2 for 1 forward split of our common stock. The common stock dividend payment date was December 20, 2017 to stockholders of record as at December 18, 2017.

On September 30, 2005, we completed a one-for-ten reverse split of our common stock.

On June 30, 2005, we completed a one-for-ten reverse split of our common stock.

On July 24, 2004, the Board of Directors approved a seven-for-1 forward split of our common stock. The common stock dividend payment date was July 26, 2004 to stockholders of record as at July 23, 2004.

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the Board of Directors. If our company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of preferential amounts, if any, all the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Reverse Stock Split

We expect to effect a one-for-[ ] reverse stock split immediately prior to the effective date of this prospectus. Upon the effectiveness of the reverse stock split, every ___ shares of outstanding common stock decreased to ____ shares of common stock. Similarly, the number of shares of common stock into which each outstanding warrant and option to purchase common stock is exercisable and each convertible note is convertible into, decreased on a one-for-[ ] basis, and the exercise price of each outstanding warrant and option to purchase common stock increased proportionately.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock. On September 18, 2018, we filed an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Incorporation, among other things, specifies that the authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following: (a) the number of shares constituting the series and the distinctive designation of the series; (b) the dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series; (c) whether the series shall have voting rights, in addition to the voting rights required by law, and if so, the terms of such voting rights; (d) whether the series shall have conversion rights, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund; (g) the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights or priority, if any, of payment of shares of the series; and (h) any other relative rights, preferences, powers and limitations of that series.

Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of common stock.

We currently have no shares of preferred stock issued. At present, we have no plans to issue any shares of preferred stock following this offering.

Securities Authorized for Issuance under Equity Compensation Plans

Nine Million Two Hundred Thousand (9,200,000) shares of common stock are reserved for issue under our 2018 Equity Incentive Plan (the “2018 Plan”). To date, options to purchase 762,500 shares of common stock have been granted under the 2018 Equity Incentive Plan. The 2018 Plan was adopted by the Board of Directors on August 2, 2018, and approved by stockholders on September 12, 2018. The 2018 Plan is administered by our Board of Directors and permits the discretionary award of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), other equity awards and/or cash awards to selected participants. The 2018 Plan will remain in effect until the earlier of (i) August 2, 2028 and (ii) the date upon which the 2018 Plan is terminated pursuant to its terms, and in any event subject to the maximum share limit of the 2018 Plan. As of the date of this prospectus, we have issued 1,962,500 options with a weighted average price of $0.36.

Warrants

As of September 10, 2019, there are outstanding warrants to purchase up to 8,713,064 shares of our common stock at a weighted average exercise price of $0.50 per share between February 26, 2020 and May 31, 2020. The warrants provide for adjustment to the exercise price and number of shares of common stock issuable upon exercise of the warrant in the case of any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Debentures

At September 10, 2019, we had outstanding an aggregate principal amount of $7,178,144, plus accrued interest thereon of approximately $954,000 of the convertible debentures that were issued between February 26, 2018 and May 31, 2018 after approximately $919,824 ($864,623 principal plus $55,200 accrued interest) of convertible debentures were redeemed for 2,300,487 of the Company’s common stock between January 1, 2019 and June 30, 2019. Each convertible debenture bears interest at a rate of 10% per annum, are due two years after their date of issuance and with principal and accrued interest convertible into shares of our common stock at a conversion price of $0.40 per share.

Shares of common stock to be issued to the former stockholders of VG pursuant to the terms of outstanding notes and potential earn-out shares.

We issued to the former stockholders of VG a non-interest bearing promissory note providing for the payment of (a) an aggregate of €2,392,000 (approximately $2,737,000) in cash in 23 equal and consecutive monthly installments of €104,000 (approximately $119,000) commencing February 2019; and (b) an aggregate of €1,411,000 (approximately $1,615,000) in shares of our common stock in seventeen (17) equal and consecutive monthly installments of €83,000 (approximately $95,000) as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019. As of September 10, 2019, we have issued to such former stockholders of VG 2,078,280 shares of common stock, representing payment of €670,000 (approximately $758,000) under the note:

In addition, pursuant to the terms of the Purchase Agreement that we entered into with VG, we agreed to pay the former stockholders of VG as an earn-out payment in shares of our common stock within one month from the end of the business year 2019 equal to an aggregate amount of €500,000 (approximately $570,000), if the amounts of bets made by the users through the VGS platform related to our 2019 fiscal year are at least 5% higher than the amounts of bets made by the users through the VGS platform related to our 2018 fiscal year.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the transaction was approved by the Board of Directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Our Amended and Restated Certificate of Incorporation and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our Board of Directors or management team, including the following:

(1)                Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including securities public offerings and other financings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the Board of Directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Amended and Restated Certificate of Incorporation. The purpose of authorizing the Board of Directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

(2)                Limitations of Director Liability and Indemnification of Directors, Officers and Employees

The Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Delaware General Corporation Law. The Amended and Restated Certificate of Incorporation provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation also provides that we will indemnify our directors and officers to the extent permitted by law, and may indemnify employees and other agents. Our Amended and Restated Certificate of Incorporation also provides that we may advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have entered into separate indemnification agreements with certain of our directors and officers. These agreements, among other things, require us to indemnify the directors and officers for any and all expenses (including reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Board of Directors Vacancies

Our Bylaws authorize only our Board of Directors to fill vacant directorships, including newly created seats.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Choice of Forum

The Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims (as defined therein) shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware).

Transfer Agent

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its address is 14673 Midway Road, Suite #220, Addison, Texas 75001 and its telephone number is (972) 612-4120.

Listing

Our common stock is traded on the OTCQB Venture Market under the symbol “NWGI.” We have applied to list our common stock and warrants on The Nasdaq Capital Market under the symbols “NWGI” and “NWGIW,” respectively.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Units

We are offering units in this offering at an assumed offering price of $____ per unit. Each unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $___ (based on an assumed public offering price of $_____ per unit), which is 150% of the public offering price of the units. The shares of common stock and warrants may be transferred separately immediately upon issuance.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Our Securities” in this prospectus.

Warrants

Warrants to Be Issued in the Offering

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and ___________, as warrant agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is 5 years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $____ per share (based on an assumed public offering price of $____ per unit) or ____ % of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list our warrants for trading on The NASDAQ Capital Market under the symbol “NWGIW”. No assurance can be given that an active trading market will develop.

Warrant Agent. The warrants will be issued in registered form under a warrant agent agreement between __________, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants

Please see “Underwriting” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the representative’s warrants in connection with the closing of this offering.

UNDERWRITING

We have entered into an underwriting agreement with The Benchmark Company, LLC, with respect to the shares of common stock and warrants subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of units (shares of common stock and warrants) provided below opposite their respective names.

Underwriters	Number of Units
The Benchmark Company, LLC
Total

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representative to purchase a maximum of (i) ______ additional shares of common stock included in the units, and/or (ii) warrants to purchase _____ shares of common stock included in the units (15% of the shares of common stock and warrants included in the units sold in this offering) from us in any combination thereof to cover over-allotments, if any. If the representative exercises all or part of this option, they will purchase shares and/or warrants covered by the option at the public offering price per share and warrant, respectively, that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $__________ and the total net proceeds, before expenses, to us will be $ .

Commissions and Expenses

The underwriters have advised us that they propose to offer the units to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $_______ per unit. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $____ per unit to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The units are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase securities.

	Without Exercise of Over-allotment	With Full Exercise of Over-allotment
Public offering price per unit	$	$
Underwriting discount (7%) Non-accountable expense allowance (1%)(1) ______________	$	$
Proceeds to Newgioco Group, Inc. (before expenses)	$	$
	$	$

(1) (2)

The non- accountable expense allowance of 1% is not payable with respect to securities sold upon exercise of the underwriters’ over-allotment option.

The fees do not include the representative’s warrant or expense reimbursement provisions described below.

We have also agreed to issue to the representative of the underwriters warrants to purchase shares of common stock collectively equal to an aggregate of 8% of the shares of common stock underlying the units issued in the offering. The representative warrants will have an exercise price per share equal to 125% of the offering price per unit sold in this offering and may be exercised on a cashless basis. The representative warrants are exercisable commencing 180 days after the effective date of the registration statement related to this offering, and will be exercisable until such warrants expire 5 years after the effective date of the registration statement related to this offering. The representative warrants are not redeemable by us. The warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under the Rule) may not sell, transfer, assign, pledge, or hypothecate the underwriter warrants or the shares of common stock underlying the underwriter warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriter warrants or the underlying shares of common stock for a period of 180 days from the date of this prospectus. Additionally, the representative warrants may not be sold transferred, assigned, pledged or hypothecated for a 180 day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The representative warrants will provide for adjustment in the number and price of such underwriter warrants and the shares of common stock underlying such warrants in the event of recapitalization, merger or other structural transaction to prevent mechanical dilution.

We have also agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them up to an aggregate of $152,000, including fees and disbursements of their counsel up to an aggregate of $100,000, with respect to this offering.

At any time during the twelve month period following the completion of this offering, the representative will have the right of first refusal to act as exclusive manager, underwriter or placement agent or financial advisor with respect to any public or private offering or financing or other capital-raising transaction. In addition, the representative is entitled to the underwriting discount and non-accountable expense allowance on any public or private offering or other financing or capital raising transaction or any fairness opinion to the extent capital or financing is provided to us by investor the representative introduced to us during the term of our engagement of the representative or any investors that participate in this offering if such financing is consummated within twelve months of completion of this offering.

We estimate that expenses payable by us in connection with the offering of our common stock, other than the underwriting discounts and commissions and the non-accountable expense allowance referred to above, will be approximately $550,000.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Subject to certain exceptions, our executive officers, directors and certain of our stockholders, which represent [ ]% all of our currently outstanding shares of common stock, have agreed to a 180-day “lock-up” from the date of this prospectus of shares of our common stock that they beneficially own, including the issuance of common stock upon the exercise of currently outstanding convertible securities and options and options which may be issued. This means that, for a period of 180 days following the date of this prospectus, such persons may not directly or indirectly offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative of the underwriters. The representative of the underwriters has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the representative of the underwriters may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, the underwriting agreement provides that, subject to certain exceptions, we will not, for a period of 90 days following the date of this prospectus, offer, sell or distribute any of our securities or file any registration statement with the commission relating to the offering of any shares of common stock or any securities convertible into or exchangeable for common stock, without the prior written consent of the representative of the underwriters.

Listing

Our common stock is currently listed on the OTCQB Venture Market under the symbol “NWGI.” We have applied to list our common stock and warrants for trading on The Nasdaq Capital Market under the symbols “NWGI” and “NWGIW”, respectively.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.
●	Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters makes any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Public Offering Price

The public offering price for our securities issued in this offering will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be the prevailing trading price of our common stock, market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price will correspond to the price at which our securities will trade in the public market subsequent to this offering or that an active trading market for our securities will develop and continue after this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a)	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors”, as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors”, as defined in the Prospectus Directive, (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Gracin & Marlow, LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, has acted as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Newgioco Group, Inc. as of December 31, 2018 and 2017 and for each of the years then ended included in this registration statement, of which this prospectus forms a part, have been so included in reliance on the report of Pitagora Revisione S.r.l., an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Virtual Generation Limited as of December 31, 2018 and 2017 and for the years then ended, included in this registration statement, of which this prospectus forms a part, have been so included in reliance on the report of Pitagora Revisione S.r.l, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Naos Holding Limited as of December 31, 2018 and for the year then ended, included in this registration statement, of which this prospectus forms a part, have been so included in reliance on the report of Pitagora Revisione S.r.l, an independent registered public accounting firm appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.newgiocogroup.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by telephone or writing us at: 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada, (416) 593-5555.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus forms a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

NEWGIOCO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements for Subsidiaries (audited)
Audited financial statements of Virtual Generation Limited as of and for December 31, 2018 and 2017	F-51
Audited financial statements of Naos Holding Limited as of and for the year ended December 31, 2018	F-52

Page
Unaudited Pro Forma Financial Information (unaudited)
Unaudited pro forma condensed combined financial information of Virtual Generation Limited and Naos Holding Limited and Newgioco Group, Inc. for the year ended December 31, 2018	F-53

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Newgioco Group Inc.

Toronto, Ontario

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Newgioco Group Inc. and subsidiaries (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of comprehensive income, Stockholders’ Equity (Deficiency), and cash flows, for the years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statement”). In our opinion, the consolidated financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

Pitagora Revisione S.r.l.

/s/ Roberto Seymandi

Roberto Seymandi

Partner

Turin, Italy

March 7, 2019

NEWGIOCO GROUP, INC.

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
Current Assets
Cash and cash equivalents	$6,289,903	$6,469,858
Accounts receivable	10,082	116,489
Gaming accounts receivable	1,021,052	1,163,831
Prepaid expenses	124,712	87,692
Related party receivable	49,914	—
Other current assets	55,700	12,543
Total Current Assets	7,551,363	7,850,413

Noncurrent Assets
Restricted cash	1,560,539	587,905
Property, plant and equipment	354,799	280,111
Intangible assets	12,583,457	3,245,748
Goodwill	262,552	260,318
Investment in non-consolidated entities	275,000	1
Total Noncurrent Assets	15,036,347	4,374,083
Total Assets	$22,587,710	$12,224,496

Current Liabilities
Line of credit - bank	$750,000	$177,060
Accounts payable and accrued liabilities	4,603,608	1,606,560
Gaming accounts balances	1,049,423	1,274,856
Taxes payable	1,056,430	1,555,371
Advances from stockholders	39,237	547,809
Liability in connection with acquisition	—	142,245
Debentures, net of discount	3,942,523	1,148,107
Derivative liability	—	222,915
Promissory notes payable – other	—	100,749
Promissory notes payable – related party	318,078	318,078
Bank loan payable – current portion	120,920	121,208
Total Current Liabilities	11,880,219	7,214,958

Bank loan payable	225,131	362,808
Other long-term liabilities	608,728	532,680
Total Liabilities	12,714,078	8,110,446

Stockholders' Equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value, 160,000,000 shares authorized; 75,540,298 and 74,143,590 shares issued and outstanding as of December 31, 2018 and 2017	7,555	7,415
Additional paid-in capital	23,956,309	14,254,582
Accumulated other comprehensive income	(1,081,338)	(250,327)
Accumulated deficit	(13,008,894)	(9,897,620)
Total Stockholders' Equity	9,873,632	4,114,050
Total Liabilities and Stockholders’ Equity	$22,587,710	$12,224,496

See notes to consolidated financial statements

NEWGIOCO GROUP, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the year ended December 31,
	2018	2017
Revenue	$34,575,097	$22,865,146

Costs and Expenses
Selling expenses	24,142,110	14,672,099
General and administrative expenses	10,005,713	5,597,881
Total Costs and Expenses	34,147,823	20,269,980

Income from Operations	427,274	2,595,166

Other Expenses (Income)
Interest expense, net of interest income	2,614,837	482,367
Changes in fair value of derivative liabilities	—	(257,231)
Imputed interest on related party advances	761	24,365
Gain on litigation settlement	(516,120)	—
Loss on issuance of debt	196,403	—
Impairment on investment	—	6,855
Other Expense	75,000	—
Total Other Expenses (Income)	2,370,881	256,356

(Loss) Income Before Income Taxes	(1,943,607)	2,338,810
Income tax provision	1,102,701	972,924
Net (Loss) Income	$(3,046,308)	$1,365,886

Other Comprehensive (Loss) Income
Foreign currency translation adjustment	(831,011)	166,304

Comprehensive (Loss) Income	$(3,877,319)	$1,532,190

(Loss) Income per common share – basic	$(0.04)	$0.02
(Loss) Income per common share – diluted	$(0.04)	$0.02
Weighted average number of common shares outstanding – basic	75,887,946	74,032,631
Weighted average number of common shares outstanding – diluted	75,887,946	75,344,948

See notes to consolidated financial statements

NEWGIOCO GROUP, INC.

Consolidated Statements of Changes in Stockholders' Equity

	Common Stock		Additional	Accumulated Other
	Shares	Amount	Paid-In Capital	Comprehensive Income	Accumulated Deficit	Total

Balance at December 31, 2016	74,011,188	$7,402	$14,165,361	$(416,631)	$(11,263,504)	$2,492,628

Shares issued for services	125,000	13	23,237			23,250
Imputed interest on stockholder advances			26,753			26,753
Beneficial conversion value of debt			39,231			39,231
Foreign currency translation adjustment				166,304		166,304
Net income					1,365,884	1,365,884

Balance at December 31, 2017	74,143,590	7,415	14,254,582	(250,327)	(9,897,620)	4,114,050

Imputed interest on stockholder advances			1,514			1,514
Adoption of ASU 2017-11			287,881		(64,966)	222,915
Shares issued for warrants	201,088	20	(20)			0
Common stock issued with debentures	1,831,220	183	582,303			582,486
Foreign currency translation adjustment			2,585,569			2,585,569
Warrants issued with debt		—	2,951,429			2,951,429
Common stock issued for the purchase of subsidiaries	1,404,400	140	5,587,534			5,587,674
Purchase of treasury stock	(2,040,000)	(204)	(2,260,770)			(2,260,974)
Foreign currency translation adjustment			(33,713)	(831,011)		(864,724)
Net (loss)					(3,046,308)	(3,046,308)

Balance at December 31, 2018	75,540,298	$7,555	$23,956,309	$(1,081,338)	$(13,008,894)	$9,873,632

See notes to consolidated financial statements

NEWGIOCO GROUP, INC.

Consolidated Statements of Cash Flows

	For the years ended December 31,
Cash Flows from Operating Activities	2018	2017
Net (loss) income	$(3,046,308)	$1,365,886

Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	488,464	601,266
Amortization of deferred costs	58,188	100,329
Non-cash interest	1,995,128	205,216
Loss on issuance of debt	196,403	—
Imputed interest on advances from stockholders	1,514	24,365
Changes in fair value of derivative liabilities	—	(257,231)
Unrealized loss on trading securities	75,000	—
Impairment (recovery) of assets	(518,354)	6,855
Stock issued for services	—	23,250
Bad debt expense	6,354	135,953

Changes in Operating Assets and Liabilities
Prepaid expenses	(95,209)	(85,301)
Accounts payable and accrued liabilities	3,062,422	482,904
Accounts receivable	100,053	(91,603)
Gaming accounts receivable	142,779	(654,287)
Gaming accounts liabilities	(225,433)	435,771
Taxes payable	(498,941)	903,187
Other current assets	(43,157)	(2,304)
Customer deposits	—	138,359
Long term liability	76,048	26,059
Net Cash Provided by Operating Activities	1,774,952	3,358,674

Cash Flows from Investing Activities
Acquisition of property, plant, and equipment, and intangible assets	(4,455,099)	(180,722)
Increase in restricted cash	(972,634)	(45,142)
Net Cash Used in Investing Activities	(5,427,733)	(225,864)

Cash Flows from Financing Activities
Proceeds from bank credit line, net	750,000	165,925
Repayment of bank loan	(137,965)	(109,104)
Repayment of bank credit line	(177,060)	—
Proceeds from debentures and convertible notes, net of repayment	6,883,906	591,202
Advance to related party	(49,914)
Purchase of treasury stock	(2,261,307)	—
Advances from stockholders, net of repayment	(508,572)	(77,398)
Net Cash Provided by Financing Activities	4,499,088	570,625

Effect of change in exchange rate	(1,026,262)	536,001

Net (decrease) increase in cash	(179,955)	4,239,436
Cash – beginning of the period	6,469,858	2,230,422
Cash – end of the period	$6,289,903	$6,469,858
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$619,709	$277,271
Income tax	$339,274	$60,598
Supplemental cash flow disclosure for non-cash activities
Cashless exercise of warrants	$20	—

Common shares issued for the acquisition of intangible assets	$5,588,008	—
Common stock issued with debt	$582,486	—
Discount due to warrants issued with debt	$2,307,569	—
Discount due to beneficial conversion feature	$2,585,569	—
Discount due to broker warrants issued with debt	$643,860	—
Reclassification of derivative liabilities to equity and cumulative effect of adoption of ASU 2017-11	$222,915	—

See notes to consolidated financial statements

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

1. Basis of Presentation and Nature of Business

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries, all of which are wholly owned. All significant inter-company transactions are eliminated upon consolidation.

Certain amounts of prior periods were reclassified to conform with current period presentation.

Nature of Business

Newgioco Group, Inc. (“Newgioco Group” or the “Company”) was incorporated in the state of Delaware on August 26, 1998 as Pender International Inc. On September 30, 2005, the Company changed its name to Empire Global Corp., and on July 20, 2016 changed its name to Newgioco Group, Inc. The Company maintains its principal executive offices headquartered in Toronto, Canada with wholly-owned subsidiaries in Canada, Italy, Malta and Austria.

The Company’s subsidiaries include: Multigioco Srl (“Multigioco”), acquired on August 15, 2014, Rifa Srl (“Rifa”), acquired on January 1, 2015, and Ulisse GmbH (“Ulisse”) and Odissea Betriebsinformatik Beratung GmbH (“Odissea”) which were both acquired on July 1, 2016 and a non-operating subsidiary Newgioco Group, Inc. based in Canada.

Newgioco Group is a commercial stage and vertically integrated company which owns and operates an innovative, certified Betting Platform Software (“BPS”), offering a complete suite of online and offline leisure gaming services including sports betting, lottery and casino gaming on a business-to-business basis. Newgioco Group also operates a retail distribution network through regulated websites and licensed betting locations situated throughout Italy.

2. Summary of Significant Accounting Policies

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries, all of which are wholly-owned. All significant inter-company transactions are eliminated upon consolidation.

Certain items in prior periods were reclassified to conform to the current period presentation.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include valuing equity securities issued in share-based payment arrangements, determining the fair value of assets acquired, allocation of purchase price, impairment of long-lived assets, the collectability of receivables and the value of deferred taxes and related valuation allowances. Certain estimates, including evaluating the collectability of receivables and advances, could be affected by external conditions, including those unique to our industry and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from its estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Goodwill

Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of businesses acquired. Goodwill is not being amortized but is reviewed at least annually for impairment. In the Company’s evaluation of goodwill impairment, it performs a qualitative assessment to determine if it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment is not conclusive, the Company proceeds to a two-step process to test goodwill for impairment including comparing the fair value of the reporting unit to its carrying value (including attributable goodwill). Fair value for the Company’s reporting units is determined using an income or market approach incorporating market participant considerations and management's assumptions on revenue growth rates, operating margins, discount rates and expected capital expenditures. Fair value determinations may include both internal and third-party valuations. Unless circumstances otherwise dictate, the Company performs its annual impairment testing in the fourth quarter. The Company performs the allocation based on its knowledge of the market in which we operate, and our overall knowledge of the leisure betting and gaming industry.

There was no goodwill impairment recorded as a result of the last quantitative assessment in the fourth quarter of 2018.

Loss Contingencies

The Company may be subject to claims, suits, government investigations, and other proceedings involving competition and antitrust, intellectual property, privacy, indirect taxes, labor and employment, commercial disputes, content generated by its users, goods and services offered by advertisers or publishers using our website platforms, and other matters. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. The Company records a liability when it believes that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If the Company determines that a loss is possible, and a range of the loss can be reasonably estimated, it discloses the range of the possible loss in the notes to the consolidated financial statements.

The Company evaluates, on a monthly basis, developments in its legal matters that could affect the amount of liability that has been previously accrued, and the matters and related ranges of possible losses disclosed and make adjustments and changes to its disclosures as appropriate. Significant judgment is required to determine both the likelihood of there being and the estimated amount of a loss related to such matters. Until the final resolution of such matters, there may be an exposure to loss in excess of the amount recorded, and such amounts could be material. Should any of the Company’s estimates and assumptions change or prove to have been incorrect, it could have a material impact on our business, consolidated financial position, results of operations, or cash flows.

To date, none of these types of litigation matters, most of which are typically covered by insurance, has had a material impact on the Company’s operations or financial condition. The Company has insured and continues to insure against most of these types of claims.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including convertible debentures and stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

As a result of the adoption of ASU 2017-11 in the third quarter of 2018, the Company has no derivative financials instruments classified as a liability at December 31, 2018.

Earnings Per Share

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity and include warrants granted and convertible debt. When the Company incurs a net loss, the effect of the Company’s outstanding stock warrants and convertible debt are not included in the calculation of diluted earnings (loss) per share as the effect would be anti-dilutive. Accordingly, basic and diluted net loss per share are identical for the year ended December 31, 2018.

On December 20, 2017, the Company completed a two-for-one forward stock split in the form of a stock dividend. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect such forward stock split.

The following is a reconciliation of weighted average shares and a calculation of earnings per share:

	For the years ending December 31,
	2018	2017
Net (Loss) Income	$(3,046,308)	$1,365,886

Weighted Average Basic Shares	75,887,946	74,032,631
Effect of Dilutive Securities	—	1,312,317
Weighted Average Diluted Shares	75,887,946	75,344,948

Earnings per share
Basic	$(0.04)	$0.02
Diluted	$(0.04)	$0.02

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Currency translation

The Company's subsidiaries operate in Europe with a functional currency of Euro and in Canada with a functional currency of Canadian dollars. In the consolidated financial statements, revenue and expense accounts are translated at the average rates during the period, assets and liabilities are translated at period-end rates and equity accounts are translated at historical rate. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are recognized in current operations.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which requires revenue to be recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 (“ASC Topic 606”) supersedes the existing revenue recognition guidance and is effective for interim and annual reporting periods beginning after December 15, 2017. The Company adopted ASC Topic 606 on January 1, 2018 and has determined that the new standard does not have a material impact on the nature and timing of revenues recognized.

Revenues from sports-betting, casino, cash and skill games, slots, bingo and horse race wagers represent the gross pay-ins (also referred to as “handle” or “turnover”) from customers less gaming taxes and payouts to customers. Revenues are recorded when the game is closed which is representative of the point in time at which the Company has satisfied its performance obligation. In addition, the Company receives commissions from the sale of scratch off tickets and other lottery games. Commissions are recorded when the ticket for scratch off tickets and lottery tickets are sold.

Revenues from the BPS include license fees, training, installation, and product support services. Revenue is recognized when transfer of control to the customer has been made and the Company’s performance obligation has been fulfilled. License fees are calculated as a percentage of each licensee’s level of activity and are contingent upon the licensee’s usage. The license fees were recognized on an accrual basis as earned.

Cash and cash equivalents

The Company considers all highly liquid debt instruments with maturities of three months or less at the time acquired to be cash equivalents. Cash equivalents represent short-term investments consisting of investment-grade corporate and government obligations, carried at cost, which approximates market value. The Company had no cash equivalents as of December 31, 2018 and 2017.

The Company primarily places its cash with high-credit quality financial institutions located in the United States which are insured by the Federal Deposit Insurance Corporation up to a limit of $250,000 per institution, in Canada which are insured by the Canadian Deposit Insurance Corporation up to a limit of CDN$100,000 per institution, in Italy which is insured by the Italian deposit guarantee fund Fondo Interbancario di Tutela dei Depositi (FITD) up to a limit of €100,000 per institution, and in Germany which is a member of the Deposit Protection Fund of the Association of German Banks (Einlagensicherungsfonds des Bundesverbandes deutscher Banken) up to a limit of €100,000 per institution.

Gaming accounts receivable

Gaming accounts receivable represent gaming deposits made by customers to their online gaming accounts either directly by credit card, bank wire, e-wallet or other accepted method through one of the Company’s websites or indirectly by cash collected at the cashier of a betting shop but not yet credited to our bank accounts and subject to normal trade collection terms without discounts. The Company periodically evaluates the collectability of its gaming accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company does not require collateral to support customer receivables. The Company recorded bad debt expense of approximately $6,000 and $136,000 for the years ended December 31, 2018 and 2017, respectively. All balances previously recorded as allowance for doubtful accounts were written off as uncollectible.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Gaming account balances

Gaming account balances represent customer balances, including winnings and deposits, that are held as credits in online gaming accounts and have not as of yet been used or withdrawn by the customers. Customers can request payment from the Company at any time and the payment to customers can be made through bank wire, credit card, or cash disbursement from one of our locations. Online gaming account credit balances are non-interest bearing.

Fair Value Measurements

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active market for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The carrying value of the Company's short-term investments, prepaid expenses, accounts receivables, other current assets, accounts payable and accrued liabilities, gaming account balance, and advances from shareholder approximate fair value because of the short-term maturity of these financial instruments.

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs for the year ended December 31, 2018 and the year ended December 31, 2017. Refer to this Note for accounting of early adoption of ASU 2017-11.

Balance at December 31, 2016	$211,262
Issued during the year ended December 31, 2017	268,884
Exercised during the year ended December 31, 2017	—
Change in fair value recognized in operations	(257,231)
Balance at December 31, 2017	$222,915
Issued during the year ended December 31, 2018	31,010,535
Canceled during the year ended December 31, 2018	(470,070)
Change in fair value recognized in operations	(18,268,653)
Adjustment due to ASU 2017-11	(12,494,727)
Balance at December 31, 2018	$—

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the statement of income as incurred.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets. Amortization commences from the time an asset is put into operation. The range of the estimated useful lives is as follows:

Trademarks / names	14 years
Office equipment	5 years
Office furniture	8 1/3 years
Signs and displays	5 years

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Leases

Leases are reviewed and classified as capital or operating at their inception in accordance with ASC Topic 840, Accounting for Leases. For leases that contain rent escalations, the Company records rent expense on the straight-line method. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent account and is included in accrued expenses and other current liabilities.

All lease agreements of the Company as lessees are accounted for as operating leases as of December 31, 2018 and 2017.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

The recently passed comprehensive tax reform bill could adversely affect the Company’s business and financial condition.

The Company has elected to include interest and penalties related to uncertain tax positions, if determined, as a component of income tax expense.

In Italy, tax years beginning 2012 forward, are open and subject to examination, while in Austria companies are open and subject to inspection for five years and ten years for inspection of serious infractions. In the United States and Canada, tax years beginning 2014 forward, are subject to examination. The Company is not currently under examination and it has not been notified of a pending examination.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and unrealized gains and losses on marketable securities.

The Company adopted FASB ASC 220-10-45, “Reporting Comprehensive Income”. ASC 220-10-45 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities; foreign currency translation adjustments and changes in market value of future contracts that qualify as a hedge; and negative equity adjustments.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Investment in Non-Consolidated Entities

Investments in non-consolidated entities are accounted for using the equity method or cost basis depending upon the level of ownership and/or the Company's ability to exercise significant influence over the operating and financial policies of the investee, except where investments have a readily determinable fair value. When the equity method is used, investments are recorded at original cost and adjusted periodically to recognize the Company's proportionate share of the investees' net income or losses after the date of investment. When net losses from an investment are accounted for under the equity method exceed its carrying amount, the investment balance is reduced to zero and additional losses are not provided for. The Company resumes accounting for the investment under the equity method if the entity subsequently reports net income and the Company's share of that net income exceeds the share of net losses not recognized during the period the equity method was suspended. Investments are written down only when there is clear evidence that a decline in value that is other than temporary has occurred.

The Company’s investment in Banca Veneto SPA was accounted for at cost. The Company monitors its investment for impairment annually and makes appropriate reductions in the carrying value if it determines that an impairment charge is required based on qualitative and quantitative information.

Equity investments with readily determinable fair value, are measured at fair value with changes in fair value recognized in earnings. The Company’s investment in Zoompass Holdings Inc was accounted for at fair value. These securities have readily determinable fair values and subsequent to the adoption of ASU 2016-01 on January 1, 2018, changes in fair value are recorded to earnings. Net unrealized losses recorded to earnings related to these securities were $75,000 and $0 for the years ended December 31, 2018 and 2017 respectively.

Recent Accounting Pronouncements

On January 1, 2018, the Company adopted ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10) Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU provides guidance related to the recognition and measurement of financial assets and financial liabilities with changes primarily affecting equity investments and disclosure of financial instruments. Under the new guidance, equity investments with readily determinable fair value, except those accounted for under the equity method of accounting, will be measured at fair value with changes in fair value recognized in earnings. Prior period amounts have not been adjusted and continue to be reported in accordance with the previous accounting guidance. The adoption of this standard on did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) which amends the FASB ASC and created Topic 842, “Leases.” Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provides for enhanced disclosures. Leases will continue to be classified as either finance or operating. ASU 2016-02 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2018. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. Full retrospective application is prohibited and early adoption by public entities is permitted. The adoption of this guidance did not have a material impact on the Company’s financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718), Scope of Modification Accounting. The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. This Company adopted ASU 2017-09 on January 1, 2018 and has determined that the new standard does not have a material impact the Company’s consolidated financial statements.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity transactions. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 with early adoption permitted. The Company early adopted the ASU 2017-11 in the third quarter of 2018.

Adoption of ASU 2017-11

The Company changed its method of accounting for all of our outstanding Debentures and Warrants through the early adoption of ASU 2017-11 during the three months ended September 30, 2018 on a modified retrospective basis. Accordingly, the Company reclassified the warrant and conversion option derivative liabilities to additional paid in capital on its January 1, 2018 consolidated balance sheets totaling approximately $222,915 and recorded the cumulative effect of the adoption to the beginning balance of accumulated deficit of approximately $64,966. This resulted to an increase in additional paid-in capital by $287,881. In addition, because of the modified retrospective adoption, the Company recalculated the derivative liabilities for debt issued in 2018 and reduced the loss on debt issuance and change in fair value of derivative liabilities on its consolidated statements of operations by approximately $5,000,000 and reduced amortization of debt discount by approximately $650,000 for the year ended December 31, 2018. The following table provides a reconciliation of the warrant derivative liability, convertible debt, conversion, additional paid-in capital and accumulated deficit on the consolidated balance sheet as of January 1, 2018:

	Convertible Debt	Derivative Liability	Additional Paid-in Capital	Accumulated Deficit
Balance, January 1, 2018 (Prior to adoption of ASU 2017-11	$1,148,107	$222,915	$14,254,582	$(9,897,620)
Reclassified derivative liabilities and cumulative effect of adoption	—	(222,915)	287,881	(64,966)
Balance, January 1, 2018 (After adoption of ASU 2017-11)	$1,148,107	$—	$14,542,463	$(9,962,586)

There are no other recently issued accounting standards that are expected to have a material effect on our financial condition, results of operations or cash flows.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

3. Acquisition of betting software technology; offline and land-based gaming assets

Odissea Betriebsinformatik Beratung GmbH (“Odissea”) Acquisition

On June 30, 2016, the Company entered into a Share Exchange Agreement (“Odissea SPA”), which closed on July 1, 2016, with the former shareholders of Odissea organized under the laws of Austria. Odissea operates a proprietary betting operating system. Pursuant to the agreement, the Company issued 8,772,200 shares of common stock in consideration for 100% of the issued and outstanding shares of Odissea. As a result of this acquisition, the former shareholders of Odissea now hold approximately 15.57% of the issued and outstanding shares of common stock of the Company.

Pursuant to the Odissea SPA, upon completion of certification of the betting operating system by Italy’s online gaming and betting regulator, Agenzia delle Dogane e dei Monopoli (“ADM”) which was obtained on June 30, 2017, the former shareholders of Odissea have an option to resell to the Company 50% of the shares of common stock issued in consideration for the purchase price (or 4,386,100 shares) at a fixed price of $0.50 per share (the “Odissea Put Option”). As of the date of this prospectus, the Odissea Put Option has been extended indefinitely by mutual consent.

The purchase price was allocated to the fair market value of tangible and intangible assets acquired and liabilities assumed. Intangible assets will be amortized over their remaining useful life as follows:

		Remaining Useful Life
Current assets	$210,505
Property, Plant and Equipment	30,638
Identifiable intangible assets:
Betting Operating System	1,685,371	15 years
Less: liabilities assumed	(215,935)
Total identifiable assets less liabilities assumed	1,710,579
Total purchase price	1,710,579
Excess purchase price	$—

Ulisse GmbH (“Ulisse”) Acquisition

On June 30, 2016, the Company entered into a Share Exchange Agreement (“Ulisse SPA”), which closed on July 1, 2016, with the former shareholders of Ulisse organized under the laws of Austria. Ulisse operates a network of approximately 172 land-based agency locations. Pursuant to the agreement, the Company issued 3,331,200 shares of common stock in consideration for 100% of the issued and outstanding shares of Ulisse.

Pursuant to the Ulisse SPA, the purchase price was subject to an adjustment equal to two times earnings before income taxes calculated on a pro rata basis from the closing date upon completion of the ADM license tender auction. The former shareholders of Ulisse were also permitted to exercise an option to resell to the Company 50% of the shares of common stock (or 1,665,600 shares) issued in consideration for the purchase price at a fixed price of $0.50 per share (the “Ulisse Put Option”).

On May 31, 2018, the Company and Ulisse mutually agreed to exercise the Ulisse Put Option in lieu of completion of the ADM license tender auction. The Company repurchased and retired the shares issued in June 2016 with a purchase price adjustment to €10 million (approximately $11.7 million). The purchase price adjustment was paid half in cash of €5 million (approximately $5.85 million) and the Company issued 4,735,600 shares to the sellers on May 31, 2018 to settle the balance of the purchase price adjustment in shares of common stock at the closing price of $1.18 per share on May 31, 2018.

Multigioco Acquisition

On May 31, 2018, the Company and Multigioco mutually agreed to exercise the option to repurchase the shares issued to the former shareholders of Multigioco at the closing of the acquisition of Multigioco on August 15, 2014 (“Multigioco Put Option”). On June 22, 2018, the Company repurchased and retired the balance of 2,040,000 shares issued to the Multigioco former shareholders in consideration for the purchase price at a fixed price of $0.50 per share in exchange for €510,000 (approximately $595,000).

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

4. Intangible Assets

Intangible assets consist of the following:

	December 31, 2018	December 31, 2017	Life (years)
Betting Platform Software	$1,685,371	$1,685,371	15
Ulisse Bookmaker License	9,724,244	—	—
Land-based licenses	970,422	967,328	1.5 - 7
Location contracts	1,000,000	1,000,000	5 - 7
Customer relationships	870,927	870,927	10 - 15
Trademarks/names	110,000	110,000	14
Websites	40,000	40,000	5
	14,400,964	4,673,626
Accumulated amortization	(1,817,507)	(1,427,878)
Balance	$12,583,457	$3,245,748

The Company evaluates intangible assets for impairment on an annual basis during the last month of each year and at an interim date if indications of impairment exist. Intangible asset impairment is determined by comparing the fair value of the asset to its carrying amount with an impairment being recognized only when the fair value is less than carrying value. The Company recorded approximately $450,000 and $445,000 in amortization expense for finite-lived assets for the years ended December 31, 2018 and 2017, respectively.

Licenses obtained by the Company in the acquisitions of Multigioco and Rifa include a Gioco a Distanza (“GAD”) online license as well as a Bersani and Monti land-based licenses issued by the Italian gaming regulator to Multigioco and Rifa, respectively, as well as an Austrian Bookmaker License through the acquisition of Ulisse.

The Company believes that the carrying amounts of its intangible assets are recoverable. However, if adverse events were to occur or circumstances were to change indicating that the carrying amount of such assets may not be fully recoverable, the assets would be reviewed for impairment and the assets could be impaired.

5. Restricted Cash

Restricted cash is cash held in a segregated bank account at Intesa Sanpaolo Bank S.p.A. (“Intesa Sanpaolo Bank”) as collateral against our operating line of credit with Intesa Sanpaolo Bank as well as Wirecard Bank as a security deposit for Ulisse betting operations. In addition, the Company maintains a $1 million deposit at Metropolitan Commercial bank held as security against a $1 million line of credit. See Note 7.

6. Other long-term liabilities

Other long-term liabilities represent the Italian “Trattamento di Fine Rapporto” which is a severance amount set up by Italian companies to be paid to employees on termination or retirement as well as shop deposits that are held by Ulisse.

Balances of other long-term liabilities were as follows:

	December 31, 2018	December 31, 2017
Severance liability	$168,706	$131,904
Customer deposit balance	440,021	400,775
Total other long term liabilities	$608,727	$532,680

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

7. Line of Credit – Bank

The Company maintains a $1 million secured revolving line of credit from Metropolitan Commercial Bank in New York, which bears a fixed rate of interest of 3.00% on the outstanding balance with an interest only monthly minimum payment, no maturity or due date and is secured by a $1 million security deposit. See Note 5. At December 31, 2018, the Line of Credit had an outstanding balance of $750,000.

8. Liability in connection with acquisition

Liability in connection with acquisition represent non-interest-bearing amount due by the Company’s subsidiaries toward the purchase price as per a purchase agreement between Newgioco Srl and the Company’s subsidiaries. An officer of the Company owns 50% of Newgioco Srl. In connection with the Multigioco Acquisition, on June 22, 2018 the Company paid the amount due to Newgioco Srl in full.

9. Related party transactions and balances

Related Party Loans

Advances from stockholders represent non-interest-bearing loans that are due on demand. Balances of Advances from stockholders are as follows:

	December 31, 2018	December 31, 2017
Gold Street Capital Corp.	$39,237	$41,143
Doriana Gianfelici	—	58,792
Luca Pasquini	—	(119,939)
Other stockholders	—	567,813
Total advances from stockholders	$39,237	$547,809

Amounts due to Gold Street Capital Corp., the major stockholder of the Company are for reimbursement of expenses. During the year ended December 31, 2018 and 2017, the Company paid management fees of $72,000 and $144,000, respectively, to Gold Street Capital Corp.

In January 2018, the Company advanced €100,000 (approximately $116,000) to an officer to cover fees related to an application for a gaming license in Malta, under the name Ulisse Services, Ltd. The advance has been repaid and the gaming license in Malta is still pending.

In February 2018 the Company provided a loan of approximately €39,000 (approximately $45,000) to Engage IT Services Srl to finance hardware purchased by third-party betting shops. In June 2018, the Company increased the loan by approximately €46,000 (approximately $53,000). The loan bears interest at 4.47% and is due in February 2019. Total repayments in 2018 were approximately €43,000 and approximately €43,000 (approximately $45,000 and $45,000, respectively), including interest, remains outstanding at December 31, 2018. An officer of the Company holds a 34% stake in Engage IT Services Srl.

During the year ended December 31, 2018, the Company paid management fees of approximately €480,000 (approximately $549,000) to Ulisse Services, Ltd. to cover office and set-up expenses.

The amounts due to the stockholders at December 31, 2018 are non-interest bearing and due on demand.

Related Party Debt

Promissory notes payable to related parties with a principal of approximately $318,000 represents amounts due to Braydon Capital Corp., a company owned by Claudio Ciavarella, the brother of our CEO. These notes bear interest at a rate of 1% per month and have no fixed maturity date. Accounts payable and accrued liabilities include approximately $104,000 in accrued interest on these notes.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

10. Investment in Non-Consolidated Entities

Investments in non-consolidated entities consists of the following:

	December 31, 2018	December 31, 2017
2336414 Ontario Inc	$—	$875,459
Banca Veneto	—	1
Zoompass Holdings Inc.	275,000	—
	275,000	875,459

Less impairment	—	(875,459)
Total investment in non-consolidated entities	$275,000	$1

In December 2014, the Company invested CDN$1,000,000 (approximately $778,000) in a private placement of common shares of 2336414 Ontario Inc. (“2336414”) representing 666,664 common shares, or 2.3% of 2336414. 2336414 is an Ontario corporation and was the parent company of Paymobile Inc. (“Paymobile”) a carrier-class, Payment Card Industry (“PCI”) compliant transaction platform, delivering Visa prepaid card programs for social disbursements, corporate payroll and check replacement. The Company also had warrants to purchase additional shares in 2336414 that were not exercised and have since expired.

On December 31, 2014 the Company set up a 100% impairment on the investment in 2336414 because Paymobile did not produce any meaningful income and the Company determined that it may not be able to realize its investment in 2336414.

In August 2016, 2336414 transferred its interest in Paymobile to Zoompass Holdings, Inc a Nevada corporation (“Zoompass”). On March 31, 2018, the Company entered into a settlement agreement (the “Settlement Agreement”) with 2336414, Paymobile and a director of 2336414. Pursuant to the terms and conditions of the Settlement Agreement, the Company received 2,500,000 shares of common stock of Zoompass and Paymobile agreed to discharge debt and interest of approximately CDN$210,000 due under the promissory note. The investment in Zoompass has been recorded as an investment in non-consolidated entities and is revalued every quarter with fluctuations in value recorded to earnings. In connection with the settlement, the Company recorded a gain on litigation settlement of $516,120 in the first quarter of 2018. See also Note 13.

On December 31, 2017, the Company recorded an impairment of $1 for the shares of Banca Veneto held.

For the year ended December 31, 2018, the Company recorded a loss of $75,000 related to the investment in Zoompass.

11. Stockholders’ Equity

On November 28, 2017, the Board of Directors approved a 2-for-1 forward split of our common stock. The common stock dividend payment date was December 20, 2017 to stockholders of record as at December 18, 2017.

In May 2018, the Company repurchased and retired 3,331,200 shares issued in June 2016 to the Ulisse former shareholders. In addition, 4,735,600 new shares were issued to the Ulisse former shareholders based on the purchase price adjustment of Ulisse per the Ulisse SPA.

In May 2018, the Company repurchased and retired 2,040,000 shares issued to the Multigioco former shareholders in exchange for €510,000 (approximately $595,000) based on the stock purchase agreement between the Company and Multigioco dated August 15, 2014.

On May 18, 2018, a warrant holder exercised warrants on a cashless basis and was issued 201,088 shares of the Company’s common stock.

In connection to the debenture units issued in the second quarter of 2018, the Company issued an aggregate of 1,720,064 shares of common stock at 100% of the market price to the debenture holders. See also Note 12.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

11. Stockholders’ Equity (continued)

In connection to the debenture units issued in the first quarter of 2018, the Company issued an aggregate of 111,000 shares of common stock at 100% of the market price to the debenture holders. See also Note 12.

On July 5, 2018, the Company filed a certificate of amendment to amend Article 4 of its Certificate of Incorporation with the State of Delaware, increasing the number of authorized shares of the Company from 100,000,000 shares to 180,000,000 shares of which 160,000,000 shares are designated common stock, par value $0.0001 per share, and 20,000,000 shares are designated preferred stock, par value $0.0001 per share.

12. Debentures and Convertible Notes

The conversion price of the convertible notes issued in February 2016 and April 2016 per share of common stock has been retroactively restated to reflect the 2-for-1 forward stock split effected on December 20, 2017.

February 2016 and April 2016 Convertible Notes

In February 2016, the Company consummated the transactions contemplated pursuant to a securities purchase agreement with an unaffiliated private investor, to raise up to $750,000. The Company received gross proceeds from the initial private placement of $600,000. On April 4, 2016, the Company received the balance of gross proceeds, or $150,000, less legal expenses of $15,000. In addition, the Company paid $75,000 in commission. Pursuant to the securities purchase agreement, the Company also issued a warrant to purchase up to 326,088 shares of Company’s common stock at an exercise price of $0.575 per share. The notes issued pursuant to the offering bear an interest rate of 12% per annum and were due in one year. The Company continued to accrue interest at 22% past the due date. The notes were guaranteed by Confidi Union Impresa, an unrelated party.

During the year ended December 31, 2018, the Company paid approximately $1 million to the private investor to pay the entire amount due under the notes in full, including penalty and interest towards the consent judgement related to the settlement agreement with the investor dated May 15, 2017. Accounts payable and accrued liabilities included an accrued interest on the notes of $139,041 at December 31, 2017.

On May 18, 2018 the investor exercised the warrant to purchase up to 326,088 shares of the Company and received 201,088 shares on a cashless basis. See Notes 11 and 15.

First Quarter Debentures

On February 26, 2018, the Company issued debentures units to certain accredited investors (the “February 2018 Private Placement”). Each debenture unit was comprised of (i) a note in the principal amount of CDN$1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring on February 25, 2020, and (iii) 160 shares of restricted common stock. The investors in the February 2018 Private Placement purchased an aggregate principal amount of CDN$670,000 (approximately $521,900) debentures and received warrants to purchase up to 167,500 shares of the Company’s common stock and 111,000 shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the February 2018 Private Placement debentures plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share. In addition, the Company paid finders fees equal to 5% of the gross proceeds in cash plus 5% in broker warrants with like terms as the Warrants issued to investors in the February 2018 Private Placement.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

12. Debentures and Convertible Notes (continued)

Second Quarter Debentures

In April 2018, the Company issued debentures units to certain investors (the “April 2018 Private Placement”). Each debenture unit was comprised of (i) a note in the principal amount of CDN$1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring in April 2020, and (iii) 160 shares of restricted common stock. The investors in the April 2018 Private Placement purchased an aggregate principal amount of CDN$135,000 (approximately $105,200) debentures and received warrants to purchase up to 33,750 shares of the Company’s common stock and 21,600 shares of restricted common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the April 2018 Private Placement debentures plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share. In addition, we paid finders fees equal to 5% of the gross proceeds in cash plus 5% in broker warrants with like terms as the warrants issued to investors in the April 2018 Private Placement.

On April 23, 2018, the Company re-issued debenture units that were first issued to certain investors between January 24, 2017 and January 31, 2018 in order to simplify the various debentures into a single series with the same terms as new convertible debenture units issued on February 26, 2018 (the “April 19, 2018 Debentures”). Each debenture unit was comprised of (i) a note in the principal amount of CDN$1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring on April 19, 2020, and (iii) 160 shares of restricted common stock. The investors in the April 19, 2018 Debentures received an aggregate principal amount of CDN$1,436,000 (approximately $1,118,600) debentures, warrants to purchase up to 359,000 shares of the Company’s common stock and 229,760 restricted shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the April 19, 2018 Debentures plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share.

On May 11, 2018, the Company issued debentures units to certain investors (the “May 11, 2018 Private Placement”). Each debenture unit was comprised of (i) a note in the principal amount of CDN$1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring on May 11, 2020, and (iii) 160 shares of restricted common stock. The investors in the May 11, 2018 Private Placement purchased an aggregate principal amount of CDN$131,000 (approximately $102,000) debentures and received warrants to purchase up to 32,750 shares of the Company’s common stock and 20,960 restricted shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the May 11, 2018 Private Placement plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share. In addition, we paid finders fees equal to 5% of the gross proceeds in cash plus 5% in broker warrants with like terms as the warrants issued to investors in the May 11, 2018 Private Placement.

On May 31, 2018, the Company closed a private placement offering of up to 7,500 units and entered into Subscription Agreements (the “Agreements”) with certain accredited investors (the “May 31, 2018 Private Placement”). The units were offered in both U.S. and Canadian dollar denominations. Each unit sold to U.S. investors was sold at a per unit price of $1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of $1,000 (the “U.S. Debentures”), (ii) 208 shares of our common stock and (ii) warrants to purchase up to 1082.25 warrants shares of our common stock (the “U.S. Warrants”). Each unit sold to Canadian investors was sold at a per unit price of CDN$1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of CDN$1,000 (the “Canadian Debentures” and together with the U.S. Debentures, the “May Debentures”), (ii) 160 shares of our common stock and (ii) warrants to purchase up to 832.50 shares of our common stock (the “Canadian Warrants” and together with the U.S. Warrants, the “May Warrants”).

The May Warrants are exercisable at an exercise price of $0.50 per share and expire two years after the issuance date.

The U.S. investors in the May 31, 2018 Private Placement purchased a total 3,268 units and the Company issued U.S. Debentures in the principal amount of $3,268,000 and Canadian investors purchased 4,800 units and we issued Canadian Debentures in the principal amount of CDN$4,800,000 (approximately $3,739,200). In addition, investors received May Warrants to purchase up to 6,438,062 shares of the Company’s common stock and 1,447,744 restricted shares of common stock.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

12. Debentures and Convertible Notes (continued)

Second Quarter Debentures (continued)

In connection with the May 31, 2018 Private Placement, the Company paid finders fees equal to 5% of the gross proceeds in cash plus broker warrants to purchase 5% of the number of May Warrants sold to investors. The broker warrants had like terms as the May Warrants issued to Investors in the May 31, 2018 Private Placement.

One of the investors, Mr. Harold Wolkin, through his company, Princeville Capital, purchased 200 Canadian units on May 31, 2018. Mr. Wolkin received 32,000 shares of common stock and Canadian Warrants to purchase up to 166,500 of the Company’s common stock at an exercise price of $0.50 per share which May Warrants expire on May 31, 2020. Mr. Wolkin served as a director of the Company and as Chairman of the Board and Chair of the Audit Committee.

In addition, on June 18, 2018, the Company received proceeds from the second closing of the May 31, 2018 Private Placement and issued U.S. Debenture in the principal amount of $950,000 and Canadian Debentures in the principal amount of CDN$9,500 (approximately $7,455) net of commissions with identical terms of the May Debentures. In addition, the Company also issued two-year May Warrants to purchase up to 1,094,738 shares of the Company’s common stock at an exercise price of $0.50 per share.

Warrants issued in relation to the debentures and notes are discussed in Note 15.

13. Promissory Notes Payable – Other

In December 2014, the Company received a promissory note in the principal amount of CDN$500,000 (approximately $390,000) from Paymobile a subsidiary of 2336414 of which the Company owned 666,664 common shares, that bears interest at a rate of 1% per month on the outstanding balance.

On March 31, 2018, the Company entered into the Settlement Agreement with 2336414, Paymobile and Zoompass. Pursuant to the terms and conditions of the Settlement Agreement, CDN$210,000 (approximately $160,000), in principal and accrued interest was forgiven and written off. See Note 10.

14. Bank Loan Payable

In September 2016, the Company obtained a loan of €500,000 (approximately $580,000) from Intesa Sanpaolo Bank in Italy, which loan is secured by the Company's assets. The loan has an underlying interest rate of 4.5 points above Euro Inter Bank Offered Rate, subject to quarterly review and is amortized over 57 months ending September 30, 2021. Monthly repayments of €9,760 (approximately $11,000) began in January 2017.

The Company made payments of approximately $117,000) during the years ended December 31, 2018 which included principal of approximately $101,000 and interest of approximately $16,000 for the year ended December 31, 2018.

15. Warrants

The exercise price of the warrants and the number of warrant shares exercisable have been retroactively restated to reflect the 2-for-1 forward stock split effected on December 20, 2017.

In February 2016, pursuant to a securities purchase agreement, the Company issued warrants to purchase up to 260,870 shares of the Company’s common stock at an exercise price of $0.575 per share in connection with the February 2016 convertible promissory note which may be exercised by the warrant holders between August 28, 2016 and February 28, 2019. In April 2016, the Company issued warrants to the same holders to purchase up to 65,218 shares of the Company’s common stock at an exercise price of $0.575 per share in connection with the April 4, 2016 convertible promissory note which may be exercised by the warrant holder until April 4, 2019 (See Note 12).

On May 18, 2018, the warrant holder exercised warrants to purchase 201,088 shares of the Company’s common stock on a cashless basis.

On April 4, 2016, the Company issued warrants to purchase up to 124,440 shares of the Company’s common stock at an exercise price of $0.575 per share which may be exercised by the warrant holders until April 4, 2019. The warrants were issued to placement agents in relation to securing the February 29, 2016 and April 4, 2016 convertible promissory notes (See Note 12).

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

15. Warrants (continued)

In connection with the private placement agreements entered into with accredited investors between February 26, 2018 and May 31, 2018, for each $1,000 debenture unit the Company issued two-year warrants to purchase up to 1082.25 shares of the Company’s common stock and for each CDN$1,000 debenture unit the Company issued two-year warrants to purchase up to 832.50 shares of the Company’s common stock at an exercise price of $0.50 per share. (See Note 12)

The fair value of the warrants was calculated using the Black-Scholes model on the date of issuance and was recorded as debt discount, which has been amortized as interest expense over the life of the debt.

The following assumptions were used to calculate the fair value at issuance for the warrants outstanding at December 31, 2018:

Exercise Price/share at Issuance	$0.50 - $0.575
Common Stock Price/share	$0.26
Volatility	459%
Term (Years)	1.37 years
Dividend Yield	0%
Interest Rate	0.91%
Forfeiture Risk	0%

A summary of warrant transactions during the year ended December 31, 2018 is as follows:

	Warrant Shares	Weighted Average Exercise Price Per Common Share	Weighted Average Life
Outstanding at December 31, 2016	467,928	$0.58	2.13
Issued	162,000	$0.50	2.00
Exercised	—	—	—
Expired	(17,400)	—	—
Outstanding at December 31, 2017	612,528	$0.54	1.37
Exercisable at December 31, 2017	561,528	$0.56	1.21
Issued	8,767,064	$0.50	2.00
Canceled	(216,000)	$0.63
Exercised	(326,088)	$0.58
Expired	(124,440)	$0.58
Outstanding at December 31, 2018	8,713,064	$0.50	1.41
Exercisable at December 31, 2018	8,713,064	$0.50	1.41

16. Revenues

The following table represents disaggregated revenues from our gaming operations for the years ended December 31, 2018 and 2017. handle (turnover) represents the total bets processed for the period.

	For the Year Ended December 31,
	2018	2017
Handle (Turnover)
Handle web-based	$235,891,170	$106,785,302
Handle land-based	177,334,592	111,734,469
Total Handle (Turnover)	$413,225,762	$218,519,771

Winnings/Payouts
Winnings web-based	223,064,978	100,860,085
Winnings land-based	152,446,130	94,201,786
Total Winnings/Payouts	375,511,108	195,061,871

Gross Gaming Revenues	$37,714,654	$23,457,900

Less: ADM Gaming Taxes	3,417,150	1,761,935

Net Gaming Revenues	$34,297,504	$21,695,965
Add: Commission Revenues	135,957	281,285
Add: Service Revenues	141,636	887,896
Revenues	$34,575,097	$22,865,146

17. Income Taxes

The Company is incorporated in the United States of America and is subject to United States federal taxation. No provisions for income taxes have been made as the Company had no U.S. taxable income for the year ended December 31, 2018 and December 31, 2017.

The Company's Italian subsidiaries are governed by the income tax laws of Italy. The corporate tax rate in Italy is 28.82% (IRES at 24% plus IRAP ordinary at 4.82%) on income reported in the statutory financial statements after appropriate tax adjustments.

The Company's Austrian subsidiaries are governed by the income tax laws of Austria. The corporate tax rate in Austria is 25% on income reported in the statutory financial statements after appropriate tax adjustments.

The Company's Canadian subsidiary is governed by the income tax laws of Canada and the Province of Ontario. The combined Federal and Provincial corporate tax rate in Canada is 26.5% on income reported in the statutory financial statements after appropriate tax adjustments.

On December 22, 2017, the President of the United States signed into law Public Law No. 115-97, commonly referred to as the Tax Reform Act, following its passage by the United States Congress. The Tax Act made significant changes to U.S. federal income tax laws, including reduction of the corporate tax rate from 35.0% to 21.0%, limitation of the deduction for net operating losses to 80.0% of current year taxable income and elimination of net operating loss carrybacks, one-time taxation of offshore earning at reduced rates regardless of whether they are repatriated, elimination of U.S. tax on foreign earnings (subject to certain important exceptions), immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions.

On December 22, 2017, Staff Accounting Bulletin No. 118, or SAB 118, was issued to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. Additional work is necessary for a more detailed analysis of the deferred tax assets and liabilities and our historical foreign earnings as well as potential correlative adjustments. Any subsequent adjustment to these amounts will be recorded to current tax expense within the measurement period.

The Company continues to evaluate the accounting for uncertainty in tax positions at the end of each reporting period. The guidance requires companies to recognize in their financial statements the impact of a tax position if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. The position ascertained inherently requires judgment and estimates by management.

The reconciliation of income tax expense at the U.S. statutory rate of 21% and 35% during 2018 and 2017, respectfully, to the Company’s effective tax rate is as follows:

	December 31, 2018	December 31, 2017
U.S. Statutory rate	$(408,157)	$818,584
Tax rate difference between Italy, Austria, Canada and U.S.	(394,401)	(428,353)
Change in Valuation Allowance	1,287,619	558,187
Permanent difference	617,640	24,506
Income tax expense	$1,102,701	$972,924

The Company has accumulated a net operating loss carry forward (“NOL”) of approximately $17.0 million as of December 31, 2018 in the U.S. This NOL may be offset against future taxable income through the year 2038. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the NOL. The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a 100% valuation allowance has been established to offset the asset.

NEWGIOCO GROUP, INC.

Notes to Consolidated Financial Statements

17. Income Taxes (continued)

Utilization of NOLs are subject to limitation due to any ownership change (as defined under Section 382 of the Internal Revenue Code of 1986) which resulted in a change in business direction. Unused limitations may be carried over to future years until the NOLs expire. Utilization of NOLs may also be limited in any one year by alternative minimum tax rules.

Under Italian tax law, the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, up to the limit of 80% of taxable annual income. This restriction does not apply to the operating loss incurred in the first three years of the Company's activity, which are therefore available for 100% offsetting.

Under Austrian tax law, the operating loss carryforwards available for offset against future profits can be used indefinitely. Operating loss carryforwards are only available for offset against national income tax, up to the limit of 75% of taxable annual income.

Under Canadian tax law, the operating loss carryforwards available for offset against future profits can be used indefinitely.

The provisions for income taxes consist of currently payable income tax in Italy and Austria. The provisions for income taxes are summarized as follows:

	December 31, 2018	December 31, 2017
Current	$1,102,701	$972,924
Deferred	—	—
Total	$1,102,701	$972,924

The tax effects of temporary differences that give rise to the Company’s net deferred tax asset are as follows:

	December 31, 2018	December 31, 2017
Net loss carryforward - Foreign	$124,407	$2,732
Net loss carryforward - US	3,861,629	4,540,465
	3,986,036	4,543,197
Less valuation allowance	(3,986,036)	(4,543,197)
Deferred tax assets	$—	$—

18. Subsequent Events

On January 30, 2019 Newgioco Group, Inc, acquired all of the issued and outstanding ordinary shares of Virtual Generation Limited, a company organized under the laws of Republic of Malta (“VG”) that owns and has developed a virtual gaming software platform (“VGS”), together with all the ordinary shares of Naos Holding Limited, a company organized under the laws of Republic of Malta (“Naos”) that owns 3,999 of the 4,000 issued and outstanding ordinary shares of VG. The sellers include Mr. Luca Pasquini, the Company’s Vice President of Technology and a member of the Company’s board of directors, and Mr. Gabriele Peroni, the Company’s Vice President of Business Development, each of whom owns 800 ordinary shares of Naos (20% of the issued and outstanding shares of Naos).

Pursuant to the Purchase Agreement, on the closing date, the Company paid the sellers Four Million Euro (€4,000,000) (approximately $4,580,000) in consideration for all the ordinary shares of VG and Naos, which was paid as follows:

(i)	a cash payment of One Hundred and Eight Thousand Euro (€108,000) (approximately $124,000);
(ii)	the issuance of shares of our common stock valued at Eighty-Nine Thousand Euro (€89,000) (approximately $102,000); and
(iii)	the delivery of a non-interest bearing promissory note providing for the payment of (a) an aggregate of €2,392,000 (approximately $2,737,000) in cash in 23 equal and consecutive monthly installments of €104,000 (approximately $119,000) with the first such payment due and payable on the date that is one (1) month after the closing date; and (b) an aggregate of €1,411,000 (approximately $1,615,000) in shares of our common stock in seventeen (17) equal and consecutive monthly installments of €83,000 (approximately $95,000) as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

In addition, pursuant to the terms of the Purchase Agreement, the Company agreed to pay the sellers as an earn-out payment in shares of our common stock within one month from the end of the business year 2019 equal to an aggregate amount of €500,000 (approximately $570,000), if the amounts of bets made by the users through the VGS platform related to our 2019 fiscal year are at least 5% higher than the amounts of bets made by the users through the VGS platform related to our 2018 fiscal year.

NEWGIOCO GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NEWGIOCO GROUP, INC.

Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(Unaudited)
Current Assets
Cash and cash equivalents	$5,228,797	$6,289,903
Accounts receivable	116,398	10,082
Gaming accounts receivable	654,016	1,021,052
Prepaid expenses	140,107	124,712
Related party receivable	851	49,914
Other current assets	145,348	55,700
Total Current Assets	6,285,517	7,551,363

Noncurrent Assets
Restricted cash	1,439,782	1,560,539
Property, plant and equipment	347,824	354,799
Intangible assets	16,353,775	12,583,457
Goodwill	267,076	262,552
Investment in non-consolidated entities	250,000	275,000
Total Noncurrent Assets	18,658,457	15,036,347
Total Assets	$24,943,974	$22,587,710

Current Liabilities
Line of credit - bank	$1,000,000	$750,000
Accounts payable and accrued liabilities	3,982,319	4,603,608
Gaming accounts payable	2,217,089	1,489,444
Taxes payable	995,004	1,056,430
Advances from stockholders	48,508	39,237
Convertible Debenture, net of discount of $2,578,995 and $4,587,228, respectively	6,083,982	3,942,523
Notes payable, net of discount of $132,970	1,421,045	—
Notes payable – related party	1,405,804	318,078
Bank loan payable – current portion	122,829	120,920
Total Current Liabilities	17,276,580	12,320,240

Notes payable, net of discount of $54,216	498,874	—
Notes payable – related party	332,582	—
Bank loan payable	161,504	225,131
Other long-term liabilities	193,021	168,707
Total Liabilities	18,462,561	12,714,078

Stockholders' Equity
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, none issued	—	—
Common Stock, $0.0001 par value, 160,000,000 shares authorized; 79,348,133 and 75,540,298 shares issued and outstanding as of June 30, 2019 and December 31, 2018	7,935	7,555
Additional paid-in capital	25,455,983	23,956,309
Accumulated other comprehensive income	(1,170,151)	(1,081,338)
Accumulated deficit	(17,812,354)	(13,008,894)
Total Stockholders' Equity	6,481,413	9,873,632
Total Liabilities and Stockholders’ Equity	$24,943,974	$22,587,710

See notes to the unaudited consolidated financial statements

NEWGIOCO GROUP, INC.

Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$9,105,353	$8,822,659	$18,371,648	$17,416,526

Costs and Expenses
Selling expenses	7,038,797	5,826,243	14,446,503	11,903,600
General and administrative expenses	2,487,299	2,056,275	5,660,766	4,115,728
Total Costs and Expenses	9,526,096	7,882,518	20,107,269	16,019,328

(Loss) Income from Operations	(420,743)	940,141	(1,735,621)	1,397,198

Other (Expenses) Income
Other income	7,725	—	7,725	—
Interest expense, net of interest income	(1,016,866)	(1,050,270)	(2,520,656)	(1,262,509)
Imputed interest on related party advances	—	753	—	(761)
Gain on litigation settlement	—	—	—	516,120
Loss on debt modification	—	212,270	—	(212,270)
Loss on conversion of debt	(35,943)	—	(35,943)	—
Loss on marketable securities	—	(155,000)	(25,000)	(155,000)
Total Other (Expenses) Income	(1,045,084)	(1,416,787)	(2,573,874)	(1,114,420)

(Loss) Income Before Income Taxes	(1,465,827)	(476,646)	(4,309,495)	282,778
Income tax provision	(232,417)	(512,406)	(493,964)	(757,442)
Net Loss	(1,698,244)	(989,052)	(4,803,459)	(474,664)

Other Comprehensive Loss
Foreign currency translation adjustment	(32,633)	(98,355)	(88,813)	(162,873)

Comprehensive Loss	$(1,730,877)	$(1,087,407)	$(4,892,272)	$(637,537)

Loss per common share – basic and diluted	$(0.02)	$(0.02)	$(0.06)	$(0.01)
Weighted average number of common shares outstanding – basic and diluted	78,962,852	74,754,258	78,115,599	74,468,088

See notes to the unaudited consolidated financial statements

NEWGIOCO GROUP, INC.

Unaudited Consolidated Statements of Changes in Stockholders' Equity

Three months and Six months ended June 30, 2019 and June 30, 2018

	Common Stock		Additional	Accumulated Other
	Shares	Amount	Paid-In Capital	Comprehensive Income	Accumulated Deficit	Total

Balance at December 31, 2018	75,540,298	$7,555	$23,956,309	$(1,081,338)	$(13,008,894)	$9,873,632

Common stock issued on conversion of convertible debentures	2,300,487	230	919,594	—	—	919,824
Common stock issued for the purchase of subsidiaries	522,380	52	196,731	—	—	196,783
Foreign currency translation adjustment	—	—	—	(56,180)	—	(56,180)
Net loss	—	—	—	—	(3,105,216)	(3,105,216)
Balance at March 31, 2019	78,363,165	7,837	25,072,634	(1,137,518)	(16,114,110)	7,828,843
Common stock issued on conversion of convertible debentures	262,278	26	104,885	—	—	104,911
Common stock issued for the purchase of subsidiaries	722,690	72	278,464	—	—	278,536
Foreign currency translation adjustment	—	—	—	(32,633)	—	(32,633)
Net loss	—	—	—	—	(1,698,244)	(1,698,244)
Balance at June 30, 2019	79,348,133	7,935	25,455,983	(1,170,151)	(17,812,354)	6,481,413

See notes to the unaudited consolidated financial statements

NEWGIOCO GROUP, INC.

Unaudited Consolidated Statements of Changes in Stockholders' Equity

Three months and Six months ended June 30, 2019 and June 30, 2018

	Common Stock		Additional	Accumulated Other		Total
	Number of Shares	Amount	Paid-In Capital	Comprehensive Income/(Loss)	Accumulated Deficit	Stockholders’ Equity
Balance at December 31, 2017	74,143,590	$7,415	$14,254,582	$(250,327)	$(9,897,620)	$4,114,050
Cumulative effect of early adoption of ASU 2017-11	—	—	287,881	—	(64,966)	222,915
Restated balance at December 31, 2017	74,143,590	7,415	14,542,463	(250,327)	(9,962,586)	4,336,965
Imputed interest on stockholder advances	—	—	1,251	—	—	1,251
Common stock issued with debentures	111,000	11	55,489	—	—	55,500
Beneficial conversion feature of convertible debentures	—	—	91,017	—	—	91,017
Foreign currency translation adjustment	—	—	—	(64,518)	—	(64,518)
Net income	—	—	—	—	768,677	768,677
Balance at March 31, 2018, as previously reported	74,254,590	7,426	14,402,339	(314,845)	(9,128,943)	4,965,977
Opening balance cumulative effect of early adoption of ASU2017-11	—	—	287,881	—	(64,966)	222,915
ASU 2017-11 adjustments to common stock issued debentures	—	—	(10,853)	—	—	(10,853)
ASU 2017-11 elimination of derivative liability movement	—	—	—	—	(254,289)	(254,289)
ASU 2017-11 adjustments to the beneficial conversion feature of debentures	—	—	(6,780)	—	—	(6,780)

Adjusted Balance at March 31, 2018	74,254,590	$7,426	$14,672,587	$(314,845)	$(9,448,198)	$4,916,970
Common stock issued with debentures	1,720,220	172	1,770,025	—	—	1,770,197
Common stock retired on acquisition of Multigioco	(2,040,000)	(204)	(2,260,770)	—	—	(2,260,974)
Common stock issued net of stock retired on acquisition of Ulisse	1,404,400	140	5,587,534	—	—	5,587,674
Foreign currency translation adjustment	—	—	—	(98,355)	—	(98,355)
Net loss	—	—	—	—	(6,487,928)	(6,487,928)
Balance at June 30, 2018, as previously reported	75,339,210	7,534	19,499,128	(413,200)	(15,616,871)	3,476,591
Opening balance cumulative effect of early adoption of ASU2017-11	—	—	287,881	—	(64,966)	222,915
ASU 2017-11 adjustments to common stock issued with debentures	—	—	(1,243,211)	—	—	(1,243,211)
ASU 2017-11 elimination of derivative liability movement	—	—	—	—	5,244,587	5,244,587
ASU 2017-11 adjustments to the beneficial conversion feature of convertible debentures	—	—	2,494,552	—	—	2,494,552
Fair value of warrants issued	—	—	2,951,429	—	—	2,951,429

Balance at June 30, 2018	75,339,210	$7,534	$23,989,779	$(413,200)	$(10,437,250)	$13,146,863

See notes to the unaudited condensed consolidated financial statements

NEWGIOCO GROUP, INC.

Unaudited Consolidated Statements of Cash Flows

	For the Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities
Net loss	(4,803,459)	$(474,664)
Adjustments to reconcile net loss to net cash (Used in) Provided by operating activities
Depreciation and amortization	291,332	226,436
Amortization of deferred costs	2,096,080	58,188
Non-cash interest	409,114	1,012,225
Loss on debt modification	—	212,270
Loss on debt conversion	35,943	—
Imputed interest on advances from stockholders	—	1,514
Unrealized loss on trading securities	25,000	155,000
Recovery of assets	—	(516,120)
Bad debt expense	—	6,354
Foreign transaction gain	173,400	—
Changes in Operating Assets and Liabilities
Prepaid expenses	(7,732)	5,225
Accounts payable and accrued liabilities	(26,789)	756,656
Accounts receivable	(57,679)	98,833
Gaming accounts receivable	357,886	31,409
Gaming accounts liabilities	727,433	(583,899)
Taxes payable	(53,941)	439,731
Other current assets	(57,163)	(270,259)
Long term liability	30,995	78,346
Net Cash (Used in) Provided by Operating Activities	(859,580)	1,237,245
Cash Flows from Investing Activities
Acquisition of property, plant, and equipment, and intangible assets	(59,253)	(4,442,508)
Decrease in restricted cash	100,140	15,657
Cash received on acquisition of Virtual Generation	46,668	—
Net Cash Provided by (Used in) Investing Activities	87,555	(4,426,851)
Cash Flows from Financing Activities
Proceeds from bank credit line	250,000	(177,060)
Repayment of bank loan	(59,007)	(71,143)
Proceeds from convertible debentures and promissory notes, net of repayment	—	6,883,905
Repayment of promissory notes, related party	(213,353)	—
Repayment of promissory notes	(331,913)	—
Loan to related party	(11,992)	(215,745)
Purchase of treasury stock	—	(2,261,307)
Advances from stockholders, net of repayment	6,605	(485,036)
Net Cash (Used in) Provided by Financing Activities	(359,660)	3,673,614
Effect of change in exchange rate	70,579	(168,600)
Net (decrease) increase in cash	(1,061,106)	315,408
Cash – beginning of the period	6,289,903	6,469,858
Cash – end of the period	$5,228,797	$6,785,266
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$13,955	$140,815
Income tax	$473,679	$341, 830
Supplemental cash flow disclosure for non-cash activities
Common shares issued for the acquisition of subsidiaries	$—	$5,588,088
Common shares issues to related parties for repayment of debt	$—	$54,402
Retirement of treasury stock	$—	$2,260,770
Common shares issued for cashless exercise of warrants	$—	$201,088
Common shares issued with conversion of debentures	$104,911	$—
Common shares issued with purchase of Virtual Generation	$272,307	$—

See notes to the unaudited condensed consolidated financial statements

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

1.	Nature of Business

Nature of Business

Established in the state of Delaware in 1998, Newgioco Group, Inc. (“Newgioco Group” or the “Company”) is an international, vertically integrated commercial-stage company engaged in various aspects of the leisure gaming industry. We own and operate an innovative state-of-the-art betting platform (“Platform”) and are a licensed leisure lottery and gaming operator offering online and offline leisure gaming services, including a variety of lottery, casino gaming and sports betting products through a distribution network of retail betting locations situated throughout Italy and internationally through various agents in eleven other countries located in Africa and South America.

The Company’s subsidiaries include: Multigioco Srl (“Multigioco”), acquired on August 15, 2014, Rifa Srl (“Rifa”), acquired on January 1, 2015, and Ulisse GmbH (“Ulisse”) and Odissea Betriebsinformatik Beratung GmbH (“Odissea”) which were both acquired on July 1, 2016, Virtual Generation Limited (“VG”) and Naos Holding Limited, acquired on January 30, 2019 and a non-operating subsidiary Newgioco Group, Inc. based in Canada.

The Company operates in one line of business that provides certified betting Platform software (“Platform”) services to and the operating of leisure betting establishments situated throughout Italy and in 11 other countries and is comprised of 3 geographically organized groups: an Operational Group; Technology Group; and a Corporate Group, organized as follows:

a)	the Operational Group is based in Europe and maintains administrative and customer service offices headquartered in Rome, Italy with sub offices for operations administration, and risk management and trading in Naples and Teramo, Italy and Valetta, Malta;
b)	the Technology Group is based in Innsbruck, Austria and manages software development, training and administration; and
c)	the Corporate Group is based in North America which includes a head office situated in Toronto, Canada with a sub office in Boca Raton, Florida through which our CEO and CFO carry-out our corporate duties, handle day-to-day reporting and other operations such as U.S. development and planning, and through which various independent contractors and vendors are engaged.

2.	Accounting Policies and Estimates

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019. The balance sheet at December 31, 2018 has been derived from the Company’s audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. For further information, please refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the U.S. Securities and Exchange Commission (“SEC”).

All amounts referred to in the Notes to the unaudited condensed consolidated financial statements are in United States Dollars ($) unless stated otherwise.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Basis of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries in which it has at least a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the unaudited condensed consolidated financial statements. The entities included in these unaudited condensed consolidated financial statements are as follows:

Company	Country of Incorporation	Percentage owned %

Newgioco Group, Inc.	United States – Delaware	Parent
Newgioco Group, Inc (Canada)	Canada	100
Ulisse GmbH	Austria	100
Odissea Betriebsinformatik Beratung GMBH	Austria	100
Multigioco Srl.	Italy	100
Rifa Srl.	Italy	100
Virtual Generation Limited	Malta	100
Naos Holding Limited	Malta	100

Currency Translation

The Company's subsidiaries operate in Europe with a functional currency of Euro and in Canada with a functional currency of Canadian dollars. In the consolidated financial statements, revenue and expense accounts are translated at the average rates during the period, assets and liabilities are translated at period-end rates and equity accounts are translated at historical rates. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity. Gains and losses from foreign currency transactions are recognized in current operations.

Use of Estimates

The preparation of the unaudited financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include valuing equity securities issued in share-based payment arrangements, determining the fair value of assets acquired, allocation of purchase price, impairment of long-lived assets, the collectability of receivables and the value of deferred taxes and related valuation allowances. Certain estimates, including evaluating the collectability of receivables and advances, could be affected by external conditions, including those unique to our industry and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Loss Contingencies

The Company may be subject to claims, suits, government investigations, and other proceedings involving competition and antitrust, intellectual property, privacy, indirect taxes, labor and employment, commercial disputes, content generated by our users, goods and services offered by advertisers or publishers using our website platforms, and other matters. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. The Company records a liability when we believe that it is both probable that a loss has been incurred, and the amount can be reasonably estimated. If we determine that a loss is possible, and a range of the loss can be reasonably estimated, we disclose the range of the possible loss in the Notes to the Consolidated Financial Statements.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Loss Contingencies (continued)

The Company evaluates, on a monthly basis, developments in our legal matters that could affect the amount of liability that has been previously accrued, and the matters and related ranges of possible losses disclosed and make adjustments and changes to our disclosures as appropriate. Significant judgment is required to determine both likelihood of there being and the estimated amount of a loss related to such matters. Until the final resolution of such matters, there may be an exposure to loss in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material impact on our business, consolidated financial position, results of operations, or cash flows.

To date, none of these types of litigation matters, most of which are typically covered by insurance, has had a material impact on our operations or financial condition. The Company has insured and continue to insure against most of these types of claims.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including convertible debentures and stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

As a result of the adoption of ASU 2017-11 in the third quarter of 2018, the Company has no derivative financials instruments classified as a liability at June 30, 2019 and December 31, 2018.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Fair Value Measurements

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The carrying value of the Company's short-term investments, prepaid expenses, accounts receivables, other current assets, accounts payable and accrued liabilities, gaming account balance, and advances from shareholder approximate fair value because of the short-term maturity of these financial instruments.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with maturities of three months or less at the time acquired to be cash equivalents. The Company had no cash equivalents as of June 30, 2019 and December 31, 2018.

The Company primarily places cash with high-credit quality financial institutions located in the United States which are insured by the Federal Deposit Insurance Corporation up to a limit of $250,000 per institution, in Canada which are insured by the Canadian Deposit Insurance Corporation up to a limit of CDN$100,000 per institution, in Italy which is insured by the Italian deposit guarantee fund Fondo Interbancario di Tutela dei Depositi (FITD) up to a limit of €100,000 per institution, and in Germany which is a member of the Deposit Protection Fund of the Association of German Banks (Einlagensicherungsfonds des Bundesverbandes deutscher Banken) up to a limit of €100,000 per institution.

Gaming Accounts Receivable

Gaming accounts receivable represent gaming deposits made by customers to their online gaming accounts either directly by credit card, bank wire, e-wallet or other accepted method through one of our websites or indirectly by cash collected at the cashier of a betting shop but not yet credited to the Company’s bank accounts and subject to normal trade collection terms without discounts. The Company periodically evaluates the collectability of its gaming accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company does not require collateral to support customer receivables. The company recorded bad debt expense $0 and $0 for the three months ended June 30, 2019 and 2018, respectively, and $0 and $6,354 bad debt expense for the six months ended June 30, 2019 and 2018, respectively. All balances previously recorded as allowance for doubtful accounts were written off as uncollectible.

Gaming Accounts Payable

Gaming accounts payable represent customer balances, including winnings and deposits, that are held as credits in online gaming accounts and have not as of yet been used or withdrawn by the customers. Customers can request payment from the Company at any time and the payment to customers can be made through bank wire, credit card, or cash disbursement from one of our locations. Online gaming account credit balances are non-interest bearing.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Long-Lived Assets

The Company evaluates the carrying value of our long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

Property, Plant and Equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses. Expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the statement of income as incurred.

Depreciation is charged on a straight-line basis over the estimated remaining useful lives of the individual assets. Amortization commences from the time an asset is put into operation. The range of the estimated useful lives is as follows:

Description	Useful Life (in years)

Office equipment	5
Office furniture	8 1/3
Signs and displays	5

Intangible Assets

Intangible assets are stated at acquisition cost less accumulated amortization, if applicable, less any adjustments for impairment losses.

Amortization is charged on a straight-line basis over the estimated remaining useful lives of the individual intangibles. Where intangibles are deemed to be impaired the Company recognizes an impairment loss measured as the difference between the estimated fair value of the intangible and its book value.

The range of the estimated useful lives is as follows:

Description	Useful Life (in years)

Betting Platform Software	15
Ulisse Bookmaker License	—
Multigioco and Rifa ADM Licenses	1.5 - 7
VG Licenses	—
Location contracts	5 - 7
Customer relationships	10 - 15
Trademarks/names	14
Websites	5

The Ulisse Bookmaker License and the VG Licenses have no expiration date and are therefore not amortized.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Goodwill

The Company allocates the fair value of purchase consideration to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

The Company annually assesses whether the carrying value of its intangible assets exceeds their fair value and, if necessary, records an impairment loss equal to any such excess. Each interim reporting period, the Company assesses whether events or circumstances have occurred which indicate that the carrying amount of an intangible asset exceeds its fair value. If the carrying amount of the intangible asset exceeds its fair value, an asset impairment charge will be recognized in an amount equal to that excess. No asset impairment charges were incurred during the three and six months ended June 30, 2019 or June 30, 2018. $4,593 of goodwill was recorded as part of an acquisition during the six months ended June 30, 2019.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company has elected to include interest and penalties related to uncertain tax positions, if determined, as a component of income tax expense.

In Italy, tax years beginning 2015 forward, are open and subject to examination, while in Austria companies are open and subject to inspection for five years and ten years for inspection of serious infractions. In the United States and Canada, tax years beginning 2015 forward, are subject to examination. The Company is not currently under examination and it has not been notified of a pending examination.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which requires revenue to be recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The Company adopted ASC Topic 606 on January 1, 2018 and has determined that the new standard does not have a material impact on the nature and timing of revenues recognized.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Revenue Recognition (continued)

The Company recognizes revenue when control of its products and services is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products and services. Revenues from sports-betting, casino, cash and skill games, slots, bingo and horse race wagers represent the gross pay-ins (also referred to as turnover) from customers less gaming taxes and payouts to customers. Revenues are recorded when the game is closed which is representative of the point in time at which the Company has satisfied its performance obligation. In addition, the Company receives commissions from the sale of scratch tickets and other lottery games. Commissions are recorded when the ticket for scratch off tickets and lottery tickets are sold.

Revenues from the Platform include license fees, training, installation, and product support services. Revenue is recognized when transfer of control to the customer has been made and the Company’s performance obligation has been fulfilled. License fees are calculated as a percentage of each licensee’s level of activity and are contingent upon the licensee’s usage. The license fees are recognized on an accrual basis as earned.

Stock-Based Compensation

The Company records its compensation expense associated with stock options and other forms of equity compensation based on their fair value at the date of grant using the Black-Scholes option pricing model. Stock-based compensation includes amortization related to stock option awards based on the estimated grant date fair value. Stock-based compensation expense related to stock options is recognized ratably over the vesting period of the option. In addition, the Company records expense related to Restricted Stock Units (“RSU’s”) granted based on the fair value of those awards on the grant date. The fair value related to the RSUs is amortized to expense over the vesting term of those awards. Forfeitures of stock options and RSUs are recognized as they occur.

Stock-based compensation expense for a stock-based award with a performance condition is recognized when the achievement of such performance condition is determined to be probable. If the outcome of such performance condition is not determined to be probable or is not met, no compensation expense is recognized and any previously recognized compensation expense is reversed.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and unrealized gains and losses on marketable securities.

The Company adopted FASB ASC 220-10-45, “Reporting Comprehensive Income”. ASC 220-10-45 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and foreign currency translation adjustments.

Earnings Per Share

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings Per Share” provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity and include warrants granted and convertible debentures.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Related Parties

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Recent Accounting Pronouncements Not Yet Adopted

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. The purpose of this updated guidance is to improve the effectiveness and disclosures in the Notes to the financial statements. The ASU removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; removes the policy for timing of transfers between levels; and removes the disclosure related to the valuation process for Level 3 fair value measurements. The ASU also modifies existing disclosure requirements which relate to the disclosure for investments in certain entities which calculate net asset value and clarifies the disclosure about uncertainty in the measurements as of the reporting date. For all entities, the effective date for this guidance is fiscal years beginning after December 15, 2019, including interim periods within the reporting period, with early adoption permitted. Entities are also allowed to elect early adoption of the eliminated or modified disclosure requirements and delay adoption of the new disclosure requirements until their effective date. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The main objective of this guidance is to simplify the accounting for goodwill impairment by requiring that impairment charges be based upon the first step in the current two-step impairment test under ASC 350. Currently, if the fair value of a reporting unit is lower than its carrying amount (Step 1), an entity calculates any impairment charge by comparing the implied fair value of goodwill with its carrying amount (Step 2). The implied fair value of goodwill is calculated by deducting the fair value of all assets and liabilities of the reporting unit from the reporting unit’s fair value as determined in Step 1. To determine the implied fair value of goodwill, entities estimate the fair value of any unrecognized intangible assets and any corporate-level assets or liabilities that were included in the determination of the carrying amount and fair value of the reporting unit in Step 1. Under this guidance, if a reporting unit’s carrying amount exceeds its fair value, an entity will record an impairment charge based on that difference. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit. This guidance eliminates the requirement to calculate a goodwill impairment charge using Step 2. This guidance does not change the guidance on completing Step 1 of the goodwill impairment test. Under this guidance, an entity will still be able to perform the current optional qualitative goodwill impairment assessment before determining whether to proceed to Step 1. The guidance in the ASU will be applied prospectively and is effective for the Company for annual and interim impairment tests performed in periods beginning after December 15, 2019. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted for all public business entities and all nonpublic business entities upon issuance. The Company is currently not in compliance with ASU 2016-02 as it is continuing its evaluation of the impact of its pending adoption of ASU 2016-02 on our consolidated financial statements. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements and related disclosures.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

2.	Accounting Policies and Estimates (continued)

Recent Accounting Pronouncements Not Yet Adopted (continued)

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on our consolidated results of operations, financial position, and cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on current or future earnings or operations.

Comparatives

Certain items in prior periods were reclassified to conform to the current period presentation. These reclassifications had no impact on net loss or comprehensive loss.

3.	Reclassification of prior period results

The company adopted ASU 2017-11(“ASU 2017-11”) – Accounting for certain convertible debentures and warrants with down round features, in the prior year.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock.

The Company determined that ASU 2017-11 is applicable to the Company and the down round feature of the convertible debentures and warrants issued during the period February 2018 to June 2018, no longer qualified as derivative liabilities.

The amendments in this update were effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, however early adoption was permitted for all entities, including adoption in an interim period. The company early adopted ASU 2017-11 in its September 30, 2018 quarterly report.

The adjustments were reflected as of January 1, 2018, the beginning of the fiscal year.

The adjustments made by the Company to its opening balance sheet as of January 1, 2018 were as follows:

	Convertible Debentures	Derivative Liability	Additional Paid-in Capital	Accumulated Deficit
Balance as of January 1, 2018	$1,148,107	$222,915	$14,254,582	$(9,897,620)
Reclassified derivative liabilities and cumulative effect of adoption	—	(222,915)	287,881	(64,966)
Balance as of January 1, 2018, restated	$1,148,107	$—	$14,542,463	$(9,962,586)

During the three and six months ended June 30, 2018, the Company issued Convertible debenture units to investors amounting to $3,268,000 and CDN$7,162,000 (approximately $6,502,000). Each unit consisting of a convertible debenture, common shares of stock and a warrant, refer to Note 9 below.

Due to the modified retrospective adoption allowed under ASU 2017-11, the Company eliminated the derivative liability at the date of the issuance of the convertible debentures and warrants and credited additional paid in capital and debited convertible debentures discount with $5,536,301 on the grant date of the convertible debentures and warrants. The $5,536,301 was calculated using a Black-Scholes valuation model to measure and allocate the following components of the convertible debenture units; (a) the beneficial conversion feature of the convertible debentures; (b) the value of the warrants issued with the units; and the brokers warrants related to the issuance of the convertible debenture units, after applying the relative fair value method to the derived Black-Scholes valuations. The common shares of stock issued as part of the convertible debenture units were valued at the grant date at closing market prices at $582,486.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

3.	Reclassification of prior period results (continued)

The Company eliminated the derivative liability of $12,494,727 reflected on the consolidated balance sheet as of June 30, 2018 and the net derivative liability movements through the consolidated statements of comprehensive loss of $5,498,876 and $5,244,587 for the three and six months ended June 30, 2018 and the net derivative liability movement of $5,244,587 from the statement of cash flows for the six months ended June 30, 2018.

The Company had originally calculated the mark-to-market derivative liability on the grant date of the warrants and brokers warrants and the convertible debentures as an additional charge of $23,513,240 and reflected this loss together with the loss realized on the modification of certain convertible debentures and warrants of $212,270 as a loss on debt issuance. The $23,513,240 related to the mark-to-market derivative liability movement at the grant date was reclassified as a mark-to-market movement in derivative liabilities for the three months and six months ended June 30, 2018, with a net loss on debt modification of $212,270.

The reconciliation of the unaudited consolidated statement of comprehensive loss for the three months ended June 30, 2018 is as follows:

	As Previously reported	Reclass of disclosure	As Reclassed	Effect of adoption of ASU 2017-11	As Reclassified

Revenue	$8,822,659	$—	$8,822,659	$—	$8,822,659

Costs and Expenses
Selling expenses	5,826,243	—	5,826,243	—	5,826,243
General and administrative expenses	2,056,275	—	2,056,275	—	2,056,275
Total Costs and Expenses	7,882,518	—	7,882,518	—	7,882,518

Income from Operations	940,141	—	940,141	—	940,141

Other (Expenses) Income
Interest expense, net of interest income	(1,050,270)	—	(1,050,270)	—	(1,050,270)
Changes in fair value of derivative liabilities	18,014,364	(23,513,240)	(5,498,876)	(5,498,876)	—
Imputed interest on related party advances	753	—	753	—	753
Gain on litigation settlement	—	—	—	—	—
Loss on issuance of debt	(23,725,510)	23,725,510	—	—	—
Loss on debt modification	—	(212,270)	(212,270)	—	(212,270)
Loss on Marketable Securities	(155,000)	—	(155,000)	—	(155,000)
Total Other (Expenses) Income	(6,915,663)	—	(6,915,663)	5,498,876	(1,416,787)

Income (Loss) Before Income Taxes	(5,975,522)	—	(5,975,522)	5,498,876	(476,646)
Income tax provision	(512,406)	—	(512,406)	—	(512,406)
Net Loss	(6,487,928)	—	(6,487,928)	5,498,876	(989,052)

Other Comprehensive Loss
Foreign currency translation adjustment	(98,355)	—	(98,355)	—	(98,355)

Comprehensive Loss	$(6,586,283)	$—	$(6,586,283)	$5,498,876	$(1,087,407)

Loss per common share – basic and diluted	$(0.09)	$—	$(0.09)	$0.07	$(0.02)
Weighted average number of common shares outstanding – basic and diluted	74,754,258	74,754,258	74,754,258	74,754,258	74,754,258

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

3.	Reclassification of prior period results (continued)

The reconciliation of the unaudited consolidated statement of comprehensive loss for the six months ended June 30, 2018 is as follows:

	As Previously reported	Reclass of disclosure	As Reclassed	Effect of adoption of ASU 2017-11	As Reclassified

Revenue	$17,416,526	$—	$17,416,526	$—	$17,416,526

Costs and Expenses
Selling expenses	11,903,600	—	11,903,600	—	11,903,600
General and administrative expenses	4,115,728	—	4,115,728	—	4,115,728
Total Costs and Expenses	16,019,328	—	16,019,328	—	16,019,328

Income from Operations	1,397,198	—	1,397,198	—	1,397,198

Other (Expenses) Income
Interest expense, net of interest income	(1,262,509)	—	(1262,509)	—	(1,262,509)
Changes in fair value of derivative liabilities	18,268,653	(23,513,240)	(5,244,587)	5,244,587	—
Imputed interest on related party advances	(761)	—	(761)	—	(761)
Gain on litigation settlement	516,120	—	516,120	—	516,120
Loss on issuance of debt	(23,725,510)	23,725,510	—	—	—
Loss on debt modification	—	(212,270)	(212,270)	—	(212,270)
Loss on Marketable Securities	(155,000)	—	(155,000)	—	(155,000)
Total Other (Expenses) Income	(6,359,007)	—	(6,359,007)	5,244,587	(1,114,420)

Income (Loss) Before Income Taxes	(4,961,809)	—	(4,961,809)	5,244,587	282,778
Income tax provision	(757,442)	—	(757,442)	—	(757,442)
Net Loss	(5,719,251)	—	(5,719,251)	5,244,587	(474,664)

Other Comprehensive Loss
Foreign currency translation adjustment	(162,873)	—	(162,873)	—	(162,873)

Comprehensive Loss	$(5,882,124)	$—	$(5,882,124)	$5,244,587	$(637,537)

Loss per common share – basic and diluted	$(0.08)	$—	$(0.08)	$0.07	$(0.01)
Weighted average number of common shares outstanding – basic and diluted	74,468,088	74,468,088	74,468,088	74,468,088	74,468,088

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

3.	Reclassification of prior period results (continued)

The reconciliation of the unaudited consolidated statement of cash flows for the six months ended June 30, 2018 is as follows:

	As Previously reported	Reclass of disclosure	As Reclassed	Effect of adoption of ASU 2017-11	As Reclassified
Cash Flows from Operating Activities
Net loss	$(5,719,251)	$—	$(5,719,251)	$5,244,587	$(474,664)

Adjustments to reconcile net loss to net cash Provided by operating activities		—		—
Depreciation and amortization	226,436	—	226,436	—	226,436
Amortization of deferred costs	58,188	—	58,188	—	58,188
Non-cash interest	1,012,225	—	1,012,225	—	1,012,225
Loss on issuance of debt	23,725,510	(23,725,510)	—	—	—
Loss on debt modification	—	212,270	212,270	—	212,270
Imputed interest on advances from stockholders	1,514	—	1,514	—	1,514
Changes in fair value of derivative liabilities	(18,268,653)	23,513,240	5,244,587	(5,244,587)	—
Unrealized loss on trading securities	155,000	—	155,000	—	155,000
Recovery of assets	(516,120)	—	(516,120)	—	(516,120)
Bad debt expense	6,354	—	6,354	—	6,354

Changes in Operating Assets and Liabilities
Prepaid expenses	5,225	—	5,225	—	5,225
Accounts payable and accrued liabilities	756,656	—	756,656	—	756,656
Accounts receivable	98,833	—	98,833	—	98,833
Gaming accounts receivable	31,409	—	31,409	—	31,409
Gaming accounts liabilities	(583,899)	—	(583,899)	—	(583,899)
Taxes payable	439,731	—	439,731	—	439,731
Other current assets	(270,259)	—	(270,259)	—	(270,259)
Long term liability	78,346	—	78,346	—	78,346
Net Cash Provided by Operating Activities	1,237,245	—	1,237,245	—	1,237,245

Cash Flows from Investing Activities
Acquisition of property, plant, and equipment, and intangible assets	(4,442,508)	—	(4,442,508)	—	(4,442,508)
Decrease in restricted cash	15,657	—	15,657	—	15,657
Net Cash Used in Investing Activities	(4,426,851)	—	(4,426,851)	—	(4,426,851)

Cash Flows from Financing Activities
Proceeds from bank credit line	(177,060)	—	(177,060)	—	(177,060)
Repayment of bank loan	(71,143)	—	(71,143)	—	(71,143)
Proceeds from convertible debentures and promissory notes, net of repayment	6,883,905	—	6,883,905	—	6,883,905
Loan to related party	(215,745)	—	(215,745)	—	(215,745)
Purchase of treasury stock	(2,261,307)	—	(2,261,307)	—	(2,261,307)
Advances from stockholders, net of repayment	(485,036)	—	(485,036)	—	(485,036)
Net Cash Provided by Financing Activities	3,673,614	—	3,673,614	—	3,673,614

Effect of change in exchange rate	(168,600)	—	(168,600)	—	(168,600)

Net increase in cash	315,408	—	315,408	—	315,408
Cash – beginning of the period	6,469,858	—	6,469,858	—	6,469,858
Cash – end of the period	$6,785,266	$—	$6,785,266	$—	$6,785,266

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

4.	Acquisition of betting software technology; offline and land-based gaming assets

Ulisse GmbH (“Ulisse”) Acquisition

On June 30, 2016, the Company entered into a Share Exchange Agreement (“Ulisse SPA”), which closed on July 1, 2016, with the shareholders of Ulisse organized under the laws of Austria. Ulisse operates a network of approximately 170 land-based agency locations. Pursuant to the agreement, the Company issued 3,331,200 shares of common stock in consideration for 100% of the issued and outstanding shares of Ulisse.

Pursuant to the Ulisse SPA, the purchase price was subject to an adjustment equal to two times earnings before income taxes calculated on a pro rata basis from the closing date upon completion of the license tender auction held by the Italian gaming regulator, Agenzia delle Dogane e dei Monopoli (“ADM”). The sellers were also permitted to exercise the option to resell to the Company 50% of the shares of common stock (or 1,665,600 shares) issued in consideration for the purchase price at a fixed price of $0.50 per share (the “Ulisse Put Option”).

On May 31, 2018, the Company and Ulisse mutually agreed to exercise the Ulisse Put Option in lieu of completion of the ADM license tender auction. The Company repurchased and retired the shares issued in June 2016 with a purchase price adjustment to 10 million Euros (approximately $11.7 million). The purchase price adjustment was paid half in cash of €5 million (approximately $5.85 million) and the Company issued 4,735,600 shares to the sellers on May 31, 2018 to settle the balance of the purchase price adjustment in shares of common stock at the closing price of $1.18 per share on May 31, 2018

Multigioco Acquisition

On May 31, 2018, the Company and Multigioco mutually agreed to exercise the option to repurchase the shares issued to the shareholders of Multigioco at the closing of the acquisition of Multigioco on August 15, 2014 (“Multigioco Put Option”). The Company repurchased and retired the balance of 2,040,000 shares issued to the Multigioco sellers in exchange for €510,000 (approximately $595,000).

Virtual Generation Limited (“VG”) Acquisition

On January 30, 2019, the Company entered into a Share Exchange Agreement (“VG SPA”), with the shareholders of Virtual Generation (“VG”) organized under the laws of Republic of Malta (the “Sellers”) and acquired all of the issued and outstanding ordinary shares of VG., together with all the ordinary shares of Naos Holding Limited, a company organized under the laws of Republic of Malta (“Naos”) that owns 3,999 of the 4,000 issued and outstanding ordinary shares of VG. VG owns and has developed a virtual gaming software platform. Pursuant to the agreement, the Company issued 522,380 shares of common stock in consideration for 100% of the issued and outstanding shares of VG.

Pursuant to the Purchase Agreement, on the Closing Date, the Company agreed to pay the Sellers the previously agreed to consideration of €4,000,000 ($4,576,352) in consideration for all the ordinary shares of VG and Naos, on the Closing Date as follows:

(i)	a cash payment of €108,000;
(ii)	the issuance of shares of the Company’s common stock valued at €89,000; and
(iii)

the delivery of a non-interest bearing promissory note of €3,803,000, providing for the payment of:

(a) an aggregate of €2,392,000 in cash in 23 equal and consecutive monthly instalments of €104,000 with the first such payment due and payable on the date that is one month after the Closing Date; and

(b) an aggregate of €1,411,000 in shares of the Company’s common stock in 17 equal and consecutive monthly instalments of €83,000 as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

F-42

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

4.	Acquisition of betting software technology; offline and land-based gaming assets

Virtual Generation Limited (“VG”) Acquisition (continued)

In terms of the agreement, the purchase price was allocated to the fair market value of tangible and intangible assets acquired and liabilities assumed, as follows:

Amount

Purchase consideration, net of discount of $382,778	$4,193,374

Fair value of assets acquired
Cash	47,268
Current assets	221,287
Property, Plant and Equipment	41,473
Intangible assets	4,000,000
4,310,028
Less: liabilities assumed	(121,247)
Total identifiable assets less liabilities assumed	4,188,781
Excess purchase price allocated to goodwill	$4,593

Intangible assets will be amortized over their remaining useful life over a period of 1 to 3 years.

The €3,803,000 promissory note was recorded as a liability owing to related parties of €1,521,000 (Note 13) and to third parties of €2,281,800 (Note 9).

5.	Restricted Cash

Restricted cash is cash held in a segregated bank account at Intesa Sanpaolo Bank S.p.A. (“Intesa Sanpaolo Bank”) as collateral against our operating line of credit with Intesa Sanpaolo Bank as well as Wirecard Bank as a security deposit for Ulisse betting operations. In addition, the Company maintains a $1,000,000 deposit at Metropolitan Commercial bank held as security against a $1,000,000 line of credit. See Note 8.

6.	Intangible Assets

Intangible assets consist of the following:

Description	June 30, 2019	December 31, 2018

Betting Platform Software	$1,685,371	$1,685,371
Ulisse Bookmaker License	9,724,244	9,724,244
Multigioco and Rifa ADM Licenses	970,422	970,422
Virtual Generation Licenses	4,000,000	—
Location contracts	1,000,000	1,000,000
Customer relationships	870,927	870,927
Trademarks/names	110,000	110,000
Websites	40,000	40,000
	18,400,964	14,400,964
Accumulated amortization	(2,047,189)	(1,817,507)
	$16,353,775	$12,583,457

The Company evaluates intangible assets for impairment on an annual basis during the last month of each year and at an interim date if indications of impairment exist. Intangible asset impairment is determined by comparing the fair value of the asset to its carrying amount with an impairment being recognized only when the fair value is less than carrying value.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

6.	Intangible Assets

The Company recorded $131,320 and $111,664 in amortization expense for the three months ended June 30, 2019 and 2018, respectively, and $261,124 and $224,752 for the six months ended June 30, 2019 and 2018, respectively.

Licenses obtained by the Company in the acquisitions of Multigioco and Rifa include a Gioco a Distanza (“GAD”) online license as well as a Bersani and Monti land-based licenses issued by the Italian gaming regulator (ADM) to Multigioco and Rifa, respectively, as well as an Austrian Bookmaker License through the acquisition of Ulisse.

The Company believes that the carrying amounts of its intangible assets are recoverable. However, if adverse events were to occur or circumstances were to change indicating that the carrying amount of such assets may not be fully recoverable, the assets would be reviewed for impairment and the assets could be impaired.

7.	Investment in Non-consolidated Entities

Investments in non-consolidated entities consists of 2,500,000 shares of Zoompass Holdings (“Zoompass”) and is accounted for at fair value, with changes recognized into earnings in accordance with ASU 2016-1, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.”

On June 30, 2019, the shares of Zoompass were last quoted at $0.10 per share on the OTC market, resulting in an unrealized loss recorded to earnings related to these securities of $25,000 for the three and six months ended June 30, 2019.

8.	Line of Credit - Bank

The Company currently maintains an operating line of credit for a maximum amount of €300,000 (approximately $340,000) for Multigioco and €50,000 (approximately $57,000) for Rifa from Intesa Sanpaolo Bank in Italy. The line of credit is secured by restricted cash on deposit at Intesa Sanpaolo Bank and guaranteed by certain shareholders of the Company and bears a fixed rate of interest at 5% per annum on the outstanding balance with no minimum payment, maturity or due date.

In addition, the Company maintains a $1,000,000 secured revolving line of credit from Metropolitan Commercial Bank in New York, which bears a fixed rate of interest of 3.00% on the outstanding balance with an interest only monthly minimum payment, no maturity or due date and is secured by a $1,000,000 security deposit, see Note 5.

9.	Convertible Debentures

On February 26, 2018, the Company issued debenture units to certain accredited investors (the “February 2018 Private Placement”). Each debenture unit was comprised of (i) a debenture in the principal amount of CAD 1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring on February 25, 2020, and (iii) 160 shares of restricted common stock. The investors in the February 2018 Private Placement purchased an aggregate principal amount of CAD 670,000 (approximately $521,900) debentures and received warrants to purchase up to 167,500 shares of the Company’s common stock and 111,000 shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the February 2018 Private Placement debentures plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share.

In April 2018, the Company issued debenture units to certain investors (the “April 2018 Private Placement”). Each debenture unit was comprised of (i) a debenture in the principal amount of CAD 1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring in April 2020, and (iii) 160 shares of restricted common stock. The investors in the April 2018 Private Placement purchased an aggregate principal amount of CAD 135,000 (approximately $105,200) debentures and received warrants to purchase up to 33,750 shares of the Company’s common stock and 21,600 shares of restricted common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the April 2018 Private Placement debentures plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

9.	Convertible Debentures (continued)

On April 23, 2018, the Company re-issued debenture units that were first issued to certain investors between January 24, 2017 and January 31, 2018 in order to simplify the various debentures into a single series with the same terms as new convertible debenture units issued on February 26, 2018 (the “April 19, 2018 Debentures”). Each debenture unit was comprised of (i) a debenture in the principal amount of CAD 1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring on April 19, 2020, and (iii) 160 shares of restricted common stock. The investors in the April 19, 2018 Private Placement received an aggregate principal amount of CAD 1,436,000 (approximately $1,118,600) debentures, warrants to purchase up to 359,000 shares of the Company’s common stock and 229,760 restricted shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the April 19, 2018 Debentures plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share.

On May 11, 2018, the Company issued debenture units to certain investors (the “May 11, 2018 Private Placement”). Each debenture unit was comprised of (i) a debenture in the principal amount of CAD 1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring on May 11, 2020, and (iii) 160 shares of restricted common stock. The investors in the May 11, 2018 Private Placement purchased an aggregate principal amount of CAD 131,000 (approximately $102,000) debentures and received warrants to purchase up to 32,750 shares of the Company’s common stock and 20,960 restricted shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the May 11, 2018 Private Placement plus any accrued and unpaid interest may be converted into shares of the Company’s common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share.

On May 31, 2018, the Company closed a private placement offering of up to 7,500 units and entered into Subscription Agreements (the “Agreements”) with certain accredited investors (the “May 31, 2018 Private Placement”). The units were offered in both U.S. and Canadian dollar denominations. Each unit sold to U.S. investors was sold at a per unit price of $1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of $1,000 (the “U.S. Debentures”), (ii) 208 shares of our common stock and (ii) warrants to purchase up to 1082.25 warrants shares of our common stock (the “U.S. Warrants”). Each unit sold to Canadian investors was sold at a per unit price of CND $1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of CND $1,000 (the “Canadian Debentures” and together with the U.S. Debentures, the “May Debentures”), (ii) 160 shares of our common stock and (ii) warrants to purchase up to 832.50 shares of our common stock (the “Canadian Warrants” and together with the U.S. Warrants, the “May Warrants”).

The May Warrants are exercisable at an exercise price of $0.50 per share and expire on May 31, 2020.

The warrants issued in terms of the convertible debenture agreements were valued using a Black Scholes valuation model and recorded as a discount to the convertible debentures amortized over the expected life of the convertible debentures.

As of June 30, 2019 and December 31, 2018, the Company has outstanding, US Dollar convertible debentures of $3,053,000 and $3,268,000, respectively and Canadian Dollar denominated Convertible debentures of CDN$6,211,165 and CDN$6,801,165, respectively.

During the six months ended June 30, 2019, investors in Canadian Dollar convertible debentures converted the aggregate principal amount of CDN$590,000, including interest thereon of CDN$66,991 and investors in US Dollar convertible debentures converted the aggregate principal amount of $215,000, including interest thereon of $13,184, into 1,862,765 shares of common stock.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

9.	Convertible Debentures (continued)

The Aggregate convertible debentures outstanding consists of the following:

Description	June 30, 2019

Principal Outstanding
Opening balance	$8,529,021
Conversion to equity	(925,963)
Foreign exchange movements	195,999
7,799,057
Accrued Interest
Opening balance	528,141
Interest expense	390,186
Conversion to equity	(63,206)
Foreign exchange movements	10,307
865,428
Debenture Discount
Opening balance	(4,588,215)
Amortization	2,007,712
(2,580,503)
Convertible Debentures, net	$6,083,982

10.	Notes Payable

Terms of the acquisition of Virtual Generation Limited on January 30, 2019, disclosed in Note 4 above, the Company issued a non-interest bearing promissory note of €3,803,000 owing to both related parties and non-related parties. The value of the promissory note payable related parties was €1,521,200 and to non-related parties was €2,281,800.

The promissory note payable to non-related parties is to be settled as follows:

(a)	an aggregate of €1,435,200 in cash in 23 equal and consecutive monthly instalments of €104,000 with the first such payment due and payable on the date that is one month after the Closing Date; and

(b)	an aggregate of €846,600 in shares of the Company’s common stock in 17 equal and consecutive monthly instalments of €83,000 as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

The future payments on the promissory note was discounted to present value using the Company’s average cost of funding of 10%. The discount is being amortized over the repayment period of the promissory note using the effective interest rate method.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

10.	Notes Payable (continued)

The movement on notes payable consists of the following:

Description	June 30, 2019

Principal Outstanding
Promissory note due to non-related parties	$2,745,811
Settled by the issuance of common shares	(285,192)
Repayment in cash	(331,913)
Foreign exchange movements	(21,601)
2,107,105
Present value discount on future payments
Present value discount	(242,089)
Amortization	53,020
Foreign exchange movements	1,883
(187,186)
Notes payable, net	$1,919,919

Disclosed as follows:
Current liability	$1,421,045
Long term liability	498,874
Notes payable, net	$1,919,919

11.	Bank Loan Payable

In September 2016, the Company obtained a loan of €500,000 (approximately $580,000) from Intesa Sanpaolo Bank in Italy, which loan is secured by the Company's assets. The loan has an underlying interest rate of 4.5 points above the Euro Inter Bank Offered Rate, subject to quarterly review and is amortized over 57 months ending March 31, 2021. Monthly repayments of €9,760 began in January 2017.

The Company made payments of €58,560 (approximately $66,146) for the six months ended June 30, 2019 which included principal of approximately €52,239 (approximately $59,007) and interest of €6,321 (approximately $7,140) for the six months ended June 30, 2019.

12.	Other Long-term Liabilities

Other long term liabilities represents the Italian “Trattamento di Fine Rapporto” which is a severance amount set up by Italian companies to be paid to employees on termination or retirement.

13.	Related Parties

Notes Payable – Related Party

The Company has three promissory notes entered into in 2015 and 2016 with a related party with an aggregate principal amount outstanding of $318,078. The promissory notes bear interest at 12% per annum and are due on demand.

In terms of the acquisition of Virtual Generation Limited on January 30, 2019, disclosed in Note 4 above, the Company issued a non-interest bearing promissory note in the principal amount of €3,803,000 owing to both related parties and non-related parties. The value of the promissory note payable to non-related parties was €2,281,800 and to related parties was €1,521,200.

The promissory note is to be settled as follows:

(a)	an aggregate of €956,800 in cash in 23 equal and consecutive monthly instalments of €104,000 with the first such payment due and payable on the date that is one month after the Closing Date; and

(b)	an aggregate of €564,400 in shares of the Company’s common stock in 17 equal and consecutive monthly instalments of €83,000 as determined by the average of the closing prices of such shares on the last 10 trading days immediately preceding the determination date of each monthly issuance, commencing on March 1, 2019.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

13.	Related Parties (continued)

Notes Payable – Related Party (continued)

The future payments on the promissory note was discounted to present value using the Company’s average cost of funding of 10%. The discount is being amortized over the repayment period of the promissory note using the effective interest rate method.

The movement on notes payable consists of the following:

Description	June 30, 2019

Principal Outstanding
Opening balance	$318,078
Promissory note due to non-related parties	1,830,541
Settled by the issuance of common shares	(190,128)
Repayment in cash	(213,353)
Foreign exchange movements	(14,442)
1,730,696
Accrued Interest
Opening balance	113,553
Interest expense	18,928
132,481
Present value discount on future payments
Present value discount	(161,393)
Amortization	35,347
Foreign exchange movements	1,255
(124,791)
Notes payable – Related Party, net	$1,738,386

Disclosed as follows:
Current liability	$1,405,804
Long term liability	332,582
Notes payable – Related Party, net	$1,738,386

Advances from Stockholders

Advances from stockholders represent non-interest-bearing loans that are due on demand.

Advances from stockholders are as follows:

	June 30, 2019	December 31, 2018

Gold Street Capital Corp.	$48,508	$39,237

Amounts due to Gold Street Capital Corp., the major stockholder of Newgioco Group, are for reimbursement of expenses. During the three and six months ended June 30, 2018, the Company paid management fees of $36,000 and $72,000 to Gold Street Capital Corp and no management fees during the three and six months ended June 30, 2019, respectively.

During the six months ended June 30, 2018, the Company paid management fees of approximately $6,000 to Luca Pasquini.

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

14.	Stockholders’ Equity

The Company issued the following shares of common stock to promissory note holders in terms of the agreement entered into for the acquisition of Virtual Generation Limited, as disclosed in Note 4 above.

☐	On January 30, 2019, 259,600 shares of common stock valued at $101,763;

☐	On March 1, 2019, 262,780 shares of common stock valued at $101,249;

☐	On April 1, 2019, 239,800 shares of common stock valued at $86,328;

☐	On May 1, 2019, 264,840 shares of common stock valued at $93,018;

☐	On June 1, 2019, 218,050 shares of common stock valued at $92,961.

For the six months ended June 30, 2019, the Company issued a total of 694,801 shares of common stock, valued at $989,169, upon the conversion of convertible debentures into equity (Note 9).

On April 22, 2019, the Company issued 89,857 shares of common stock, valued at $35,943, to certain convertible debenture holders as an incentive for them to transfer their convertible debentures to another investor.

15.	Warrants

In connection with the private placement agreements entered into with accredited investors in the first and second quarter of 2018, for each $1,000 debenture unit the Company issued two-year warrants to purchase up to 1082.25 shares of the Company’s common stock and for each CAD 1,000 debenture unit the Company issued two-year warrants to purchase up to 832.50 shares of the Company’s common stock at an exercise price of $0.50 per share.

A summary of all of the Company’s warrant activity during the period January 1, 2018 to June 30, 2019 is as follows:

	Number of shares	Exercise price per share	Weighted average exercise price

Outstanding January 1, 2018	612,528	$0.54	$0.54
Granted	8,767,064	0.50	0.50
Forfeited/cancelled	(216,000)	0.63	(0.63)
Exercised	(326,088)	0.58	0.58
Expired	(124,440)	0.58	0.58
Outstanding December 31, 2018	8,713,064	$0.50	0.50
Granted	—	—	—
Forfeited/cancelled	—	—	—
Exercised	—	—	—
Outstanding June 30, 2019	8,713,064	$0.50	$0.50

The following tables summarize information about warrants outstanding as of June 30, 2019:

	Warrants outstanding			Warrants exercisable
Exercise price	Number of shares	Weighted average remaining years	Weighted average exercise price	Number of shares	Weighted average exercise price

$0.50	8,713,064	0.90	$0.50	8,713,064	$0.50

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

16.	Revenues

The following table represents disaggregated revenues from our gaming operations for the three and six months ended June 30, 2019 and 2018. Net Gaming Revenues represents turnover (also referred to as “handle”), the total bets processed for the period, less customer winnings paid out, commissions paid to agents, and taxes due to government authorities, while Commission Revenues represents commissions on lotto ticket sales and Service Revenues is revenue invoiced for our ELYS software service and royalties invoiced for the sale of virtual products.

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Turnover
Turnover web-based	$88,647,748	$55,025,859	$175,223,649	$101,091,758
Turnover land-based	10,617,656	45,013,592	61,017,220	89,507,552
Total Turnover	99,265,404	100,039,451	236,240,869	190,599,310

Winnings/Payouts
Winnings web-based	81,857,558	54,687,682	164,120,495	97,305,678
Winnings land-based	7,199,276	35,765,405	51,555,578	74,511,647
Total Winnings/payouts	89,056,834	90,453,087	215,676,073	171,817,325

Gross Gaming Revenues	10,208,570	9,586,364	20,564,796	18,781,985

Less: ADM Gaming Taxes	1,172,993	799,016	2,366,739	1,565,849
Net Gaming Revenues	9,035,577	8,787,348	18,198,057	17,216,136
Add: Commission Revenues	33,360	18,152	62,433	117,152
Add: Service Revenues	36,416	17,159	111,158	83,238
Total Revenues	$9,105,353	$8,822,659	$18,371,648	$17,416,526

17.	Net Loss per Common Share

Basic loss per share is based on the weighted-average number of common shares outstanding during each period. Diluted loss per share is based on basic shares as determined above, plus the incremental shares that would be issued upon the assumed exercise of “in-the-money” warrants using the treasury stock method and the inclusion of all convertible securities, including convertible debentures, assuming these securities were converted at the beginning of the period or at the time of issuance, if later. The computation of diluted net loss per share does not assume the issuance of common shares that have an anti-dilutive effect on net loss per share.

For the three months and six months ended June 30, 2019 and 2018, the following warrants and convertible debentures were excluded from the computation of diluted loss per share as the result of the computation was anti-dilutive:

Description	Three and Six Months ended June 30, 2019	Three and Six Months ended June 30, 2018

Warrants	8,713,064	8,713,064
Convertible debentures	21,661,212	21,661,212
	30,374,276	30,374,276

NEWGIOCO GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

18.	Subsequent Events

Subsequent to the period covered by this report, the principal amount of $550,000 and CAD 20,000 (approximately $16,400) of outstanding convertible debentures plus accrued interest was presented to the Company for conversion into 1,562,377 shares of common stock.

Other than disclosed above, the Company has evaluated subsequent events through the date the financial statements were issued and did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

F-51

Registration number C 66059

Virtual Generation Limited

Director's Report

and

Financial Statements

2018

VIRTUAL GENERATION LIMITED

DIRECTOR'S REPORT AND FINANCIAL STATEMENTS

2018

Contents

Page

Report of the Director	2

Statement of Director's Responsibilities	3

Report of the Independent Auditor	4 - 5

Statement of Comprehensive Income	6

Statement of Financial Position	7

Statement of Changes in Equity	8

Statement of Cash Flows	9

Notes to the Financial Statements	10 - 18

VIRTUAL GENERATION LIMITED

REPORT OF THE DIRECTOR

FOR THE YEAR ENDED 31 DECEMBER 2018

Director	:	Stefano Volo

Registered Office	:	Level 2, Farrugia Building, 9
St. Michael Street
San Gwann SGN2301
Malta

The director presents the annual report together with the audited financial statements of the Company for the year ended 31 December 2018. The Company qualifies as a small company for the purposes of the reporting requirements of the Companies Act, Cap. 386 of the Laws of Malta.

1       Principal Activities

The Company is engaged in developing and managing virtual gaming software and ancillary services.

2       Review of Business Development and State of Affairs

During the year under review, the Company was engaged in maintaining and strengthening its customer base. The profit for the year amounted to €37,897.

3       Likely Future Business Developments

The Company expects to maintain its business line at profitable levels over the forthcoming financial year.

4       Dividends and Reserves

During the year under review, interim dividends amounting to €100,000 (2017: €165,000) were distributed to shareholders. After adding up the profit and the dividend for the current year to retained profits brought forward, total retained profits amounting to €107,665 are being carried forward to the next financial year.

Approved by the Director on 31 January, 2019:

/s/ Stefano Volo

Stefano Volo

Director

2

VIRTUAL GENERATION LIMITED

STATEMENT OF DIRECTOR'S RESPONSIBILITIES

This statement is made to enable shareholders to distinguish between the duties of the director, as listed below, and the duties of the auditor as indicated in the report of the independent auditor to the members on page 4.

The Companies Act, Cap. 386 of the Laws of Malta requires the director to prepare financial statements for each financial period, which give a true and fair view of the Company's state of affairs as at the end of, and its profit or loss for, that period.

In preparing these financial statements, the director is required to:

  adopt the going concern basis unless it is inappropriate to presume that the Company will continue in business;

  select suitable accounting policies and apply them consistently;

  make judgements and estimates that are reasonable and prudent;

  account for income and charges relating to the accounting period on the accrual basis;

  value separately the components of asset and liability items; and

  report comparative figures corresponding to those of the preceding accounting period.

The director is responsible for keeping proper accounting records. Such records should disclose with reasonable accuracy at any time, the financial position of the Company such as to enable him to ensure that the financial statements have been properly prepared in accordance with the Companies Act. He is also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

3

REPORT OF THE INDEPENDENT AUDITOR

TO THE MEMBERS OF VIRTUAL GENERATION LIMITED

To the Director and Shareholders of

Virtual Generation LTD

Malta

Report on the Financial Statements

We have audited the accompanying financial statements of Virtual Generation LTD, which comprise the statements of financial position as at 31 December 2018 and 2017, the statements of comprehensive income, changes in equity and cash flows for the years ended 31 December 2018 and 2017, and a summary of significant accounting policies and other explanatory notes.

Audit Opinion

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2018 and 2017 and of its financial performance and cash flows for the years then ended in accordance with the International Financial Reporting Standards as adopted by the European Union (IFRS) and have been properly prepared in accordance with the Companies Act, Cap. 386 of the Laws of Malta.

Basis for Opinion

We conducted our audit in accordance with International Standards on Auditing (“ISAs”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report.

We are independent of the Company in accordance with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants (“IESBA Code”) together with the ethical requirements of the Accountancy Profession (Code of Ethics for Warrant Holders) Directive issued in terms of the Accountancy Profession Act, Cap. 281, that are relevant to our audit of the financial statements in Malta. We have fulfilled our other ethical responsibilities in accordance with the IESBA Code.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The director is responsible for the other information. The other information comprises only the Director’s Report. Our opinion on the financial statements does not cover this information.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

With respect to the Director’s Report, we also considered whether the Director’s Report includes the disclosures required by Article 177 of the Companies Act, Cap. 386 of the Laws of Malta.

Based on the work we have performed, in our opinion:

the information given in the Director’s Report for the financial year for which the financial statements are prepared is consistent with the financial statements; and the Director’s Report has been prepared in accordance with the Maltese Companies Act, Cap.386.

In addition, in light of the knowledge and understanding of the Company and its environment obtained in the course of the audit, we are required to report if we have identified material misstatements in the Director’s Report and other information that we obtained prior to the date of this auditor’s report. We have nothing to report in this regard.

Director’s Responsibility for the Financial Statements

The director is responsible for the preparation of financial statements that give a true and fair view in accordance with IFRS as adopted by the European Union and the requirements of the Maltese Companies Act, Cap. 386, and for such internal control as he determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

4

REPORT OF THE INDEPENDENT AUDITOR

TO THE MEMBERS OF VIRTUAL GENERATION LIMITED (cont.)

In preparing the financial statements, the director is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the director either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in their aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the director.
•	Conclude on the appropriateness of the director’s use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the director regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Report on Other Legal and Regulatory Requirements

The Companies Act, Cap. 386 of the Laws of Malta establishes that if the Company’s directors default in:

•	disclosing their remuneration; or
•	their duties related to retention of accounting records, preparation of financial statements and in safeguarding the auditor’s rights;

the auditor shall report the default in the audit report.

We have nothing to report to you in this regard.

Pitagora Revisione S.r.l.

Turin, Italy

March 28, 2019

/s/ Roberto Seymandi

Roberto Seymandi

Partner

5

VIRTUAL GENERATION LIMITED

STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2018

		2018	2017

	Note	€	€

Turnover	4	618,010	712,089

Direct Costs		(428,658)	(319,782)
Gross Profit		189,352	392,307

Administrative Expenses		(131,049)	(148,911)
Profit before Taxation	5	58,303	243,396

Taxation	6	(20,406)	(85,188)
Profit for the Year		37,897	158,208
Other Comprehensive Income for the Year		—	—

Total Comprehensive Income for the Year		37,897	158,208

6

VIRTUAL GENERATION LIMITED

STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2018

		2018	2017

	Note	€	€
Non-Current Assets
Property, Plant and Equipment	7	38,098	64,326
Current Assets
Debtors	8	128,592	74,483
Bank Balances		83,190	253,538
		211,782	328,021
Current Liabilities
Creditors	9	(28,647)	(39,344)
Current Taxation		(20,406)	(179,235)
		(49,053)	(218,579)
Net Current Assets		162,729	109,422
Total Assets less Current Liabilities		200,827	173,768

Non-Current Liabilities
Creditors	9	(89,162)	—
		111,665	173,768
Capital and Reserves
Called Up Issued Share Capital	10	4,000	4,000
Profit and Loss Account		107,665	169,768
Shareholder's Funds		111,665	173,768

The Director approved the financial statements on pages 7 to 17 on 31 January 2019:

/s/ Stefano Volo

Stefano Volo

Director

7

VIRTUAL GENERATION LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2018

	Ordinary	Profit	TOTAL
	Share	and Loss
	Capital	Account
	€	€	€

At 1 January 2017	4,000	176,560	180,560

Total Comprehensive Income for the Year	—	158,208	158,208

Dividend Distributed	—	(165,000)	(165,000)

At 31 December 2017	4,000	169,768	173,768

Total Comprehensive Income for the Year	—	37,897	37,897

Dividend Distributed	—	(100,000)	(100,000)

At 31 December 2018	4,000	107,665	111,665

8

VIRTUAL GENERATION LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2018

		2018	2017

	Note	€	€
Cash Flows from Operating Activities:
Cash receipts from customers		577,792	647,258
Cash paid to suppliers		(556,179)	(441,784)
Cash Generated from Operating Activities	11	21,613	205,474
Taxation		(179,235)	(49,485)
Net Cash (Outflow)/Inflow from Operating Activities		(157,622)	155,989
Cash Flows from Investing Activities
Payments to acquire property, plant and equipment		(4,078)	(51,550)
Net Cash Outflow from Investing Activities		(4,078)	(51,550)
Cash Flows from Financing Activities
Repayments of advances from shareholders		(8,648)	(2,190)
Dividends distributed		—	(165,000)
Net Cash (Outflow)/Inflow from Financing Activities		(8,648)	(167,190)

Net Decrease in Cash and Cash Equivalents		(170,348)	(62,751)

Bank balances at beginning of year		253,538	316,289

Bank Balances at End of Year		83,190	253,538

9

VIRTUAL GENERATION LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2018

1       Corporate Information

Virtual Generation Limited is a limited liability company incorporated and domiciled in Malta. Its registered address and principal activities are described in the Report of the Director. These financial statements were authorised for issue in accordance with a resolution of the director dated 31 January 2019.

2       Accounting Convention and Basis of Preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union ("IFRS"), and have been properly prepared in accordance with the Companies Act, Cap. 386 of the Laws of Malta. These financial statements have been prepared under the historic cost convention as modified by the fair valuation convention where required by IFRS. The presentation and functional currency is the Euro ('€'), being the currency that reflects the economic substance of the underlying events and circumstances relevant to the Company.

The Company adopted all International Financial Reporting Standards and interpretations that are mandatory for the accounting period commencing on 1 January 2018. The adoption of any new standards, amendments and interpretations to existing standards since the previous accounting period did not result in substantial changes to the Company's existing policies. The Company has not early adopted any new International Financial Reporting Standards' requirements that are issued but not as yet mandatory for this accounting period. It is envisaged that there are no such requirements that will have a possible material impact on the Company's financial statements in the period of initial application.

These financial statements have been prepared on a going concern basis.

3       Significant Accounting Policies

The significant accounting policies adopted in the preparation of these financial statements are set out below. These accounting policies have been consistently applied by the Company throughout the period under review and are consistent with policies applied in previous years.

(a)	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is calculated to write down the value of property, plant and equipment, less any anticipated residual value, by equal annual instalments over their estimated useful lives. A charge equivalent to a full period's depreciation is provided for during the period in which the asset is first brought into use, while no depreciation is charged during the period the asset is disposed of or scrapped.

10

3       Significant Accounting Policies (cont.)

(a)	Property, Plant and Equipment (cont.)

At reporting date, assets are assessed about whether there is any indication of impairment. Any impairment loss is recognised as an expense to profit or loss.

The rates of depreciation used are based on the following estimated useful lives:

Years

Electronic Equipment	4

(b)	Revenue Recognition

Revenue is recognised when:

  the contract with a customer is identified;
  the performance obligations in the contract is identified;
  the transaction price is determined;
  the transaction price may be allocated to the performance obligations in the contract; and
  the Company fully satisfies the performance obligation.

In relation to the rendering of services, revenue is recognised by reference to the date when the service is actually rendered.

(c)	Taxation

Income tax on the profit or loss for the period comprises current and deferred tax. Income tax is recognised to profit or loss except to the extent that it relates to items recognised directly to equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the period, using tax rates enacted or substantially enacted at the reporting date.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the reporting date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(d)	Cash and Cash Equivalents

Cash and cash equivalents comprise bank balances.

(e)	Trade and Other Receivables

Trade and other short-term receivables are stated at their cost less specific impairment losses.

11

3       Significant Accounting Policies (cont.)

(f)	Trade and Other Payables

Trade and other payables are stated at cost.

(g)	Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the balance sheet date, as well as the income and expenses for the period under review. These estimates are reviewed periodically, and if adjustments become necessary, they are reported in the periods in which they become known.

The accounting estimates, assumptions and judgements made in preparing these financial statements are not of such difficulty, subjectivity and complexity as to require their disclosure as critical in accordance with applicable GAAP.

(h)	Impairment

The carrying amount of the Company's assets is reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, the assets' recoverable amount is estimated. An impairment loss is recognised whenever the present carrying amount of an asset exceeds its recoverable amount. Impairment losses are recognised to profit or loss.

When a decline in the fair value of an asset has been previously recognised in equity and there is objective evidence that the asset is impaired, the cumulative loss that has been recognised in equity is transferred to profit or loss.

An impairment loss is reversed if there is objective evidence that the recoverable amount has recovered the value previously assessed as impaired. The impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of depreciation, if no impairment loss had been originally recognised.

4	Turnover

Turnover is stated after deduction of sales rebates and taxes directly linked to turnover. Turnover was generated entirely within Europe and peripheral territories

5	Profit before Taxation

a)	The profit before taxation is stated after charging the following expenses:

	2018	2017

	€	€

Audit Fees	2,000	1,500
Depreciation of property, plant and equipment	30,306	29,340

12

5       Profit before Taxation (cont.)

b)	The Company employed a weekly average of 3 operating employees and 1 management, during the year under review (2017: 3).

c)	The staff costs incurred during the year, including directors' remuneration, amounted to:

	2018	2017

	€	€

Staff wages and salaries	96,688	57,035
Social security costs	8,382	4,508
	105,070	61,543

6       Taxation

a)	The taxation charge for the year comprised:

	2018	2017

	€	€

Current taxation	20,406	85,188
Deferred taxation	—	—
	20,406	85,188

b)	There were no temporary differences at the reporting date from which a deferred tax balance could arise (2017: nil).

c)	The tax expense for the year is reconciled to the results as per financial statements as follows:

		2018	2017

	%	€	€

Profit as per financial statements		58,303	243,396

Tax charge as the applicable effective tax rate	35	20,406	85,188
Tax expense for the year		20,406	85,188

13

7       Property Plant and Equipment

	Electronic	Furniture &	Total
	Equipment	Fixtures	2018

	€	€	€
Cost
At 1 January 2017	66,995	—	66,995
Additions	49,571	1,979	51,550
At 31 December 2017	116,566	1,979	118,545
Additions	3,725	353	4,078
At 31 December2018	120,291	2,332	122,623

Depreciation
At 1 January 2017	24,879	—	24,879
Charge for the year	29,142	198	29,340
At 31 December 2017	54,021	198	54, 219
Charge for the year	30,073	233	30,306
At 31 December 2018	84,094	431	84,525

Net Book Amount
At 1 January 2017	42,116	—	42,116
At 31 December 2017	62,545	1,781	64,326
At 31 December 2018	36,197	1,901	38,098

8       Debtors

Debtors comprise:

	2018	2017

	€	€

Trade receivables	113,451	73,233
Prepayments	9,598	1,250
Other debtors	5,543	—
	128,592	74,483

14

9       Creditors

a)	Creditors comprise:

	2018	2017

	€	€
Falling due within One Year
Trade payables	10,231	35,372
Accrued expenses	14,516	619
Related party payables	3,900	1,710
Other creditors	—	1,643
	28,647	39,344

Falling due within more than One Year
Loan from parent company	89,162	—
	117,809	39,344

b)	The amounts owed to the related parties and shareholders are unsecured and free of interest.

10       Called Up Issued Share Capital

	2018	2017

	€	€
Authorised Share Capital
4,000 Ordinary Shares of €1 each	4,000	4,000
Issued and Fully Paid-up
4,000 Ordinary Shares of €1 each	4,000	4,000

In accordance with the Company's memorandum and articles of association, each ordinary share gives the right to one voting right, participates equally in profits distributed by the Company and carries equal rights upon the distribution of assets by the Company in the event of a winding up.

During the year, the Company distributed interim dividends amounting to €25.00 per ordinary share in issue and ranking for dividend (2017: €41.25). The dividends were still unsettled as at the reporting date.

15

11       Net Cash Inflow from Operating Activities

The net cash inflow from operating activities is reconciled to the profit before taxation as follows:

	2018	2017

	€	€

Profit before taxation	58,303	243,396
Add back/ (Deduct):
Non-cash expenditure	30,306	29,340
Taxation Paid	(179,235)	(49,485)
Movement in debtors	(54,109)	(66,081)
Movement in creditors	(12,887)	(1,181)
Net cash (outflow)/inflow from operating activities	(157,622)	155,989

12       Related Parties

Related parties in these financial statements

The following table summarizes the related parties referred to in these financial statements:

Name Nature of relationship

NAOS Holding Limited Shareholder

Transactions and balances with related parties

All transactions with related parties were carried out on an arm's length basis, except for a loan by the shareholders that was provided on an interest-free basis.

The director receives no remuneration for holding the office of director of the Company.

Outstanding balances with related parties at year-end and conditions thereon are stated in note 9 to these financial statements.

Controlling party

The Company is a subsidiary of NAOS Holding Limited, a company registered in Malta with registration number C83262 and registered address at Cornerstone Business Centre, Suite 1, Level 2, 16th September Square, Mosta MSTl 180, Malta. No individual directly or indirectly controls the majority of the equity of the Company.

13       Financial Instruments

Financial assets of the Company comprise bank balance and trade receivables. Financial liabilities of the Company comprise trade and loan payables. The accounting policies for these assets and liabilities are set out in note 3 to these financial statements, and these policies are directed towards the establishment of fair values for these assets and liabilities.

16

13       Financial Instruments (cont.)

a)	Interest Rate Risk

The Company is not exposed to any interest-accruing assets or liabilities.

b)	Fair Value

The fair values of financial instruments of the Company are not materially different from their carrying amounts. The Company assesses the fair value of its financial instruments by reference to non-complex valuation methods based on cost and income factors and using observable inputs (IFRS 13 level 2 hierarchy). Given that the financial instruments held by the Company have a short maturity date, are not of a complex nature and are similar to many other financial instruments in prevalent economic use, the risk that fair valuation methods used by the Company may affect its reported financial performance is low.

c)	Credit Risk

The Company does not hold any significant financial assets subject to high credit risk.

d)	Foreign Exchange Risk

The Company does not hold any significant financial assets in any currency other than the functional currency.

e)	Liquidity Risk

The Company is funded partly by equity and partly by debt funding. The Company's debt funding is provided by the direct parent company which have the willingness and ability to continue funding the Company's operations over the foreseeable future. The contractual maturity of such funding is between 1 year and 5 years. The contracted undiscounted future cash flows of funding is not materially different from the carrying amount in the statement of financial position in view of prevalent zero-interest market rates.

The Company is not subject to any supplementary externally imposed capital management requirements.

f)	Market Risk

The Company is inherently exposed to all the macro-economic, legal and social factors that affect the industry in which it carries out its business. The sensitivity to such factors is assessed as average by management, as compared to competitors in the same industry. The Company does not possess any financial assets or liabilities which are specifically exposed to a high level of market risk profile.

17

VIRTUAL GENERATION LIMITED

SCHEDULE TO THE STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2018

Schedule

 Direct Costs & Administrative Expenses

I

This schedule does not form part of the audited financial statements set out on pages 7 to 18.

18

Schedule I

VIRTUAL GENERATION LIMITED

ADMINISTRATIVE EXPENSES & OTHER OPERATING INCOME

FOR THE YEAR ENDED 31 DECEMBER 2018

	2018	2017

	€	€

Certification Costs	47,190	—
Depreciation of property, plant and equipment	30,306	29,340
Hosting fees	25,212	22,510
Platform maintenance and usage fees	59,617	64,197
Royalty fees	7,650	—
Software costs	116,632	91,310
Wages and salaries	105,070	61,543
Website development costs	34,480	49,870
Webspace usage fees	501	1,012
Direct costs	428,658	319,782

Advertising costs	6,711	1,245
Bank charges	1,361	918
Conferences, fairs and seminars	11,495	15,628
General expenses	—	66
Hire of equipment	—	6,635
Legal fees	162	359
Office maintenance	2,522	5,615
Postage and stationery	1,437	836
Premises rental	—	30,992
Professional fees	71,993	69,680
Registration fees	250	140
Telecommunications	576	1,051
Travelling costs	22,591	15,065
Water and electricity	1,497	681
Administrative expenses	131,049	148,911

19

Registration number C 83262

NAOS Holding Limited

Director's Report

and

Financial Statements

2018

NAOS HOLDING LIMITED

DIRECTOR'S REPORT AND FINANCIAL STATEMENTS

2018

Contents

Page
Report of the Director	2

Statement of Director's Responsibilities	3

Report of the Independent Auditor	4 - 5

Statement of Comprehensive Income	6

Statement of Financial Position	7

Statement of Changes in Equity	8

Statement of Cash Flows	9

Notes to the Financial Statements	10 - 18

NAOS HOLDING LIMITED

REPORT OF THE DIRECTOR

FOR THE PERIOD FROM 31 OCTOBER 2017 TO 31 DECEMBER 2018

Director	:	FBS Trust Limited (appointed on 31 October 2017; resigned on 29 January 2019)
Michele Ciavarella (appointed on 29 January 2019)

Registered Office	:	Cornerstone Business Centre, Suite 1, Level 2
16th September Square
Mosta MSTl 180
Malta

The director presents the annual report together with the audited financial statements of the Company for the period from 31 October 2017, being the date of incorporation of the Company, to 31 December 2018. The Company qualifies as a small company for the purposes of the reporting requirements of the Companies Act, Cap. 386 of the Laws of Malta.

1       Principal Activities

The Company acts as a holding company investing in remote gaming operators and related service-providers.

2       Review of Business Development and State of Affairs

During the year under review, the Company was engaged in setting up its corporate structure and acquiring equity interests in one company. It acquired controlling interests in:

Virtual Generation Limited, a company registered in Malta.

3       Likely Future Business Developments

The Company is expected to retain its current portfolio of equity holdings during the forthcoming financial year. A consistent dividend stream from this equity interest should enable the Company to retain profitability in the near future.

4       Dividends and Reserves

No dividends are being distributed to the shareholder. The profit for the period amounted to €132,957. Dividends amounting to €100,000 were distributed to the shareholders, while €32,957 are being carried forward to the next financial year.

Approved by the Director on February 28, 2019:

/s/ Michele Ciavarella

Michele Ciavarella

Director

2

NAOS HOLDING LIMITED

STATEMENT OF DIRECTOR' RESPONSIBILITIES

This statement is made to enable shareholders to distinguish between the duties of the director, as listed below, and the duties of the auditor as indicated in the report of the independent auditor to the members on page 4.

The Companies Act, Cap. 386 of the Laws of Malta requires the director to prepare financial statements for each financial period, which give a true and fair view of the Company's state of affairs as at the end of, and its profit or loss for, that period.

In preparing these financial statements, the director is required to:

  adopt the going concern basis unless it is inappropriate to presume that the Company will continue in business;

  select suitable accounting policies and apply them consistently;

  make judgements and estimates that are reasonable and prudent;

  account for income and charges relating to the accounting period on the accruals basis;

  value separately the components of asset and liability items; and

  report comparative figures corresponding to those of the preceding accounting period.

The director is responsible for keeping proper accounting records. Such records should disclose with reasonable accuracy at any time, the financial position of the Company such as to enable him to ensure that the financial statements have been properly prepared in accordance with the Companies Act. He is also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

3

REPORT OF THE INDEPENDENT AUDITOR

TO THE MEMBERS OF NAOS HOLDING LIMITED

To the Director and Shareholders of

NAOS Holding LTD

Malta

Report on the Financial Statements

We have audited the accompanying financial statements of NAOS Holding LTD, which comprise the statements of financial position as at 31 December 2018, the statements of comprehensive income, changes in equity and cash flows for the period from 31 October 2017 to 31 December 2018, and a summary of significant accounting policies and other explanatory notes.

Audit Opinion

In our opinion, the financial statements give a true and fair view of the financial position of the Company as at 31 December 2018 and of its financial performance and cash flows for the period then ended in accordance with the International Financial Reporting Standards as adopted by the European Union (IFRS) and have been properly prepared in accordance with the Companies Act, Cap. 386 of the Laws of Malta.

Basis for Opinion

We conducted our audit in accordance with International Standards on Auditing (“ISAs”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report.

We are independent of the Company in accordance with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants (“IESBA Code”) together with the ethical requirements of the Accountancy Profession (Code of Ethics for Warrant Holders) Directive issued in terms of the Accountancy Profession Act, Cap. 281, that are relevant to our audit of the financial statements in Malta. We have fulfilled our other ethical responsibilities in accordance with the IESBA Code.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The director is responsible for the other information. The other information comprises only the Director’s Report. Our opinion on the financial statements does not cover this information.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

With respect to the Director’s Report, we also considered whether the Director’s Report includes the disclosures required by Article 177 of the Companies Act, Cap. 386 of the Laws of Malta.

Based on the work we have performed, in our opinion:

•	the information given in the Director’s Report for the financial year for which the financial statements are prepared is consistent with the financial statements; and
•	the Director’s Report has been prepared in accordance with the Maltese Companies Act, Cap.386.

In addition, in light of the knowledge and understanding of the Company and its environment obtained in the course of the audit, we are required to report if we have identified material misstatements in the Director’s Report and other information that we obtained prior to the date of this auditor’s report. We have nothing to report in this regard.

Director’s Responsibility for the Financial Statements

The director is responsible for the preparation of financial statements that give a true and fair view in accordance with IFRS as adopted by the European Union and the requirements of the Maltese Companies Act, Cap. 386, and for such internal control as he determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

4

REPORT OF THE INDEPENDENT AUDITOR

TO THE MEMBERS OF NAOS HOLDING LIMITED (cont.)

In preparing the financial statements, the director is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the director either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in their aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the director.
•	Conclude on the appropriateness of the director’s use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the company to cease to continue as a going concern.
•	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the director regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Report on Other Legal and Regulatory Requirements

The Companies Act, Cap. 386 of the Laws of Malta establishes that if the Company’s directors default in:

•	disclosing their remuneration; or
•	their duties related to retention of accounting records, preparation of financial statements and in safeguarding the auditor’s rights;

the auditor shall report the default in the audit report.

We have nothing to report to you in this regard.

Pitagora Revisione S.r.l.

Turin, Italy

April 15, 2019

/s/ Roberto Seymandi

Roberto Seymandi

Partner

5

NAOS HOLDING LIMITED

STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD FROM 31October 2017 TO 31 DECEMBER 2018

		2018

	Note	€

Turnover		153,842

Administrative Expenses		(13,195)

Other Operating Income		46,155

Profit before Taxation	4	186,802

Taxation	5	(53,845)
Profit for the Period		132,957
Other Comprehensive Income for the Period		—

Total Comprehensive Income for the Period		132,957

6

NAOS HOLDING LIMITED

STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2018

		2018

	Note	€
Non-Current Assets
Financial Assets	6	3,999
Current Assets
Debtors	7	89,162
Current Liabilities
Creditors	8	(56,204)
Net Current Assets		32,958
Total Assets less Current Liabilities		36,957

Capital and Reserves
Called Up Issued Share Capital	9	4,000
Profit and Loss Account		32,957
Shareholder's Funds		36,957

The Director approved the financial statements on pages 7 to 17 on 28 February 2019:

/s/ Michele Ciavarella

Michele Ciavarella

Director

7

NAOS HOLDING LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE PERIOD FROM 31 OCTOBER 2017 TO 31 DECEMBER 2018

	Ordinary	Profit	TOTAL
	Share	and Loss
	Capital	Account
	€	€	€

At 31 October 2017	—	—	—

Issue of Ordinary Share Capital	4,000	—	4,000

Total Comprehensive Income for the Period	—	132,957	132,957

Dividend Distributed	—	(100,000)	(100,000)
At 31 December 2018	4,000	32,957	36,957

8

NAOS HOLDING LIMITED

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM 31 OCTOBER 2017 TO 31 DECEMBER 2018

		2018

	Note	€
Cash Flows from Operating Activities:
Cash receipts from financial assets		—
Cash paid to suppliers		—
Net Cash Inflow from Operating Activities	10	—
Cash Flows from Investing Activities
Payments to acquire equity investments		(4,000)
Net Cash Outflow from Investing Activities		(4,000)
Cash Flows from Financing Activities
Proceeds from issue of share capital		4,000
Net Cash Inflow from Financing Activities		4,000

Net Increase in Cash and Cash Equivalents		—

Bank balances at beginning of period		—
Bank Balances at End of Period		—

9

NAOS HOLDING LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM 31 OCTOBER 2017 TO 31 DECEMBER 2018

1       Corporate Information

NAOS Holding Limited is a limited liability company incorporated and domiciled in Malta. Its registered address and principal activities are described in the Report of the Director. These financial statements were authorised for issue in accordance with a resolution of the director dated 28 February 2019.

2       Accounting Convention and Basis of Preparation

These financial statements have been prepared in accordance with the Accountancy Profession (General Accounting Principles for Small and Medium-sized Entities) Regulations, 2015 and the Schedule accompanying and forming an integral part of those Regulations ("GAPSME"), and have been properly prepared in accordance with the Companies Act, Cap. 386 of the Laws of Malta. These financial statements have been prepared under the historic cost convention as modified by the fair valuation convention where required by GAPS:ME. The presentation and functional currency is the Euro ('€'), being the currency that reflects the economic substance of the underlying events and circumstances relevant to the Company.

The Company adopted GAPSME for the accounting period commencing on 31 October 2017, being the date of incorporation of the Company.

These financial statements have been prepared on a going concern basis.

3       Significant Accounting Policies

The significant accounting policies adopted in the preparation of these financial statements are set out below. These accounting policies have been consistently applied by the Company throughout the period under review and are consistent with policies applied in previous years.

10

3       Significant Accounting Policies (cont.)

(b)	Revenue Recognition

Revenue is recognised when:

  the contract with a customer is identified;
  the performance obligations in the contract is identified;
  the transaction price is determined;
  the transaction price may be allocated to the performance obligations in the contract; and
  the Company fully satisfies the performance obligation.

In relation to dividend income, revenue is recognised when the Company's right to receive payment has been established, provided that it is probable that the economic benefits will flow to the Company and the amount of income can be measured reliably.

(c)	Taxation

Income tax on the profit or loss for the period comprises current and deferred tax. Income tax is recognised to profit or loss except to the extent that it relates to items recognised directly to equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the period, using tax rates enacted or substantially enacted at the reporting date.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the reporting date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(d)	Cash and Cash Equivalents

Cash and cash equivalents comprise cash and bank balances with a contractual maturity of three months or less.

(e)	Trade and Other Receivables

Trade and other short-term receivables are stated at their cost less specific impairment losses.

(f)	Trade and Other Payables

Trade and other payables are stated at cost.

11

3       Significant Accounting Policies (cont.)

(g)	Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the balance sheet date, as well as the income and expenses for the period under review. These estimates are reviewed periodically, and if adjustments become necessary, they are reported in the periods in which they become known.

The accounting estimates, assumptions and judgements made in preparing these financial statements are not of such difficulty, subjectivity and complexity as to require their disclosure as critical in accordance with International Accounting Standard 1 "Presentation of Financial Statements".

(h)	Investments in Subsidiaries

In the individual financial statements of the Company, investments in subsidiaries are carried at cost less specific impairment losses.

(i)	Impairment

The carrying amount of the Company's assets is reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, the assets' recoverable amount is estimated. An impairment loss is recognised whenever the present carrying amount of an asset exceeds its recoverable amount. Impairment losses are recognised to profit or loss.

When a decline in the fair value of an asset has been previously recognised in equity and there is objective evidence that the asset is impaired, the cumulative loss that has been recognised in equity is transferred to profit or loss.

An impairment loss is reversed if there is objective evidence that the recoverable amount has recovered the value previously assessed as impaired. The impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of depreciation, if no impairment loss had been originally recognised.

4	Profit before Taxation

d)	The profit before taxation is stated after charging auditor's remuneration amounting to €1,000.

e)	The Company employed no employees during the period under review.

12

5       Taxation

d)	The taxation charge for the period comprised:

2018

€

Current taxation	53,845
Deferred taxation	—
53,845

e)	There were no temporary differences at the reporting date from which a deferred tax balance could arise.

f)	The tax expense for the period is reconciled to the results as per financial statements as follows:

		2018

	%	€

Profit as per financial statements		186,802
Tax charge as the applicable effective tax rate	35	65,381
Tax effect of non-deductible expenses		4,618
Tax effect of non-chargeable income		(16,154)
Tax expense for the period		53,845

6       Financial Assets

At the reporting date, the Company held the following equity interests in unlisted undertakings:

	Country of Incorporation	Interest	Cost
			2018
		%	€

Virtual Generation Limited C66059	Malta	99.9	3,999

 13

7       Debtors

a)	Debtors comprise:

2018

€

Related party balances	89,162

b)	The balances with related parties are unsecured and free on interest.

8       Creditors

c)	Creditors comprise:

2018

€

Accrued expenses	2,360
Advances by shareholder	53,844
56,204

d)	The advances by the shareholder are unsecured and free of interest.

9       Called Up Issued Share Capital

2018

€
Authorised Share Capital
4,000 Ordinary Shares of €1 each	4,000
Issued and Fully Paid-up
4,000 Ordinary Shares of €1 each	4,000

In accordance with the Company's memorandum and articles of association, each ordinary share gives the right to one voting right, participates equally in profits distributed by the Company and carries equal rights upon the distribution of assets by the Company in the event of a winding up.

During the year, the Company distributed dividends amounting to €25.00 per ordinary share in issue and ranking for dividend.

14

10       Net Cash Inflow from Operating Activities

The net cash inflow from operating activities is reconciled to the profit before taxation as follows:

2018

€

Profit before taxation	186,802
Add back/ (Deduct):
Non-cash income	(199,997)
Change in creditors	13,195
Net cash inflow from operating activities	—

11       Related Parties

Related parties in these financial statements

The following table summarizes the related parties referred to in these financial statements:

Name Nature of relationship

Newgioco Group Inc Shareholder

Virtual Generation Limited Investee companies

Transactions and balances with related parties

During the year under review, there were no related party transactions other than the subscription to share capital and the receipt and distribution of dividends. The shareholder moreover transferred his existing equity and debt investment in these companies to the company on a credit basis. Outstanding balances with related parties at year-end are as stated in notes 7 and 8 to these financial statements.

Controlling party

The Company is a wholly-owned subsidiary of Newgioco Group Inc, a company registered in the State of Delaware, USA with registration number 2938006. The parent company prepares consolidated financial statements.

12       Financial Instruments

Financial assets of the Company comprise equity investments and other receivable balances. Financial liabilities of the Company comprise other payables. The accounting policies for these assets and liabilities are set out in note 3 to these financial statements, and these policies are directed towards the establishment of fair values for these assets and liabilities.

g)	Interest Rate Risk

The Company is not exposed to any interest-accruing assets or liabilities.

15

12       Financial Instruments (cont.)

h)	Fair Value

The fair values of financial instruments of the Company are not materially different from their carrying amounts. The Company assesses the fair value of its financial instruments by reference to non-complex valuation methods based on cost and income factors and using observable inputs (IFRS 13 level 2 hierarchy). Given that the financial instruments held by the Company have a short maturity date, are not of a complex nature and are similar to many other financial instruments in prevalent economic use, the risk that fair valuation methods used by the Company may affect its reported financial performance is low.

i)	Credit Risk

The Company does not hold any significant financial assets subject to high credit risk.

j)	Foreign Exchange Risk

The Company does not hold any significant financial assets in any currency other than the functional currency.

k)	Liquidity Risk

The Company is funded entirely by equity funding. The Company is not subject to any supplementary externally imposed capital management requirements.

l)	Market Risk

The Company is inherently exposed to all the macro-economic, legal and social factors that affect the industry in which it carries out its business. The sensitivity to such factors is assessed as average by management, as compared to competitors in the same industry. The Company does not possess any financial assets or liabilities which are specifically exposed to a high level of market risk profile.

16

NAOS HOLDING LIMITED

SCHEDULE TO THE STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD FROM 31 OCTOBER 2017 TO 31 DECEMBER 2018

Schedule

Administrative Expenses & Other Operating Income

I

This schedule does not form part of the audited financial statements set out on pages 7 to 17.

17

Schedule I

NAOS HOLDING LIMITED

ADMINISTRATIVE EXPENSES & OTHER OPERATING INCOME

FOR THE PERIOD FROM 31 OCTOBER 2017 TO 31 DECEMBER 2018

2018

€

Professional fees	12,735
Registration fees	460
Administrative expenses	13,195
Dividend-related income	46,155
Other operating income	46,155

18

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 30, 2019 (the “Effective Date”), Newgioco Group, Inc. (“Newgioco”) completed its acquisition of Virtual Generation Ltd. (“VG”), a developer of virtual gaming software, together with Naos Holding Limited, a private holding company (“Naos”) (the “Acquisition”). As a result of the completion of the Acquisition, VG and Naos have become an indirect and direct wholly-owned subsidiary of Newgioco, respectively, and the results of VG and Naos have been included in the consolidated results of Newgioco since January 30, 2019.

Newgioco acquired 100% of the outstanding stock of Naos and VG for €4 million (approximately $4.5 million) in a combination of cash and stock to be paid in immediately available funds of €108,000 and €89,000 in shares of common stock on the Closing Date plus a promissory note to pay 23 equal consecutive monthly instalments in cash of €104,000 each and 17 equal consecutive monthly instalments of €83,000 converted to U.S. dollars in shares of common stock as determined by the average of the closing price of such shares on the last ten (10) trading days immediately preceding the payment date commencing March 1, 2019, with an additional earn-out payment of €500,000 (approximately $560,000) to be paid in shares of common stock of Newgioco contingent on a 5% increase in the number of bets made through the VG platform in 2019 compared to 2018.

The business combination was accounted for using the acquisition method of accounting, which requires an acquiror to recognize assets acquired and liabilities assumed at the acquisition date fair value. The estimated fair value of assets acquired and liabilities assumed is preliminary and differences between the preliminary and final estimated fair value could be material. Newgioco preliminarily allocated the purchase price to the acquired assets and liabilities based on their estimated fair values at the acquisition date as summarized in the accompanying notes to the unaudited pro forma condensed combined financial information.

VG and Naos report under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board (“IASB”). Management has determined that there are no quantitative differences between IFRS and generally accepted accounting principles in the United States of America (“US GAAP”) that are applicable to VG for the period presented.

The unaudited pro forma condensed combined balance sheet is based on the historical condensed consolidated balance sheet of Newgioco and the historical condensed accounting records of Naos and VG as of December 31, 2018 and has been prepared to reflect the Acquisition as if it had been consummated on January 1, 2018. The balance sheet information for Naos and VG has been derived, without material modification, from both Naos and VG’s historical accounting records and converted from Euros into US dollars ("USD" or "$") at the rate of 1.1444 to the Euro.

The unaudited pro forma condensed combined statement of operations is based on the historical condensed consolidated results of Newgioco and the historical condensed accounting records of Naos and VG for the twelve months ended December 31, 2018 and has been prepared as if the Acquisition had been completed on January 1, 2018. The historical results of Naos and VG have been derived, without material modification, from both Naos and VG’s statement of operations for the year ended December 31, 2018 and has been converted from Euros into US dollars using the average exchange rate for the twelve months ended December 31, 2018 at the rate of 1.1809 to the Euro.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions which are preliminary and has been made solely for purposes of developing such pro forma information. In connection with the plan to integrate the operations of Newgioco, Naos and VG, Newgioco anticipates that non-recurring charges will be incurred. Newgioco is not able to determine the timing, nature and amount of these charges as of the date of this current report. However, these charges could affect the combined results of operations of Newgioco, Naos and VG in the period in which they are recorded. The unaudited pro forma condensed combined financial information does not include the effects of the costs associated with any integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial information was prepared. In addition, the pro forma condensed combined financial statements do not include any potential operating efficiencies or cost savings from expected synergies of combining the companies.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what the combined Newgioco’s financial condition or results of operations would have been had the Acquisition occurred on the date indicated or that may be achieved in the future. They also may not be useful in predicting the future financial condition and results of operations of Newgioco on a combined basis. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read in conjunction with:

●	the accompanying notes to this unaudited pro forma condensed combined financial information;

●	the historical consolidated financial statements of Newgioco included in Newgioco’s annual report on Form 10-K for the year ended December 31, 2018, filed with the SEC;

●	the historical financial statements of VG for the year ended December 31, 2018, included herein; and

●	the historical financial statements of Naos for the year ended December 31, 2018, included herein.

All intercompany balances and profits or losses from transactions between Newgioco and VG and Naos have been eliminated in this pro forma condensed combined financial information.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2018

UNAUDITED

	Newgioco Group, Inc.	Virtual Generation Limited	Naos Holding Limited	Pro Forma Adjustments	Notes	Pro Forma Combined
Current Assets
Cash and cash equivalents	$6,289,903	$95,201	$—	$—		$6,385,104
Accounts receivable	10,082	129,832		(69,423) (5,581)	(a) (b)	64,910
Gaming accounts receivable	1,021,052					1,021,052
Prepaid expenses	124,712	10,984				135,696
Related party receivable	49,914	102,036				151,950
Other current assets	55,700	6,343				62,043
Total Current Assets	7,551,363	242,360	102,036	(75,004)		7,820,755

Non-current Assets
Restricted cash	1,560,539					1,560,539
Property, plant and equipment	354,799	43,599				398,398
Intangible assets	12,583,457			4,300,000	(c)	16,883,457
Goodwill	262,552			10,617	(d)	273,169
Investment in non-consolidated entities	275,000		4,576	(4,576)	(e)	275,000
Total Non-current Assets	15,036,347	43,599	4,576	4,306,041		19,390,563

Total Assets	$22,587,710	$285,959	$106,612	$4,231,037		$27,211,317

Current Liabilities
Line of credit – bank	$750,000	$—	$—	$—		$750,000
Accounts payable and accrued liabilities	4,603,608	28,320	2,701	(69,423) (5,581)	(a) (b)	4,559,625
Gaming accounts balances	1,049,423					1,049,423
Taxes payable	1,056,430	23,352				1,079,782
Advances from stockholders	39,237	4,463	61,618			105,318
Debentures, net of discount	3,942,523					3,942,523
Promissory notes payable – related party	318,078					318,078
Bank loan payable – current portion	120,920					120,920
Total Current Liabilities	11,880,219	56,135	64,319	(75,004)		11,925,670

Bank loan payable	225,131					225,131
Other long-term liabilities	608,728	102,036				710,764

Total Liabilities	12,714,078	158,171	64,319	(75,004)		12,861,564

Stockholders' Equity

Preferred stock, $0.0001 par value; 20,000,000 shares authorized, none issued	—					—
Common Stock, $0.0001 par value, 160,000,000 shares authorized; 75,540,298 and 74,143,590 shares issued and outstanding as of December 31, 2018 and 2017	7,555	4,578	4,578	(9,154)	(f)	7,556
Additional paid-in capital	23,956,309	123,210	37,715	4,315,195	(g)	28,432,429
Accumulated other comprehensive income	(1,081,338)					(1,081,338)
Accumulated deficit	(13,008,894)					(13,008,894)
Total Stockholders' Equity	9,873,632	127,788	42,293	4,306,041		14,349,753

Total Liabilities and Stockholders’ Equity	$22,587,710	$285,959	$106,612	$4,231,037		$27,211,317

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in US$, except per share data)

YEAR ENDED DECEMBER 31, 2018

UNAUDITED

	Newgioco Group, Inc.	Virtual Generation Limited	Naos Holding Limited	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenue	$34,575,097	$729,782	$236,168	$(589,522)	(h)	$34,951,524

Costs and Expenses
Selling expenses	24,142,110	506,184		(411,635)	(i)	24,236,659
General and administrative expenses	10,005,713	154,750	15,581			10,176,045
Total Costs and Expenses	34,147,823	660,934	15,581	(411,635)		34,412,704

Income (Loss) from Operations	427,274	68,848	220,586	(177,888)		538,820

Other Expenses (Income)

Interest expense, net of interest income	2,614,837					2,614,837
Imputed interest on related party advances	761					761
Gain on litigation settlement	(516,120)					(516,120)
Loss on issuance of debt	196,403					196,403
Other Expense	75,000					75,000
Total Other Expenses (Income)	2,370,881	—	—	—		2,370,881

(Loss) Income Before Income Taxes	(1,943,607)	68,848	220,586	(177,888)		(1,832,061)
Income tax provision	1,102,701	24,097	63,583			1,190,381

Net (Loss) Income	(3,046,308)	44,751	157,003	(177,888)		(3,022,441)

Other Comprehensive Loss
Foreign currency translation adjustment	(831,011)					(831,011)
Comprehensive (Loss) Income	$(3,877,319)	$44,751	$157,003	$(177,888)		$(3,853,452)

Loss per common share – basic and diluted	$(0.04)					$(0.04)

Weighted average number of common shares outstanding – basic and diluted	75,887,946					75,887,946

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Acquisition and Basis of Presentation

Newgioco acquired 100% of the outstanding stock of Naos and VG for €4 million (approximately $4.5 million) in a combination of cash and stock to be paid in immediately available funds of €108,000 and €89,000 in shares of common stock on the Closing Date plus a promissory note to pay 23 equal consecutive monthly instalments in cash of €104,000 each and 17 equal consecutive monthly instalments of €83,000 converted to U.S. dollars in shares of common stock as determined by the average of the closing price of such shares on the last ten (10) trading days immediately preceding the payment date commencing March 1, 2019, with an additional earn-out payment of €500,000 (approximately $560,000) to be paid in shares of common stock of the Company contingent on a 5% increase in the number of bets made through the VG platform in 2019 compared to 2018.

The business combination was accounted for using the acquisition method of accounting, which requires an acquiror to recognize assets acquired and liabilities assumed at the acquisition date fair value. The estimated fair value of assets acquired, and liabilities assumed is preliminary and differences between the preliminary and final estimated fair value could be material.

Naos and VG report under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board (“IASB”) and are presented in Euros. Accordingly, amounts for Virtual Generation and Naos are translated to U.S. dollars. Management has determined that there are no quantitative differences between IFRS and generally accepted accounting principles in the United States of America (“US GAAP”) that are applicable to VG for the period presented.

The unaudited pro forma condensed combined balance sheet is based on the historical condensed consolidated balance sheet of Newgioco and the historical condensed accounting records of Naos and VG as of December 31, 2018 and has been prepared to reflect the Acquisition as if it had been consummated on January 1, 2018. The balance sheet information for Naos and VG has been derived, without material modification, from both Naos and VG’s historical accounting records and converted from Euros into US dollars ("USD" or "$") at the rate of 1.1444 to the Euro.

The unaudited pro forma condensed combined statement of operations is based on the historical condensed consolidated results of Newgioco and the historical condensed accounting records of Naos and VG for the twelve months ended December 31, 2018 and has been prepared as if the Acquisition had been completed on January 1, 2018. The historical results of Naos and VG have been derived, without material modification, from both Naos and VG’s statement of operations for the year ended December 31, 2018 and has been converted from Euros into US dollars using the average exchange rate for the twelve months ended December 31, 2018 at the rate of 1.1809 to the Euro.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions which are preliminary and has been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial information is not necessarily an indication of the results that would have been achieved had the acquisition been consummated as of the dates indicated or that may be achieved in the future.

2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements for the fiscal year ended December 31, 2018 are presented as if the Acquisition had occurred on January 1, 2018, the first day of that fiscal year. The pro forma adjustments give effect to the events that are directly attributable to the transaction and are expected to have a continuing impact on the financial results of the combined company. The pro forma adjustments are based on available information and certain assumptions that Newgioco believes are reasonable.

The pro forma adjustments included in the unaudited pro forma combined statements of income are as follows:

(a)	To eliminate trade accounts receivable and payable between VG and Ulisse GmbH;

(b)	To eliminate trade accounts receivable and payable between Odissea GmbH and VG;

(c)	To record the fair value of VG's internally developed technologies;

(d)	To record VG's goodwill acquired;

(e)	To eliminate intercompany investment between Naos and VG;

(f)	To eliminate VG's and Naos’ historical stockholders' equity;

(g)	Reflects the allocation of the purchase price of approximately $4,500,000 to the fair value of the assets acquired. The allocation of the purchase price is preliminary and therefore subject to change. The allocation of the purchase price to the fair value of the assets acquired is as follows:
	Total Purchase Price	$4,500,000
	Less: Net assets acquired	(189,383)
	Intangible assets	(4,300,000)
	Goodwill	$10,617
(h)	To eliminate revenue on sales between VG and Newgioco; and

(i)	To eliminate cost of sales between VG and Newgioco

Newgioco Group, Inc.

Units Consisting of Shares of Common Stock and Warrants

——————————

Sole Book-Running Manager
The Benchmark Company

            , 2019

Through and including              , 2019 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Newgioco Group, Inc. (the “Registrant”) in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant. All amounts are estimates except the SEC registration, the Financial Industry Regulatory Authority (“FINRA”) and The Nasdaq Capital Market filing fees.

Amount
SEC registration fee	$1,515
Nasdaq Capital Market filing fee and listing fee	50,000
FINRA filing fee	2,375
Printing and engraving expenses	5,000
Legal fees and expenses	350,000
Accounting fees and expenses	50,000
Transfer agent and registrar fees and expenses	10,000
Non-Accountable expense allowance	81,110
Total	$650,000

_________________

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition may be paid by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with certain of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed under the heading “Legal Proceedings” in the “Business” section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and certain officers of the Registrant by the underwriters against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

The following information sets forth certain information with respect to all securities that we have sold during the last three years. We did not pay any commissions in connection with any of these sales.

On September 4, 2019, we issued (i) 1,000,000 shares of common stock to Michele Ciavarella in exchange for $500,000 of accrued salary owed to him (ii) 121,570 shares of common stock to Gold Street Capital Corp in exchange for $48,508 of accounts payable owed to it, and (iii) 1,143,652 shares of common stock to Braydon Capital Corp in exchange for debt and accrued interest thereon of $457,460.77.

During the six months ended June 30, 2019, we issued 1,245,070 shares of common stock to the vendors of Virtual Generation limited pursuant to the terms of a Securities Purchase Agreement as disclosed in Note 4 to the financial statements.

During the six months ended June 30, 2019, we issued an aggregate of 694,801 shares of common stock upon the conversion of convertible debentures into equity. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereunder as a transaction not involving a public offering as the issuance was made to existing holders, there was no additional consideration paid for the common stock and no commission or remuneration was paid.

On April 22, 2019, we issued an aggregate of 89,857 shares of common stock to certain convertible debenture holders as an incentive for them to transfer the convertible debentures to another investor.

On January 30, 2019, we issued to the former stockholders of Virtual Generation Limited and Naos Holding notes in the aggregate principal amount of €2,392,000.

On May 31, 2018 and June 18, 2018, we closed a private placement offering (the “May 31, 2018 Private Placement”) and entered into Subscription Agreements (the “Agreements”) with a group of 130 unaffiliated accredited investors (the “Investors”). We offered Subscription Agreements in both US and Canadian dollar denomination. Each Unit sold to US Investors was sold at a per unit price of $1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of $1,000 (the “U.S. Debentures”), (ii) 208 shares of our common stock and (iii) 1082.25 warrants to purchase shares of our common stock (the “U.S. Warrants”). Each Unit sold to Canadian Investors was sold at a per unit price of CDN$1,000 and was comprised of (i) a 10% convertible debenture in the principal amount of CDN$1,000 (the “Canadian Debentures” and together with the U.S. Debentures, the “May Debentures”), (ii) 160 shares of our common stock and (iii) Warrants to purchase 832.5 shares of our common stock (the “Canadian Warrants” and together with the U.S. Warrants, the “May Warrants”). The Investors in the May 31, 2018 Private Placement purchased a total 4,218 U.S. units and we issued US Debentures in the principal amount of $4,218,000 and 4,809.5 Canadian units and we issued Canadian Debentures in the principal amount of CDN$4,809,500 (approximately $3,739,200), and the Investors received 8,627,546 Warrants to purchase shares of common stock and 1,447,744 shares of common stock.

The May Warrants are exercisable at an exercise price of $0.50 per share and expire two years after the issuance date. The May Warrants are subject to adjustment provisions contained in the May Warrant for stock split and stock dividends and other similar transactions, and exercise of the May Warrants may be accelerated by us if the closing price of our common stock exceeds 200% of the exercise price for a period of 20 trading days in a 30 day period at any time up to the expiration date of the Warrant

To facilitate the transaction, we paid finders fees equal to 5% of the gross proceeds in cash plus broker warrants to purchase 5% of the number of Warrants sold to Investors in the May 31, 2018 Private Placement. The broker warrants had like terms as the Warrants issued to Investors in the May 31, 2018 Private Placement.

In May 2018, we issued 4,735,600 shares of common stock were issued to the sellers of Ulisse based on the purchase price adjustment per the securities purchase agreement that we entered into in 2016.

In May 2018, we issued 201,088 shares of common stock upon the cashless exercise of a warrant. The issuance of common stock in the conversion was exempt from registration under the Securities Act by virtue of the exemption provided under Section 3(a)(9) thereof as the common stock was exchanged by us with our existing security holder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On May 11, 2018, we issued debentures units to certain Investors (the “May 11, 2018 Private Placement”). The investors in the May 11, 2018 Private Placement purchased an aggregate principal amount of CDN$131,000 (approximately $102,000) debentures and received 32,750 warrants to purchase shares of common stock and 20,960 shares of common stock.

On April 23, 2018, we re-issued debenture units that were first issued to certain Investors between January 24, 2017 and January 31, 2018 in order to simplify the various debentures into a single series with the same terms as new convertible debenture units issued on February 26, 2018 (the “April 19, 2018 Debentures”). The investors in the April 19, 2018 debentures received an aggregate principal amount of CDN$1,436,000 (approximately $1,118,600) debentures and received 359,000 warrants to purchase shares of common stock and 229,760 shares of common stock.

In April 2018, we issued debentures units to certain investors (the “April 2018 Private Placement”). The investors in the April 2018 Private Placement purchased an aggregate principal amount of CDN$135,000 (approximately $105,200) debentures and received 33,750 warrants to purchase shares of common stock and 21,600 shares of common stock.

On February 26, 2018, we issued debentures units to certain accredited investors (the “February 2018 Private Placement”). Each debenture unit was comprised of (i) a note in the principal amount of CDN$1,000 bearing interest at a rate of 10% per annum, with a maturity date of two years from the date of issuance, (ii) warrants to purchase up to 250 shares of the Company’s common stock at an exercise price equal to the lessor of $0.625 or 125% of the proposed initial Canadian public offering price per warrant, expiring on February 25, 2020, and (iii) 160 shares of restricted common stock. The investors in the February 2018 Private Placement purchased an aggregate principal amount of CDN$670,000 (approximately $521,900) debentures and received warrants to purchase up to 167,500 shares of the Company’s common stock and 111,000 shares of common stock. As a result of the lower debenture conversion price and the warrant exercise price of the May 31, 2018 Private Placement described below, the whole or any part of the principal amount of the February 2018 Private Placement debentures plus any accrued and unpaid interest may be converted into shares of our common stock at a price equal to $0.40 per share and the warrants can be exercised at a price equal to $0.50 per share. In addition, we paid finders fees equal to 5% of the gross proceeds in cash plus 5% in broker warrants with like terms as the Warrants issued to investors in the February 2018 Private Placement.

On December 19, 2017, we issued an aggregate of 50,000 shares of common stock at 100% of the market price of $0.26 per share as payment towards fees due to Worldwide Financial Marketing, Inc. to provide investor and financial public relations to us.

On September 1, 2017, we issued an aggregate of 25,000 shares of common stock at 100% of the market price of $0.70 per share to retain Worldwide Financial Marketing, Inc. to provide investor and financial public relations to us.

On May 1, 2017, in connection with the appointment of the new directors, we issued 20,000 shares of restricted common stock (restricted stock award) to each of the new directors.

On November 15, 2016, we issued an aggregate of 2,025,100 shares of common stock at 100% of the market price of $0.15 per share as follows:

●	1,785,100 shares issued to Gold Street Capital Corp. for the payment of debt equal to $267,756;

●	200,000 issued to Julia Lesnykh for the payment of debt equal to $30,000;

●	40,000 issued to Andrei Sheptikita for the payment of debt equal to $6,000

In addition, we issued an aggregate of 4,500,000 shares of common stock 2016 at 100% of the market price of $0.15 per share as a performance based restricted stock award that was contingent upon the closing of the July 1, 2016 acquisitions for services performed by key management related to business development since the acquisition Multigioco Srl. We granted the shares as follows:

●	1,500,000 shares issued to Gold Street Capital Corp., a related party;

●	1,500,000 shares issued to Alessandro Marcelli, a former director of the Company;

●	1,500,000 shares issued to Beniamino Gianfelici, a former director of the Company

The restricted stock award was granted in lieu of a formalized equity incentive plan on the closing date of the July 1, 2016 acquisitions. A stock-based compensation expense was recorded in the year ended December 31, 2016.

Also, on December 31, 2016, 56,000 shares of our common stock were issued to Gold Street Capital Corp. at 100% of the market price of $0.41 per share for the payment of debt equal to $22,433.

On July 1, 2016, we issued 1,665,600 shares of common stock to the owners of Ulisse in consideration for 100% of the issued and outstanding shares of Ulisse. These were subsequently repurchased by us.

On July 1, 2016, we issued 4,836,200 shares of common stock to the owners of Odissea in consideration for 100% of the issued and outstanding shares of Odissea.

On June 6, 2016, we issued an aggregate of 40,000 shares of common stock to Julia Lesnykh and Andrei Sheptikita (20,000 shares each) for services provided to us.

Except as otherwise stated, the offers, sales and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Certificate of Incorporation dated September 18, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on October 3, 2018)
3.2	Bylaws 2017 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on October 22, 2002)
4.1	Form of Subscription Agreement (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on February 27, 2018)
4.2	Form of Subscription Agreement between the Company and the Investors (United States Dollar) (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on June 1, 2018)
4.3	Form of Subscription Agreement between the Company and the Investors (Canadian Dollar) that includes the Form of Debenture and Form of Common Share Purchase Warrant Certificate (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on June 1, 2018)
4.4	Form of Promissory Note, dated January 30, 2019, in the principal amount of €2,392,000 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on February 4, 2019)
4.5	Form of Common Stock Certificate**
4.6	2018 Equity Incentive Plan (Incorporated by reference to the Registrant’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on August 22, 2018)
4.7	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Option Exercise (Incorporated by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-232531, filed with the Securities and Exchange Commission on July 3, 2019)
4.8	Form of RSU Grant Notice and RSU Award Agreement ((Incorporated by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-232531, filed with the Securities and Exchange Commission on July 3, 2019)
4.9	Form of Restricted Stock Award Stock Notice and Restricted Stock Agreement ((Incorporated by reference to the Registrant’s Registration Statement on Form S-8, File No. 333-232531, filed with the Securities and Exchange Commission on July 3, 2019)
4.10	Form of Common Stock Warrant**
4.11	Form of Representative’s Warrant**
5.1	Opinion of Gracin & Marlow, LLP**
10.1	Form of Securities Purchase Agreement (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on March 2, 2016)
10.2	Form of Note (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on March 2, 2016)
10.3	Form of Securities Purchase Agreement (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on March 2, 2016)
10.4	Form of Securities Purchase Agreement (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on March 2, 2016)

10.5	Form of Share Exchange Agreement (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on August 25, 2016)
10.6	Form of Debenture (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on January 30, 2017)
10.7	Form of Debenture (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on March 29, 2017)
10.8 10.9†

Form of Debenture (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on June 8, 2017)

Employment Agreement between the Registrant and Elizabeth MacLean dated November 30, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on December 3, 2018)

10.10†	Employment Agreement between the Company and Michele Ciavarella dated December 31, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on January 2, 2019)
10.11	Share Purchase Agreement, dated January 17, 2019, by and among Newgioco, Inc. and the stockholders of Virtual Generation Limited and Naos Holding Limited party thereto (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on January 22, 2019)
10.12	Consulting Agreement entered into with Mark Korb (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on July 3, 2019)
10.13†	Amendment dated as of July 5, 2019 to Employment Agreement between the Company and Michele Ciavarella dated December 31, 2018 (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on July 8, 2019)
10.14† 10.15 10.16 10.17

Form of Indemnification Agreement with Directors and Officer*

Exchange Agreement, dated September 4, 2019, by and between Newgioco Group. Inc. and Michele Ciavarella (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on September 5, 2019).

 Exchange Agreement, dated September 4, 2019, by and between Newgioco Group. Inc. and Gold Street Capital Corp. (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on September 5, 2019).

 Exchange Agreement, dated September 4, 2019, by and between Newgioco Group. Inc. and Braydon

Capital Corp. (Incorporated by reference to the Registrant’s Form 8-K, File No. 000-50045, filed with the Securities and Exchange Commission on September 5, 2019).

21.1	List of Subsidiaries (Incorporated by reference to the Registrant’s Form 10-K for the fiscal year ended December 31, 2018, File No. 000-50045, filed with the Securities and Exchange Commission on March 8, 2019)
23.1	Consent of Pitagora Revisione S.r.l. (Newgioco Group, Inc. financial statements)*
23.2 23.3 23.4

Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1)**

Consent of Pitagora Revisione S.r.l (Virtual Generation Limited financial statements)*

Consent of Pitagora Revisione S.r.l (Naos Holding Limited financial statements)*

24.1	Power of Attorney (Included on the signature page of the initial registration statement)*

_______________________

* Filed herewith.

** To be filed by amendment.

†	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby further undertakes that:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)             Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(d) The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Registration Statement on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Toronto, Ontario, Canada, September 13, 2019.

NEWGIOCO GROUP, INC.

By:	/s/ Michele Ciavarella
Name:	Michele Ciavarella
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michele Ciavarella and Mark Korb, and each of them, individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Michele Ciavarella	Chief Executive Officer and Chairman of the Board of Directors	September 13, 2019
Michele Ciavarella	(Principal Executive Officer)

/s/ Mark Korb Mark Korb	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 13, 2019

/s/ Luca Pasquini	Chief Technology Officer and Director	September 13, 2019
Luca Pasquini
/s/ Clive Kabatznik	Director	September 13, 2019
Clive Kabatznik

/s/ Paul Sallwasser	Director	September 13, 2019
Paul Sallwasser

/s/ Steven A. Shallcross	Director	September 13, 2019
Steven A. Shallcross

/s/ Richard Q.M. Cooper	Director	September 13, 2019
Richard Q.M. Cooper